Exhibit 2.2

EXECUTION COPY

MASCOMA CORPORATION

MASCOMA SUB I, INC.

CELSYS BIOFUELS, INC.

AGREEMENT AND PLAN OF MERGER

Dated as of October 26, 2007

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		20

5.1	Organization, Qualification, Standing and Power; Subsidiaries	20
5.2	Parent Capitalization	21
5.3	Authority Relative to this Agreement	21
5.4	Validity of Parent Merger Shares	22
5.5	Governmental Consents and Filings	22
5.6	Financial Statements	22
5.8	Compliance with Laws and Other Instruments; Non-Contravention	23
5.9	Disclosure	23

ARTICLE VI ADDITIONAL AGREEMENTS		23

6.1	Amendment to Stockholders Agreement	23
6.2	Legal Conditions to the Merger	23
6.3	Employee Benefits	24
6.4	Expenses	24
6.5	Additional Agreements	24
6.6	Public Announcements	24
6.7	Confidentiality	25
6.8	Continuity of Business Enterprise	25
6.9	Tax Free Merger	25
6.10	Celsys Net Working Capital	25
6.11	Sponsored Research Agreement	25

ARTICLE VII CLOSING DELIVERABLES		26

7.1	Conditions to Each Party’s Obligation to Effect the Merger	26

ARTICLE VIII INDEMNIFICATION		27

8.1	Indemnification Relating to Agreement	27
8.2	Third Party Claims	28
8.3	Tax Contests	29
8.4	Limitations	29
8.5	Binding Effect	30
8.6	Time Limit	30
8.7	Sole Remedy	30
8.8	Distribution of Escrow Account	30

ARTICLE IX MISCELLANEOUS		31

9.1	Entire Agreement	31
9.3	Governing Law; Consent to Jurisdiction	31
9.4	Notices	32
9.5	Severability	33
9.6	Survival of Representations and Warranties	33
9.7	Assignment	33
9.8	Counterparts	33
9.9	Amendment	33
9.10	Interpretation	33

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9.11	Knowledge	33
9.12	Transfer, Sales, Documentary, Stamp and Other Similar Taxes	33

EXHIBITS

EXHIBIT 1.1(A) — Certificate of Merger

EXHIBIT 1.1(B) — Articles of Merger

EXHIBIT 2.2(A) — Escrow Agreement

EXHIBIT 2.2(B) — Escrow Shares

EXHIBIT 2.3 — Form of Surrender Certificate

Exhibit 5.2(B) — Parent Second Amended and Restated Certificate of Incorporation

EXHIBIT 6.1 — Amendment to Stockholders Agreement

EXHIBIT 7.1(C) — Ladisch Employment Agreement

EXHIBIT 7.1(E) — Purdue License Agreement

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2007 (this “Agreement”) by and among Mascoma Corporation, a Delaware corporation (“Parent”); MASCOMA SUB I, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); CELSYS BIOFUELS, INC., an Indiana corporation (“Celsys”); and the undersigned stockholders of Celsys (the “Stockholders”).

Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub, Celsys and the Stockholders agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. In accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the Indiana Business Corporation Law (the “IBCL”), Merger Sub will be merged with and into Celsys (the “Merger”). Contemporaneously with the Closing (as defined in Section 1.3), (a) a Certificate of Merger and any other required documents, substantially in the form attached as EXHIBIT 1.1(A), will be duly prepared, executed and acknowledged by Celsys and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the DGCL (the “Delaware Merger Documents”), and (b) Articles of Merger and any other required documents, substantially in the form attached as EXHIBIT 1.1(B), will be duly prepared, executed and acknowledged by Celsys and Merger Sub and thereafter delivered to the Secretary of State of the State of Indiana for filing in accordance with the IBCL (the “Indiana Merger Documents,” and together with the Delaware Merger Documents, the “Merger Documents”). The Merger will become effective at the later of (y) such time as the Delaware Merger Documents have been filed with the Secretary of State of Delaware, or (z) such time as the Indiana Merger Documents have been filed with, and accepted by, the Secretary of State of the State of Indiana (the “Effective Time”). Following the Merger, Celsys will continue as the surviving corporation of the Merger (the “Surviving Corporation”) under the laws of the State of Indiana, and the separate corporate existence of Merger Sub will cease.

1.2 Effects of the Merger. At and after the Effective Time, (i) the Merger will have all of the effects provided by the Merger Documents and applicable law; (ii) the Articles of Incorporation of Celsys will be will be the Articles of Incorporation of the Surviving Corporation unless and until duly amended; (iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation unless and until duly amended; (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation; (v) the officers of Parent or persons nominated by Parent will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation; and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the date hereof at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 (the “Closing Date”), or at such other place as the parties select mutually. Concurrently with the Closing, the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents in the manner described in Section 1.1. The Closing will be deemed to have concluded at the Effective Time.

ARTICLE II

CONVERSION AND EXCHANGE OF SHARES

2.1 Conversion of Shares of Celsvs Common Stock.

(a) At the Effective Time, each share of common stock, no par value, of Celsys (“Celsvs Common Stock”) issued and outstanding immediately prior to the Effective Time (including any and all rights, warrants or options to acquire Celsys Common Stock, convertible preferred stock and securities convertible into Celsys Common Stock that are outstanding and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 3.2 of the Celsys Disclosure Schedule (as defined below)) which will be converted into Celsys Common Stock immediately prior to the Effective Time (the “Celsvs Converted Securities”) and excluding any Celsys Common Stock held by Parent or Merger Sub, or by Celsys, which shares (the “Excluded Shares”) will be automatically canceled in the Merger without payment of any consideration therefor), will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into:

(i) a number of validly issued, fully paid and nonassessable shares of Series B 1 Preferred Stock, $0.001 par value per share, of Parent (“Parent Series B 1 Preferred Stock”) equal to the Conversion Ratio. The “Conversion Ratio” means the quotient obtained by dividing (x) the quotient obtained by dividing $5,250,000 by the Series B1 Preferred Stock Value, by (y) the number of Outstanding Celsys Shares. “Series B1 Preferred Stock Value” means $8.40. “Outstanding Celsys Shares” means shares of Celsys Common Stock that are actually issued and outstanding immediately prior to the Effective Time, including any Celsys Converted Securities but excluding the Excluded Shares. The aggregate number of shares of Parent Series B 1 Preferred Stock to be issued at Closing pursuant to this Section 2.1(a)(i) is referred to herein as the “Parent Merger Shares”; and

(ii) in accordance with Section 2.5, cash (rounded down to the nearest whole cent) in lieu of fractional shares, if any.

(b) At the Effective Time, each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the

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Merger and without any action on the part of the holder hereof, be converted into one share of common stock, no par value, of the Surviving Corporation.

2.2 Escrow Shares. At Closing, fifteen percent (15%) of the Parent Merger Shares, rounded up to the nearest whole share (the “Escrow Shares”) will be deposited by the Stockholders into escrow, such deposit to constitute an escrow account (the “Escrow Account”). Each Stockholder’s portion of the Escrow Shares shall be determined based on their respective pro rata portion of the Parent Merger Shares issued at Closing (each such Stockholder’s “Pro Rata Percentage”). The Escrow Account shall be governed by the terms hereof and the terms of the Escrow Agreement attached as EXHIBIT 2.2(A) (the “Escrow Agreement”). The Escrow Account shall serve as the first source, but not the sole source, of indemnification payments that may become due to Parent pursuant to Section 8.1(a). The Escrow Shares will be withheld on a pro rata basis among the Stockholders. The exact number of Escrow Shares held for the account of each Stockholder is set forth on EXHIBIT 2.2(B) attached hereto. The delivery of the Escrow Shares will be made on behalf of the Stockholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to the Stockholders and subsequently delivered by such Stockholders to the Escrow Agent (as such term is defined in the Escrow Agreement). The adoption of this Agreement by the Stockholders also will constitute their approval of the terms and provisions of the Escrow Agreement, which is an integral term of the Merger.

2.3 Delivery of Evidence of Ownership. At the Closing, each holder of a certificate or other documentation representing Outstanding Celsys Shares will surrender such certificates or other documentation to Parent, and, if not previously delivered, duly executed signature pages of the Amended and Restated Stockholders Agreement (as defined in Section 6. 1), and such other duly executed documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender and within fifteen (15) days after the Effective Time each such holder will be entitled to receive promptly from Parent or its transfer agent certificates registered in the name of such holder representing the applicable number of Parent Merger Shares, and the cash (calculated pursuant to Section 2.5, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement (subject, however, with respect to the Stockholders, to a portion of such shares being deposited in escrow pursuant to the Escrow Agreement, as provided in Section 2.2). In addition to the foregoing, each Non-Managing Stockholder (as defined below), concurrently with the delivery of certificate(s) and other documentation representing Outstanding Celsys Shares (pursuant to Section 2.6 below), shall deliver to Parent a certificate wherein the Non-Managing Stockholder, individually, provides representations and warranties to Parent and Merger Sub substantially the same as those made by the Stockholders to Parent and Merger Sub in Article IV, in substantially the same form as that attached hereto as EXHIBIT 2.3 (each a “Surrender Certificate”). As used herein, “Non-Managing Stockholder(s)” means those persons holding certificates or other documentation representing Outstanding Celsys Shares, excluding the Stockholders. Pursuant to the terms of the Surrender Certificate, each Non-Managing Stockholder shall agree to indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to any Indemnifiable Amounts (as defined in Article VIII) of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by such Non-Managing Stockholder of any representation

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or warranty contained in the Surrender Certificate, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent; provided, however, that each Non-Managing Stockholder’s obligation to indemnify Parent shall be limited to such Non-Managing Stockholder’s pro rata portion of the Parent Merger Shares issued at Closing.

2.4 No Further Ownership Rights in Celsys Common Stock. The Merger and its approval by the holders of Outstanding Celsys Shares and the execution of this Agreement will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to Celsys Common Stock pursuant to the IBCL, by contract or otherwise. After the Effective Time, there will be no transfers on the stock transfer books of Celsys of Celsys Common Stock or exercises of any options, warrants or other rights to acquire Celsys Common Stock. Until surrendered to Parent, each certificate for Celsys Common Stock will, after the Effective Time, represent only the right to receive Parent Merger Shares and the right to receive cash pursuant to Sections 2.1(a) and 2.5. Any dividends or other distribution declared after the Effective Time with respect to Parent Merger Shares will be paid to the holder of any certificate for shares of Celsys Common Stock when the holder thereof is entitled to receive a certificate for such holder’s Parent Merger Shares in accordance with this Agreement.

2.5 No Fractional Shares. No certificates or scrip for fractional shares of Parent Series B1 Preferred Stock will be issued, no Parent stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Outstanding Celsys Shares who would otherwise be entitled to a fraction of a share of Parent Series B1 Preferred Stock (after aggregating all fractional shares of Parent Series B 1 Preferred Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction multiplied by the Series B1 Preferred Stock Value.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF CELSYS AND THE STOCKHOLDERS

Except as set forth in the disclosure schedule of Celsys dated as of the date hereof and delivered herewith to Parent (the “Celsys Disclosure Schedule”) which identifies the section and subsection to which each disclosure therein relates (provided, however, that Celsys will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Celsys has not intentionally omitted any required cross-references), and whether or not the Celsys Disclosure Schedule is referred to in a specific section or subsection, Celsys and each of the Stockholders jointly and severally represent and warrant to Parent and Merger Sub as follows:

3.1 Organization, Standing and Power; Subsidiaries.

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(a) Celsys is a corporation duly organized and validly existing under the laws of the State of Indiana, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Celsys.

As used in this Agreement, “Business Condition” with respect to any Person (as defined below) means the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. In this Agreement, a “Subsidiary” of any Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. References to Celsys in this Agreement shall be deemed to include all Subsidiaries of Celsys, if any, unless the context specifically requires otherwise. In this Agreement, “Person” means any natural person, corporation, partnership, limited liability company, joint venture or other entity.

All Subsidiaries of Celsys and their jurisdiction of incorporation are completely and correctly listed in Section 3.1 of the Celsys Disclosure Schedule. Celsys has delivered to Parent complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents (“Charter Documents”) of Celsys, in each case, as amended to the date hereof. The stock records of Celsys, complete and correct copies of which have been delivered to Parent, contain correct and complete records of all original issuances and subsequent transfers, repurchases and cancellations of Celsys’s capital stock. Section 3.1 of the Celsys Disclosure Schedule contains a complete and correct list of the officers and directors of Celsys.

(b) Celsys has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. All of the outstanding shares of capital stock of each Subsidiary of Celsys are owned beneficially and of record by Celsys, one of its other Subsidiaries, or any combination thereof, in each case free and clear of any security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever (“Liens”); and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Celsys or one of the other Subsidiaries.

3.2 Capital Structure.

(a) The authorized capital stock of Celsys consists of (i) Thirty Million (30,000,000) shares, of which Seventeen Million (17,000,000) shares are designated as “Common Stock,” One Million Seven Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight (1,777,778) shares are designated as “Series A-1 Convertible Preferred Stock,” and Eleven Million Two Hundred Twenty-Two Thousand Two Hundred Twenty-Two

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(11,222,222) shares are designated as “Preferred Stock.” Three Million Nine Hundred Eleven Seven Hundred Seventy-Six (3,911,776) shares of Common Stock are issued and outstanding as of the date of this Agreement and (ii) Zero (0) shares of Series A-1 Convertible Preferred Stock are issued and outstanding as of the date of this Agreement. The Celsys Disclosure Schedule sets forth all holders of capital stock and the number of shares owned. The Celsys Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, a “Celsys Option”) to which Celsys is a party or by which Celsys may be bound obligating Celsys to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Celsys, or obligating Celsys to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

(b) All outstanding shares of Celsys capital stock are, and any shares of Celsys Common Stock issued upon exercise of any outstanding Celsys Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Celsys is a party or by which Celsys may be bound. Celsys does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Celsys capital stock on any matter (“Celsys Voting Debt”) or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

3.3 Authority. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Celsys have been duly authorized by all necessary action of the Board of Directors of Celsys and all of the stockholders of Celsys. Celsys represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the IBCL and (ii) resolved to recommend to the stockholders of Celsys that they approve this Agreement, the Merger and all of the transactions contemplated hereby. All stockholders of Celsys have approved this Agreement, the Merger and all of the transactions contemplated hereby by unanimous written consent of stockholders in accordance with Celsys’ Charter Documents and the IBCL, and there are no stockholders of Celsys that did not vote in favor of the Merger or sign and deliver a written consent thereto with respect to its shares. Certified copies of the resolutions adopted by the Board of Directors of Celsys and its stockholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Parent prior to the Closing. Celsys has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of Celsys in accordance with its terms.

3.4 Compliance with Laws and Other Instruments; Non-Contravention. Celsys holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) reasonably necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Celsys’s Business Condition. There

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are no material violations or claimed violations known by Celsys of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders, nor the consummation of the Merger or any other transaction described herein, does or will:

(a) after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under:

(i) the Charter Documents of Celsys;

(ii) any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

(iii) any contract, agreement or commitment to which Celsys is a party or under which Celsys is obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound;

(b) result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Celsys;

(c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Celsys is a party, or under which Celsys is obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound;

(d) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Celsys is a party, or under which Celsys may be obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound.

Section 3.4 of the Celsys Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Celsys requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Celsys Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders or the consummation of the Merger or any other transaction described herein (each such notice or consent, a “Consent”). No consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a “Consent”) by, any domestic court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) is required by or with respect to Celsys in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders or the consummation of the Merger or any other transaction described herein, except for the filing by Celsys and Merger Sub of the appropriate Merger Documents with the Secretary of State of Delaware and the Secretary of State of Indiana,

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and except for (a) the requirements of state securities (or “Blue Sky”) laws and (b) the filing of a Form D with the Securities and Exchange Commission (the “Commission”), if applicable.

3.5 Technology and Intellectual Property Rights.

(a) For the purposes of this Agreement, “Celsys Intellectual Property” consists of the following:

(i) all patents, patent applications, invention disclosures, trade secrets, know-how, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, schematics, technology, manufacturing processes, supplier lists, customer lists, moral rights and applications and registrations for any of the foregoing;

(ii) all documents, records and files relating to the intellectual property described in (i);

(iii) all other tangible or intangible proprietary information and materials; and

(iv) all license and other rights in any third party intellectual property described in (i);

that are owned or licensed by or on behalf of Celsys or that are being, and/or have been, used, or are currently under development for use, in the business of Celsys as it has been, is currently or is currently planned to be conducted, and/or that are owned or held by employees or executives of Celsys that relate to the business of Celsys; provided, however, that Celsys Intellectual Property will not include any commercially available third party software or related intellectual property.

(b) Section 3.5 of the Celsys Disclosure Schedule lists: (i) all patents, patent applications, invention disclosures, copyright registrations, trademarks, service marks, applications to register trade marks or service marks, and registered marks or service marks, that are included in Celsys Intellectual Property and owned by or on behalf of Celsys; and (ii) all licenses, sublicenses and other agreements to which Celsys is a party. The disclosures described in (ii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof and the term thereof.

(c) Celsys Intellectual Property consists solely of items and rights that are either: (i) owned by Celsys; or (ii) rightfully used and authorized for use by Celsys and its successors pursuant to a valid license. All Celsys Intellectual Property that are licenses or other rights to third party property is separately set forth in Section 3.5 of the Celsys Disclosure Schedule. To the knowledge of Celsys, Celsys has all rights necessary to carry out the former and current business of Celsys.

(d) Celsys is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Celsys’s obligations hereunder or the consummation of the Merger, will Celsys be, in violation of any license, sublicense or

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other agreement relating to any Celsys Intellectual Property to which Celsys is a party or otherwise bound. Except as otherwise provided in the license agreement between Purdue Research Foundation and Celsys dated April 19, 2007 (“License Agreement”), Celsys is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any transfer of Celsys Intellectual Property or exercise of rights by Celsys or Parent, as successor to Celsys, in Celsys Intellectual Property.

(e) Celsys makes no warranties or representations, express or implied, with respect to any rights of use, allegations or claims that may be asserted by Aventine Renewable Energy, Inc. in Celsys Intellectual Property, and Celsys specifically disclaims any such warranties and representations.

(f) Celsys makes no warranties or representations, express or implied, with respect to any unauthorized use, infringement or misappropriation by Aventine Renewable Energy, Inc. of any of the Celsys Intellectual Property or with respect to any use by others of the Celsys Intellectual Property in any foreign country and Celsys specifically disclaims any such warranties or representations.

(g) No claims (i) challenging the validity, enforceability, or right to use by Celsys of any Celsys Intellectual Property, or (ii) that actions taken by Celsys infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Celsys or, to the knowledge of Celsys, are threatened by any Person, nor to the knowledge of Celsys has any Person alleged, asserted or claimed any valid grounds for any bona fide claim of any such kind. Celsys is not aware of any legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Celsys Intellectual Property, other than review of pending applications for patent, trademark or copyright and Celsys is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. To the knowledge of Celsys, all granted or issued patents, trademarks and copyrights owned by Celsys are valid, enforceable and subsisting in the United States. Except for the possible unauthorized use, infringement or misappropriation by Aventine Renewable Energy, Inc. or for the possible use by others in a foreign country where no patent protection exists on the Celsys Intellectual Property, to the knowledge of Celsys, there is no unauthorized use, infringement, or misappropriation of any Celsys Intellectual Property, by any third party, employee or former employee.

(h) Section 3.5 of the Celsys Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Celsys Intellectual Property owned by Celsys. Celsys has secured from all parties who, to the knowledge of Celsys, have invented, coinvented or created any portion of, or otherwise have any rights in or to, Celsys Intellectual Property that is owned by Celsys, valid and enforceable written assignments of any such rights to Celsys and has provided true and complete copies of such assignments to Parent.

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(i) Celsys has obtained written agreements from all employees and from third parties with whom Celsys, to its knowledge, has shared confidential proprietary information (i) of Celsys, or (ii) received from others that Celsys is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, and such agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Celsys has made available copies of such written agreements, as executed, to Parent.

3.6 Financial Statements; Business Information.

(a) Celsys has delivered to Parent an unaudited balance sheet (the “Unaudited Balance Sheet”) as of August 31, 2007 (the “Unaudited Balance Sheet Date”), unaudited statements of income and cash flows for the eight-month period ended August 31, 2007 (all of such balance sheets and statements of income and cash flows are collectively referred to as the “Financial Statements”). The Financial Statements: (i) are in accordance with the books and records of Celsys; and (ii) present fairly, in all material respects, the financial position of Celsys as of the date indicated and the results of its operations and cash flows for such periods. As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the Celsys Disclosure Schedule, and since the Unaudited Balance Sheet Date, Celsys has incurred no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Celsys in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

(b) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Celsys since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Celsys, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Celsys of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

3.7 Taxes.

(a) The term “Taxes” as used herein means all federal, state and local income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the

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foregoing Taxes. The term “Tax Returns” as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term “Tax Return” means any one of the foregoing Tax Returns.

(b) To its knowledge, Celsys has timely filed all material Tax Returns required to be filed and has paid all Taxes shown as due on such Tax Returns, including, without limitation, all Taxes which Celsys is obligated to withhold for amounts owing to employees, creditors and third parties. To the knowledge of Celsys, no other material taxes are payable with respect to items or periods covered by such Tax Returns (whether or not shown as due on such Tax Returns). To its knowledge, all Tax Returns filed by Celsys were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of Celsys and any other information required to be shown thereon. None of the Tax Returns filed by Celsys or Taxes payable by Celsys have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Celsys, threatened. Celsys is not currently the beneficiary of any extension of time within which to file any Tax Return, and Celsys has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Celsys, as of the date hereof, are set forth in the Financial Statements or in Section 3.7 of the Celsys Disclosure Schedule. None of the Tax Returns filed by Celsys contain a disclosure statement under Section 6662 of the Code (or any similar provision of state or local Tax law). Celsys is not a party to any Tax sharing agreement or similar arrangement. Celsys has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Celsys), and Celsys does not have any liability for the Taxes of any Person (other than Celsys) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state or local Tax law), as a transferee or successor, by contract, or otherwise.

(c) Celsys is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 28OG of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Celsys has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state or local law) by reason of a change in accounting method or otherwise, and Celsys will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. Celsys does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Parent Merger Shares is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the assets of Celsys directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Celsys is “tax-exempt use property” within the meaning of Section 168(h) of the Code. To the knowledge of Celsys, no claim has ever been made by any Governmental Entity in a jurisdiction where Celsys does not file Tax Returns that it is or may be subject to Tax

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in that jurisdiction. Celsys has not participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of Celsys are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

(d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of Celsys. The unpaid Taxes of Celsys did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Celsys in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Section 3.7 of the Celsys Disclosure Schedule sets forth Celsys’s Tax basis in each of its assets. Celsys is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

3.8 Absence of Certain Changes and Events. From the Unaudited Balance Sheet Date, there has not been:

(a) Any transaction involving more than $25,000 entered into by Celsys other than in the ordinary course of business; any change (or any development or combination of developments of which Celsys has knowledge which is reasonably likely to result in such a change) in Celsys’s Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Celsys’s Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Celsys due to fire or other casualty or other loss, whether or not insured, amounting to more than $25,000 in the aggregate;

(b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Celsys, or any repurchase, redemption, retirement or other acquisition by Celsys of any outstanding shares of capital stock, any Celsys Option, or other securities of, or other equity or ownership interests in, Celsys;

(c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet, including, without limitation, deferred fees owed to Celsys’ counsel, and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business and consistent with past practice (“ordinary course of business”);

(d) Any change in the Charter Documents of Celsys or any amendment of any term of any outstanding security of Celsys;

(e) Any incurrence, assumption or guarantee by Celsys of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $25,000;

(f) Any creation or assumption by Celsys of any Lien on any asset;

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(g) Any making of any loan, advance or capital contributions to, or investment in, any Person;

(h) Any sale, lease, pledge, transfer or other disposition of any material capital asset;

(i) Any material transaction or commitment made, or any material contract or agreement entered into, by Celsys relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Celsys of any contract or other right;

j) Any (A) grant of any severance or termination pay to any director, officer or employee of Celsys, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Celsys, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Celsys or (E) change in the payment or accrual policy with respect to any of the foregoing;

(k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Celsys, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Celsys;

(1) Any notes or accounts receivable or portions thereof written off by Celsys as uncollectible in an aggregate amount exceeding $25,000;

(m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Celsys is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Celsys or phantom stock interest in Celsys;

(n) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $25,000;

(o) Any sale, assignment or transfer of any Celsys Intellectual Property or other similar assets, including licenses therefor;

(p) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $25,000;

(q) Except for payments to Bowen Engineering Corporation as described in further detail in Section 3.8(q) of the Celsys Disclosure Schedule, payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Celsys or any of its corporate officers or directors, or any “affiliate” or “associate” (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) of any such Person, has any direct or indirect ownership interests; or

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(r) Any agreement undertaking or commitment to do any of the foregoing.

3.9 Leases in Effect. All real property leases and subleases as to which Celsys is a party and any amendments or modifications thereof are listed in Section 3.9 of the Celsys Disclosure Schedule (each a “Lease” and collectively, the “Leases”) are valid, in full force and effect and enforceable, and there are no existing defaults on the part of Celsys, and Celsys has not received or given notice of default or claimed default with respect to any Lease, nor to the knowledge of Celsys is there any event that with notice or lapse of time, or both, would constitute a default on the part of Celsys thereunder.

3.10 Personal Property; Real Estate. Celsys has good and marketable title, free and clear of all title defects and Liens (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Celsys’s business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The Celsys Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $10,000 or more, which are used by Celsys in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Celsys in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

(a) Section 3.10 of the Celsys Disclosure Schedule contains a schedule setting forth and describing all real property which is leased by Celsys, or in which Celsys has any other right, title or interest. Celsys does not own any real property. True and complete copies of each lease have been provided to Parent, and such leases constitute the entire understanding relating to Celsys’s use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. Celsys is not in default in the performance of obligations under any lease, and Celsys does not know of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by Celsys or any other party thereunder.

(b) To the knowledge of Celsys, the improvements located on the real property described in Section 3.10 of the Celsys Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against Celsys.

3.11 Certain Transactions. Except for (a) relationships with Celsys as an officer, director, or employee thereof (and compensation by Celsys in consideration of such services) and (b) relationships with Celsys as stockholders or option holders therein, none of the directors, officers, or Stockholders of Celsys, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Celsys, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the

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furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Celsys’s officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Celsys, or any supplier, distributor, or customer of Celsys, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

3.12 Litigation and Other Proceedings. There is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Celsys, threatened against Celsys or its properties and assets before any court or arbitrator or any Governmental Entity. Celsys is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Celsys’s Business Condition.

3.13 No Defaults. Celsys is not, nor has Celsys received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to Celsys; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Celsys is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Celsys.

3.14 Major Contracts. Except as set forth on Schedule 3.14, Celsys is not a party to or subject to:

(a) Any union contract, or any employment contract or arrangement (other than “at-will” employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

(b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

(c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

(d) Any reseller or distribution agreement, volume purchase agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $25,000 or pursuant to which Celsys has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

(e) Any lease for real property, and any lease for personal property in which the amount of payments which Celsys is required to make on an annual basis exceeds $25,000;

(f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its

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terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

(g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

(h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in-licensed software applications);

(i) Any contract or agreement containing covenants purporting to limit Celsys’s freedom to compete in any line of business in any geographic area; or

(j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Celsys of more than $25,000 in the aggregate.

All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Celsys Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and Celsys has not, nor, to the knowledge of Celsys, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since the Unaudited Balance Sheet Date, Celsys has not amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Celsys has provided Parent with written notification of such.

3.15 Material Reductions. To Celsys’s knowledge, none of the parties to any of the contracts identified in the Celsys Disclosure Schedule pursuant to Section 3.14 have terminated, or, to the knowledge of Celsys, in any way expressed to Celsys an intent to reduce or terminate the amount of its business with Celsys in the future.

3.16 Insurance and Banking Facilities. Section 3.16 of the Celsys Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Celsys in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Celsys has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Celsys with respect to any such contracts of insurance or indemnity have been paid, and Celsys does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

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3.17 Employees. The Celsys Disclosure Schedule sets forth a list of (a) the names, titles, salaries and all other compensation of all salaried Celsys employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Celsys employees (by classification). Any persons engaged by Celsys as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, state or local laws. No employee has stated to Celsys that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Celsys have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or local laws dealing with such matters. Celsys is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. Celsys has never been and, to the knowledge of Celsys, is not now subject to a union organizing effort. Celsys does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Celsys is not a party to any pending, or to Celsys’s knowledge, threatened, labor dispute. Celsys has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Celsys, threatened to be brought, in any court or administrative agency by any former or current Celsys employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of Celsys’s status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

3.18 Employee Benefit Plans. Celsys does not have any employee benefit plans (“Plans”) as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Neither Celsys nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Celsys other than health care continuation benefits required to be provided under applicable law.

3.19 Certain Agreements. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Celsys (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Celsys under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable

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under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.20 Guarantees and Suretyships. Celsys has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and Celsys has no material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any Person.

3.21 Brokers and Finders. Neither Celsys nor any of the Stockholders has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Celsys owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

3.22 Certain Payments. Neither Celsys, nor to the knowledge of Celsys, any Person acting on behalf of Celsys has, directly or indirectly, on behalf of or with respect to Celsys: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of Celsys, (iv) created or used any “off-book” bank or cash account or “slush fund,” or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

3.23 Environmental Matters. Celsys has complied with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”); Celsys has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Celsys; (iv) Celsys has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Celsys; and (v) there are no “Environmental Liabilities”. For purposes of this Section 3.23, “Environmental Liabilities” are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to Celsys’s operations or activities, or any real property at any time owned, operated or leased by Celsys, or any stockholder’s use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

3.24 Enforceability of Contracts, etc.

(a) No Person that is a party to any contract, agreement, commitment or plan to which Celsys is a party has a valid defense, on account of non-performance or malfeasance by

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Celsys, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

(b) Neither Celsys, nor, to the knowledge of Celsys, any other Person, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Celsys is a party, and no event or action has occurred, is pending, or, to the knowledge of Celsys, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by Celsys or, to the knowledge of Celsys, any other Person, under any material contract, agreement, arrangement, commitment or plan to which Celsys is a party.

3.25 Disclosure. Neither the representations or warranties made by Celsys or the Stockholders in this Agreement, nor the Celsys Disclosure Schedule or any other certificate executed and delivered by Celsys or the Stockholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

3.26 Reliance. The foregoing representations and warranties are made by Celsys and the Stockholders with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder severally represents and warrants to Parent and Merger Sub as follows:

(a) Subject to applicable community property laws, such Stockholder is the lawful owner of the shares of Celsys capital stock identified on the Celsys Disclosure Schedule as being owned by such Stockholder and to be exchanged for the Parent Merger Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of Celsys capital stock, free of all Liens.

(b) Such Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of Celsys capital stock owned by him, her or it in the manner provided herein. Such Stockholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

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(c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Stockholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Stockholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Stockholder is a party or by which such Stockholder or property of such Stockholder is bound, and will not constitute a violation on the part of such Stockholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Stockholder or property of such Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to Celsys (the “Parent Disclosure Schedule”) which identifies the section and subsection to which each disclosure therein relates (provided, however, that Parent will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Parent has not intentionally omitted any required cross-references), and whether or not the Parent Disclosure Schedule is referred to in a specific section or subsection, Parent and Merger Sub jointly and severally represent and warrant to Celsys as follows:

5.1 Organization, Qualification, Standing and Power; Subsidiaries.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

(b) All Subsidiaries of Parent and their jurisdiction of incorporation are completely and correctly listed in Section 5.1 of the Parent Disclosure Schedule. Parent has delivered to Celsys complete and correct copies of Parent’s Charter Documents, in each case, as amended to the date hereof. Section 5.1 of the Parent Disclosure Schedule contains a complete and correct list of the officers and directors of Parent.

(c) Parent has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. All of the outstanding shares of capital stock of each Subsidiary of Parent are owned beneficially and of record by Parent, one of its other Subsidiaries, or any combination thereof, in each case free

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and clear of any Liens; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Parent or one of the other Subsidiaries.

5.2 Parent Capitalization. The authorized capital of Parent consists of:

(a) 32,625,000 shares of common stock, $0.001 par value per share (the “Parent Common Stock”), 2,559,827 shares of which are issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Parent holds no treasury stock.

(b) 22,029,073 shares of preferred stock (the “Parent Preferred Stock”), of which (i) 5,000,000 shares have been designated as Series A Preferred Stock, (ii) 5,162,500 have been designated Series Al Preferred Stock, (iii) 11,241,573 have been designated Series B Preferred Stock and (iv) 625,000 have been designated Series B 1 Preferred Stock. The rights, privileges and preferences of the Parent Preferred Stock are as stated in Parent’s Second Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 5.2(b) (the “Restated Charter”), and as provided by the general corporation law of the jurisdiction of Parent’s incorporation.

(c) Parent has reserved 8,000,000 shares of Parent Common Stock for issuance to officers, directors, employees and consultants of Parent pursuant to its 2006 Stock Incentive Plan duly adopted by the Board of Directors and approved by Parent stockholders (the “Stock Plan”). Of such reserved shares of Parent Common Stock, 1,028,245 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 5,625,400 shares have been granted and are currently outstanding, and 1,322,355 shares of Parent Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. Parent has furnished to Celsys complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(d) Section 5.2 of the Parent Disclosure Schedule sets forth the capitalization of Parent, including the number of shares of the following: (i) issued and outstanding Parent Common Stock, including, with respect to restricted Parent Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Other than as disclosed on the Parent Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from Parent any shares of Parent Common Stock or Parent Preferred Stock, or any securities convertible into or exchangeable for shares of Parent Common Stock or Parent Preferred Stock.

5.3 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary action of the Boards of Directors and

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stockholders of Parent and Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of Parent and Merger Sub and Parent as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Celsys. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Parent and Merger Sub in accordance with its terms.

5.4 Validity of Parent Merger Shares. The Parent Merger Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the other agreements contemplated hereby (including without limitation the Stockholders Agreement), and applicable state and federal securities laws. The Parent Merger Shares will be issued in compliance with all applicable federal and state securities laws.

5.5 Governmental Consents and Filings. Assuming the accuracy of the representations and warranties of Celsys and the Stockholders contained in the Agreement and the other agreements contemplated hereby, except for (a) the requirements of state securities (or “Blue Sky”) laws and (b) the filing and recording of the Merger Documents as provided by the DGCL and (c) the filing of a Form D with the Securities and Exchange Commission (the “Commission”), if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.6 Financial Statements. Parent has delivered to each Purchaser its audited financial statements in draft form for the fiscal year ended December 31, 2006 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of July 31, 2007 and for the seven-month period ended July 31, 2007 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.

5.7 Litillation. There is no action, suit, claim, investigation or proceeding (or any basis therefor known to Parent) pending against or, to the knowledge of Parent, threatened against Parent or its properties and assets before any court or arbitrator or any Governmental Entity. Parent is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Parent’s Business Condition.

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5.8 Compliance with Laws and Other Instruments; Non-Contravention. Neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will:

(a) after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under:

(i) the Charter Documents of Parent;

(ii) any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

(iii) any contract, agreement or commitment to which Parent is a party or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; or

(b) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated.

5.9 Disclosure. No representation or warranty of Parent contained in this Agreement, as qualified by the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ADDITIONAL AGREEMENTS

In addition to the foregoing, Parent, Merger Sub, Celsys and the Stockholders each agree to take the following actions after the execution of this Agreement.

6.1 Amendment to Stockholders Agreement. All resales of Parent Series B 1 Preferred Stock issued pursuant to the terms of this Agreement will be subject to the restrictions imposed on “Investors” under the Parent’s Amended and Restated Stockholders Agreement, dated as of November 2, 2006, as amended pursuant to the First Amendment to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 6.1 (the “Stockholders Agreement”). Parent will be entitled to place the legends as referred to in the form of the Stockholders Agreement on each certificate evidencing any Parent Series B 1 Preferred Stock to be received by holders of Parent Series B 1 Preferred Stock pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Series B 1 Preferred Stock consistent with the terms of the Stockholders Agreement.

6.2 Legal Conditions to the Merger. Each of Parent, Merger Sub, Celsys and the Stockholders will use their respective reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Parent, Merger Sub, Celsys and the Stockholders will use their respective reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any

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consent required to be obtained or made by Celsys, Merger Sub, or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

6.3 Employee Benefits. Nothing contained herein will be considered as requiring Celsys or Parent to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Celsys or employment with Parent is not offered or implied for any other employees of Celsys and any continuation of employment with Celsys after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment. For any employee, consultant or independent contractor of Celsys who is subsequently retained by Parent (or any Subsidiary), (a) any service completed by such Person with Celsys prior to the consummation of the Merger will be counted as service with Parent (or any Subsidiary, as applicable) under any employee benefit plan maintained thereby and applicable to any such Person, and (b) such Person shall be promptly integrated into any benefit plan of Parent (or any Subsidiary, as applicable) generally made available to Persons performing similar functions and with similar levels of responsibility, with no waiting period applicable to participation in any such benefit plan.

6.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense.

6.5 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Celsys, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Celsys will deliver to Parent a non-foreign affidavit from Celsys and each Stockholder, dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code stating that such Person is not a “foreign Person” as defined in Section 1445 of the Code.

6.6 Public Announcements. Neither Parent, Celsys nor any of the Stockholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Parent determines in good faith to be required by applicable law after consultation with Celsys) without the prior written agreement of Parent and Celsys.

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6.7 Confidentiality. Celsys and Parent have entered into a Confidentiality and Nondisclosure Agreement dated August 22, 2007 (the “Confidentiality Agreement”) concerning each party’s obligations to protect the confidential information of the other party. Celsys and Parent each hereby affirm each of their obligations under such agreement. Celsys and Parent acknowledge and agree that all information or materials delivered or made available to the other (or its representatives) before or after the date of this Agreement, in connection with the transactions contemplated by this Agreement, shall be deemed to be “Proprietary Information” for purposes of the Confidentiality Agreement (subject only to the exceptions specified in Section 3 of the Confidentiality Agreement), and such Proprietary Information shall be kept confidential in accordance with the requirements of the Confidentiality Agreement.

6.8 Continuity of Business Enterprise. Parent will, following the Effective Time, cause Celsys (or another member of Parent’s “qualified group” within the meaning of Treasury Regulation Section 1.368-1(d)) to continue the business of researching and developing processes to produce Ethanol.

6.9 Tax Free Merger. Parent will not knowingly (i) take any actions that would cause the Merger to fail to qualify as a reorganization pursuant to Code §368(a) or (ii) alter or modify the consideration to be received by the Stockholders and Non-Managing Stockholders pursuant to the Merger in a way that would cause the consideration to be treated as taxable “boot” for U.S. federal income tax purposes.

6.10 Celsys Net Working Capital. The Net Working Capital of Celsys at Closing will be equal to or greater than zero. As used herein, “Net Working Capital” means (i) all current assets of Celsys, minus (ii) all current liabilities of Celsys, each as determined in accordance with generally accepted accounting principles.

6.11 Sponsored Research Agreement. After the Closing, Parent and Purdue University will negotiate in good faith to enter into a Sponsored Research Agreement, by and among, Parent and Purdue University, on reasonably customary terms and otherwise substantially consistent with the existing form of Purdue Sponsored Research Agreement; provided that such agreement will have an initial term of not more than two years and an obligation to fund not more than $250,000 per year.

6.12 Registration Rights Agreement. Upon the automatic conversion of the Parent Merger Shares pursuant to Section 3(c)(ii) of the Restated Charter, Parent will cause each holder of Parent Merger Shares so converted to become a party to Parent’s Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated November 2, 2006, as the same may be amended and/or restated from time to time, and to have equal rights under the Registration Rights Agreement as the other holders of Offering Stock (as defined in the Restated Charter) issued in conjunction with a Qualifying Offering (as defined in the Restated Charter); provided, however, that if the Parent Merger Shares are converted into Common Stock pursuant to Section 3(c)(i) of the Restated Charter, then Parent will cause such shares of Common Stock to be considered “Registrable Securities” under the Registration Rights Agreement.

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ARTICLE VII

CLOSING DELIVERABLES

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the delivery on or prior to the Closing Date of the following action or items:

(a) Escrow Agreement. Parent and each Stockholder of Celsys shall have delivered an executed copy of the Escrow Agreement.

(b) Surrender Certificate. Each Non-Managing Stockholder shall have delivered, in form and substance reasonably satisfactory to Parent and the Non-Managing Stockholder, an executed Surrender Certificate.

(c) Ladisch Employment Agreement. Dr. Michael Ladisch (“Ladisch”) shall have executed and delivered an Employment Agreement with Parent that shall become effective on the Closing Date, a copy of which is attached hereto as Exhibit 7.1(c) (the “Ladisch Employment Agreement”).

(d) Leave of Absence. Ladisch shall deliver to Parent evidence which is reasonably satisfactory to Parent that Purdue University has granted to Ladisch a two-year leave of absence commencing as of the Closing Date on terms and conditions reasonably acceptable to Parent.

(e) Purdue License Agreement. Celsys shall renegotiate with Purdue Research Foundation and deliver to Parent a license agreement between Celsys and Purdue Research Foundation, a copy of which is set forth on Exhibit 7.1(f) hereto (the “Purdue License Agreement”).

(f) Non-Disclosure Agreements. Celsys will have executed and delivered on terms and conditions acceptable to Parent appropriate non-disclosure, trade secret and technology assignment agreements with each of its employees, consultants and independent contractors.

(g) Management Agreement. Celsys shall have delivered in form reasonably satisfactory to Parent evidence of termination and satisfaction of any liabilities arising under that certain Management Agreement, dated as of May 1, 2007, by and between Celsys and Bowen Engineering Corp.

(h) Promissory Note. Celsys shall have delivered in form reasonably satisfactory to Parent evidence of payoff / termination of that certain Promissory Note, dated as of May 27, 2007, by and between Celsys and Roch Enterprises LP.

(i) Consents. Duly executed copies of all Consents specified in the Disclosure Schedules shall have been received, and there will not be any material Consents which have not been received and are required to be disclosed in Disclosure Schedule which

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have not been so disclosed, in each case except for such thereof as Parent and Celsys will have agreed in writing will not be obtained.

(j) Proceedings Satisfactory. All corporate and other proceedings to be taken by Parent and/or Celsys in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Parent and/or Celsys, as the case may be, and their respective counsel, and Parent and/or Celsys and their respective counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(k) Termination of Rights and Certain Securities. Any registration rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Celsys will have been terminated or waived or satisfied as of the Closing.

(l) Securities Law Compliance. Parent and Celsys will be satisfied that the approval of the Merger, this Agreement and all associated transactions by the Board of Directors and, if reasonably necessary, the stockholders of each of Parent and Merger Sub, respectively, and the issuance of Parent Merger Shares hereunder, will have been conducted in compliance with Regulation D under the Securities Act.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification Relating to Agreement.

(a) Subject to Sections 8.4 and 8.6, the Stockholders, jointly and severally, hereby agree to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys’ fees), determined as provided in Section 8.4 (“Indemnifiable Amounts”), of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with:

(i) any breach, or any claim (including claims by parties other than Parent, but excluding any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent) that constitutes a breach, by Celsys or any of the Stockholders of any representation or warranty of Celsys or the Stockholders contained in this Agreement (other than the representations and warranties contained in Article IV) or in any certificate or other document delivered to Parent pursuant to this Agreement (other than the Surrender Certificate);

(ii) the failure, partial or total, of Celsys or any of the Stockholders to perform any agreement or covenant required by this Agreement to be performed by it or them (other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent);

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(iii) any federal or state Tax liability, or asserted liability, of Celsys attributable to periods (or any portion thereof) ending on or prior to the Closing but only to the extent such liabilities were not accrued for on the Balance Sheet; and

(iv) any and all transaction expenses incurred on behalf of Celsys and/or the Stockholders and/or the Non-Managing Stockholders borne by Celsys.

(b) Prior to seeking its rights of indemnification under this Article VIII, Parent shall first deliver written notice to Celsys and the Stockholders of the events giving rise to the claim for indemnification (a “Parent Cure Notice”), and Celsys and/or the Stockholders shall have sixty (60) days from the date of receipt of such written notice to cure the same.

(c) Each Stockholder, severally and not jointly, hereby agrees to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to any Indemnifiable Amounts of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by such Stockholder of any representation or warranty contained in Article IV of this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent.

(d) The obligations to indemnify Parent pursuant to Section 8.1(a) and (b) will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Celsys, and no stockholder of Celsys will be entitled to any indemnification from Celsys or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from Parent or the Surviving Corporation for indemnification payments made by or for the account of the Stockholders.

8.2 Third Party Claims. With respect to any claims or demands by third parties as to which Parent may seek indemnification hereunder, other than claims or demands covered by Section 8.3, whenever Parent will have received a written notice that such a claim or demand has been asserted or threatened, Parent will promptly notify the “Indemnification Representative” (as designated in the Escrow Agreement) of such claim or demand and of the facts within Parent’s knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnification Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Parent, and solely at the Stockholders’ own cost and expense, which costs and expenses will be payable by the Stockholders by delivering to Parent that number of the Parent Merger Shares held pursuant to the Escrow Agreement representing the value of the costs and expenses so incurred by the Stockholders. Notwithstanding the preceding sentence, the Indemnification Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Parent, which consent will not be unreasonably withheld. Without limiting Parent’s rights to object for other reasons, Parent may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Parent or any

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of its Subsidiaries. If the Indemnification Representative gives notice to Parent within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, that the Indemnification Representative elects to have Parent defend, contest, negotiate, or settle any such claim or demand, then Parent will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts; provided, however, that Parent will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Indemnification Representative, which consent will not be unreasonably withheld. If the Indemnification Representative fails to give written notice to Parent of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Indemnification Representative within a reasonable time thereafter, Parent will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts.

8.3 Tax Contests. Notwithstanding any of the foregoing, Parent will have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Parent will conduct any such Tax audit or other Tax contest in good faith. With respect to any matters relating to such Tax audits or other Tax contests as to which Parent may seek indemnification hereunder, Parent shall consult with the Celsys Stockholders Representative (as such term is defined in the Escrow Agreement) and allow him to comment before taking any position or making any written submission with any Governmental Entity with regard to any indemnifiable matter.

8.4 Limitations. The rights of Parent to indemnification pursuant to Article VIII are subject to the following limitations:

(a) other than with respect to the Excluded Representations (as defined in Section 8.6), Parent will be entitled to indemnification pursuant to Section 8.1(a)(i) only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article VIII disregarding any qualification in any representation or warranty as to “materially” or “material”) exceed Fifty Thousand Dollars ($50,000.00) (the “Threshold Amount”);

(b) other than with respect to Excluded Representations, Parent’s sole right to indemnification pursuant to Section 8.1(a) shall be limited to fifty percent (50%) of the Parent Merger Shares;

(c) each Stockholder’s obligation to indemnify Parent pursuant to Section 8.1(b) shall be limited to such Stockholder’s Pro Rata Percentage; and

(d) the aggregate amount to which Parent will be entitled to be indemnified pursuant to this Agreement shall be limited to the total number of Parent Merger Shares, and unless otherwise agreed to by the Stockholder against whom a claim is sought, Parent’s sole source of compensation to satisfy any indemnification claim to recover Indemnifiable Amounts

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incurred by Parent hereunder will be limited to that number of Parent Merger Shares issued to the Stockholder at Closing representing the value of such Indemnifiable Amounts. Parent will not be entitled to seek cash compensation from the Stockholders to satisfy any indemnification claim sought pursuant to this Agreement or the Escrow Agreement.

8.5 Binding Effect. The indemnification obligations contained in this Article VIII are an integral part of this Agreement and the Merger in the absence of which Parent would not have entered into this Agreement.

8.6 Time Limit. The representations, warranties, covenants and agreements of Parent, Merger Sub, Celsys and the Stockholders set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the first year anniversary of the date of this Agreement; provided, however, that claims alleging fraud or willful misstatements or omissions of Parent, Merger Sub, Celsys or the Stockholders may be made only on or before the third year anniversary of the Closing Date and claims relating to or arising from breaches of Sections 3.2, 3.3, 3.7, 5.2, 5.3 and 5.4 (the “Excluded Representations”) and Article IV shall survive until expiration of the applicable statute of limitations. The period of time that a representation or warranty or covenant survives the Closing pursuant to this Section 8.7 shall be the “Indemnity Period” with respect to such representation or warranty or covenant. No claim for breach of any representation or warranty or failure to perform any covenant, agreement or obligation may be asserted after the expiration of the Indemnity Period; provided that any claim for indemnification described in a Parent Cure Notice delivered pursuant to Section 8.1(b) and within the applicable Indemnity Period shall survive until final resolution of such claim.

8.7 Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Article VIII and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any stockholder of Celsys, in such stockholder’s capacity as such, to) Parent, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or omissions, or breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any stockholder agreement or employment agreement or non-competition agreement.

8.8 Distribution of Escrow Account. Within three (3) Business Days after the first year anniversary of the Closing Date, Parent and the Stockholders shall direct the Escrow Agent (as defined in the Escrow Agreement) to deliver, in accordance with the terms of the Escrow Agreement, to the Stockholders the amount of Escrow Shares held in the Escrow Account in excess of the aggregate amount of unsatisfied or disputed claims for Indemnifiable Amounts made by Parent pursuant to Article VIII.

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ARTICLE IX

MISCELLANEOUS

9.1 Entire Agreement. This Agreement, including the exhibits, schedules and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

9.2 Dispute Resolution. In the event of any dispute concerning interpretation, construction or breach of this Agreement, the Escrow Agreement that is unable to be resolved in good faith in a manner that the parties mutually deem appropriate, including, without limitation, mediation, the parties shall submit the matter to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, to the extent that such Arbitration Rules are not inconsistent with the provisions of this Agreement. Such arbitration shall be conducted in Cambridge, Massachusetts. Such arbitration shall be heard by one arbitrator, who, unless otherwise agreed to by the parties, shall be an impartial attorney at law who has had training and experience as an arbitrator and who has practiced law for at least fifteen (15) years as an attorney concentrating in either business and commercial litigation or general corporate matters. If the parties to the dispute are unable to agree on the selection of an arbitrator, the parties shall alternately strike arbitrators from a panel of arbitrators provided by the American Arbitration Association until a sole arbitrator is selected. Reasonable discovery shall be allowed in the arbitration. The arbitrator shall base his award on applicable law and judicial precedent and include in such award a statement of the reasons upon which the award is based. The arbitrator shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement. The award rendered by the arbitrator shall be final, and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. The existence and resolution of the arbitration shall be kept confidential by the parties and by the arbitrator. The costs and fees of the arbitration (excluding a party’s own legal fees and expenses) shall be shared equally by the parties to the arbitration, unless the arbitrator determines that any party’s claim was frivolous or commenced in bad faith, in which event, the arbitrator may assess part or all of the costs and fees of the arbitration, including the other party’s attorneys’ fees, against such party. Arbitration costs and fees payable by the Stockholders will be paid by delivering to Parent that number of Parent Merger Shares held pursuant to the Escrow Agreement representing the value of the arbitration costs and fees so incurred by the Stockholders, and Parent will timely pay such costs and fees on the Stockholder’s behalf. Any party shall have the right to proceed in the courts to obtain injunctive or other equitable relief, or obtain any other similar provision or ancillary remedies, and any party shall have the right to proceed in any court of competent jurisdiction to enforce the award of arbitrator. The preservation of these remedies shall not limit the power of the arbitrator to grant similar remedies that may be requested by a party to a dispute.

9.3 Governing Law; Consent to Jurisdiction. The Merger will be governed by the DGCL and the IBCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the Commonwealth of Massachusetts. Legal proceedings relating to the enforcement of judgments rendered in arbitration may be commenced only in the

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state or federal courts in Massachusetts. Each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world.

9.4 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice:

If to Parent or Merger Sub	Mascoma Corporation
161 First Street
Second Floor East
Cambridge, Massachusetts 02142
Telephone No.: 617.234.0099
Fax No.: 617.868.0408
Attention: Jim Schumacher

With copies to:	Goodwin Procter LLP
599 Lexington Avenue
New York, NY 10022
Telephone No.: (212) 813-255
Fax No.: (212) 355-3333
Attention: Edward A. Reilly, Jr.

If to Celsys:	Celsys BioFuels, Inc.
Attention: Brian Stater, President
Telephone No.: (317) 842-2616
Fax No.: (317) 841-4257

With a copy to:	Bose McKinney & Evans LLP
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, IN 46204
Telephone No.: (317) 684-5000
Fax No.: (317) 684-5173
Attention: John A. Millspaugh, Esq.
Jeffrey J. Kirk, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.4.

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9.5 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

9.6 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein or in the Escrow Agreement.

9.7 Assignment. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Celsys, Merger Sub and Parent, which consent may be withheld in the absolute discretion of the party asked to grant such consent; provided however, that no such assignment which materially and adversely affects the rights of a Stockholder will be made without the written consent of such Stockholder. Any attempted assignment by Merger Sub or Parent, on the one hand, or by Celsys, on the other hand, in violation of this Section 9.7 will be voidable and will entitle Celsys or Parent, respectively and as applicable, to terminate this Agreement at its option.

9.8 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Merger in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

9.9 Amendment. This Agreement may not be amended except by an instrument in writing executed by Celsys, Merger Sub and Parent; provided however, that no such amendment which materially adversely affects the rights or obligations of any Stockholder will be made without the written consent of such Stockholder.

9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used therein will be deemed in each case to be followed by the words “without limitation.” The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.11 Knowledge. For purposes of this Agreement, the term “knowledge” (including any derivation thereof such as “know” or “knowing” and regardless of whether such word starts with an initial capital) in reference to Celsys will mean the knowledge of the directors and executive officers of Celsys and the Stockholders.

9.12 Transfer, Sales, Documentary, Stamp and Other Similar Taxes. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the

33

transactions contemplated by this Agreement will be paid by the stockholder of Celsys with respect to which such Tax relates. At Parent’s discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section 9.12. Any amounts so withheld will be promptly remitted to the appropriate taxing authority.

(The remainder of this page has been left blank intentionally.)

34

IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen
Title: Chief Executive Officer

CRM Holdings, LLC

By:
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

[Signature page to Merger Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:	/s/ Brian J. Stater
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:	/s/ Robert L. Bowen
Name: Robert L. Bowen
Title: Chairman

CRM Holdings, LLC

By:
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:	/s/ Brian Stater
Name: Brian Stater

[Signature page to Merger Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen
Title: Chairman

CRM Holdings, LLC

By:	/s/ Michael Ladisch
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

[Signature page to Merger Agreement]

Exhibit 1.1(A) Certificate of Merger

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“MASCOMA SUB I, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “CELSYS BIOFUELS, INC.” UNDER THE NAME OF “CELSYS BIOFUELS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF INDIANA, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2007, AT 12:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4449716 8100M 071174252	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6120698 DATE: 10-31-07

State of Delaware Secretary of State Division of Corporations Delivered 01:30 PM 10/31/2007 FILED 12:52 PM 10/31/2007 SRV 071174252 – 4446674 FILE

CERTIFICATE OF MERGER

OF

MASCOMA SUB I, INC.,

a Delaware corporation,

WITH AND INTO

CELSYS BIOFUELS, INC.

an Indiana corporation

October 31, 2007

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The names of each constituent corporation of the merger are as follows:

	Name	State of Incorporation

	Celsys Biofuels, Inc.	Indiana

	Mascoma Sub I, Inc.	Delaware

SECOND:	The Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252.

THIRD:	The name of the surviving corporation is Celsys Biofuels, Inc., an Indiana corporation (the “Surviving Corporation”).

FOURTH:	The Articles of Incorporation of the Celsys Biofuels, Inc. shall be the Surviving Corporation’s Articles of Incorporation.

FIFTH:	The merger is to become upon filing.

SIXTH:	The executed Plan and Agreement of Merger is on file at the offices of the Surviving Corporation at 161 First Street, Second Floor East, Cambridge, MA 02142.

SEVENTH:	A copy of the Plan and Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH:	The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Surviving Corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State of the State of Delaware shall mail any such process to the surviving corporation at 161 First Street, Second Floor East, Cambridge, MA 02142.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized officer, as of the date first above written.

CELSYS BIOFUELS, INC.

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: Chief Executive Officer

[Signature page to Certificate of Merger]

Exhibit 1.1(B) Articles of Merger

State of Indiana

Office of the Secretary of State

CERTIFICATE OF MERGER

of

CELSYS BIOFUELS, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Merger of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The following non-surviving entity(s):

MASCOMA SUB I, INC.

a(n) Delaware Non-Qualified Foreign Corporation

merged with and into the surviving entity:

CELSYS BIOFUELS, INC.

NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, October 31, 2007.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, October 31, 2007. /s/ TODD ROKITA TODD ROKITA, SECRETARY OF STATE

CERTIFICATE OF MERGER OF MAS COMA SUB I, INC., a Delaware corporation, WITH AND INTO CELSYS BIOFUELS, INC. an Indiana corporation October 31, 2007

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The names of each constituent corporation of the merger are as follows:

	Name	State of Incorporation

	Celsys Biofuels, Inc.	Indiana

	Mascoma Sub I, Inc.	Delaware

SECOND:	The Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252.

THIRD:	The name of the surviving corporation is Celsys Biofuels, Inc., an Indiana corporation (the “Surviving Corporation”).

FOURTH:	The Articles of Incorporation of the Celsys Biofuels, Inc. shall be the Surviving Corporation’s Articles of Incorporation.

FIFTH:	The merger is to become upon filing.

SIXTH:	The executed Plan and Agreement of Merger is on file at the offices of the Surviving Corporation at 161 First Street, Second Floor East, Cambridge, MA 02142.

SEVENTH:	A copy of the Plan and Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH:	The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Surviving Corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State of the State of Delaware shall mail any such process to the surviving corporation at 161 First Street, Second Floor East, Cambridge, MA 02142.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized officer, as of the date first above written.

CELSYS BIOFUELS, INC.

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: Chief Executive Officer

[Signature page to Certificate of Merger]

ARTICLES OF MERGER OF

MASCOMA SUB I, INC.

INTO

CELSYS BIOFUELS, INC.

In accordance with the requirements of the Indiana Business Corporation Law, as amended, the undersigned corporation, desiring to effect a merger, sets forth the following facts:

ARTICLE I

SURVIVING CORPORATION

The name of the corporation surviving the merger is Celsys Biofuels, Inc. Celsys Biofuels, Inc. was organized as an Indiana corporation on September 1, 2006.

ARTICLE II

MERGING CORPORATION

The merging corporation is Mascoma Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Mascoma Corporation, a Delaware corporation. Mascoma Sub I, Inc. was organized as a Delaware corporation on October 25, 2007. Celsys Biofuels, Inc., Mascoma Sub I, Inc., Mascoma Corporation, and the stockholders of Celsys Biofuels, Inc. are parties to the merger.

ARTICLE III

PLAN OF MERGER

The Agreement and Plan of Merger, which contains the information required by Indiana Code 23-1-40-1(b), is set forth in Exhibit A which is attached hereto and made a part hereof.

ARTICLE IV

MANNER OF ADOPTION

Section 1. Surviving Corporation. The Agreement and Plan of Merger, and the merger contemplated thereby, was approved by the unanimous vote of the Board of Directors of Celsys Biofuels, Inc. by a written consent in lieu of a special meeting effective October 26, 2007. The Agreement and Plan of Merger, and the merger contemplated thereby, was unanimously approved by the shareholders of Celsys Biofuels, Inc. by a written consent in lieu of a special meeting effective October 26, 2007.

Section 2. Merging Corporation. The Agreement and Plan of Merger was also approved by the sole shareholder and Board of Directors of Mascoma Sub I, Inc. by a written consent in lieu of a special meeting effective October 26, 2007.

THE MERGER TO BE EFFECTED BY THESE ARTICLES OF MERGER

SHALL BE EFFECTIVE UPON THE LATER OF (1) SUCH TIME AS THE CERTIFICATE OF

MERGER IS FILED WITH THE OFFICE OF THE DELAWARE SECRETARY OF STATE

AND (2) SUCH TIME AS THESE ARTICLES OF MERGER ARE FILED WITH THE OFFICE

OF THE INDIANA SECRETARY OF STATE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, these Articles of Merger are executed as of October 31, 2007.

CELSYS BIOFUELS, INC.

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: President

[Signature page to Articles of Merger]

EXHIBIT A

Agreement and Plan of Merger

(attached hereto)

EXECUTION COPY

MASCOMA CORPORATION

MASCOMA SUB I, INC.

CELSYS BIOFUELS, INC.

AGREEMENT AND PLAN OF MERGER

Dated as of October 26, 2007

i

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		20

5.1	Organization, Qualification, Standing and Power; Subsidiaries	20
5.2	Parent Capitalization	2I
5.3	Authority Relative to this Agreement	21
5.4	Validity of Parent Merger Shares	22
5.5	Governmental Consents and Filings	22
5.6	Financial Statements	22
5.8	Compliance with Laws and Other Instruments; Non-Contravention	23
5.9	Disclosure	23

ARTICLE VI ADDITIONAL AGREEMENTS		23

6.1	Amendment to Stockholders Agreement	23
6.2	Legal Conditions to the Merger	23
6.3	Employee Benefits	24
6.4	Expenses	24
6.5	Additional Agreements	24
6.6	Public Announcements	24
6.7	Confidentiality	25
6.8	Continuity of Business Enterprise	25
6.9	Tax Free Merger	25
6.10	Celsys Net Working Capital	25
6.11	Sponsored Research Agreement	25

ARTICLE VII CLOSING DELIVERABLES		26

7.1	Conditions to Each Party’s Obligation to Effect the Merger	26

ARTICLE VIII INDEMNIFICATION		27

8.1	Indemnification Relating to Agreement	27
8.2	Third Party Claims	28
8.3	Tax Contests	29
8.4	Limitations	29
8.5	Binding Effect	30
8.6	Time Limit	30
8.7	Sole Remedy	30
8.8	Distribution of Escrow Account	30

ARTICLE IX MISCELLANEOUS		31

9.1	Entire Agreement	31
9.3	Governing Law; Consent to Jurisdiction	31
9.4	Notices	32
9.5	Severability	33
9.6	Survival of Representations and Warranties	33
9.7	Assignment	33
9.8	Counterparts	33
9.9	Amendment	33
9.10	Interpretation	33

ii

9.11 Knowledge	33
9.12 Transfer, Sales, Documentary, Stamp and Other Similar Taxes	33

EXHIBITS

EXHIBIT 1.1(A) — Certificate of Merger

EXHIBIT 1.1(B) — Articles of Merger

EXHIBIT 2.2(A) — Escrow Agreement

EXHIBIT 2.2(B) — Escrow Shares

EXHIBIT 2.3 — Form of Surrender Certificate

EXHIBIT 5.2(B) - Parent Second Amended and Restated Certificate of Incorporation

EXHIBIT 6.1 — Amendment to Stockholders Agreement

EXHIBIT 7.1(C) — Ladisch Employment Agreement

EXHIBIT 7.1(E) — Purdue License Agreement

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2007 (this “Agreement”) by and among Mascoma Corporation, a Delaware corporation (“Parent”); MASCOMA SUB I, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); CELSYS BIOFUELs, INC., an Indiana corporation (“Celsys”); and the undersigned stockholders of Celsys (the “Stockholders”).

Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub, Celsys and the Stockholders agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. In accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the Indiana Business Corporation Law (the “IBCL”), Merger Sub will be merged with and into Celsys (the “Merger”). Contemporaneously with the Closing (as defined in Section 1.3), (a) a Certificate of Merger and any other required documents, substantially in the form attached as EXHIBIT 1.1(A), will be duly prepared, executed and acknowledged by Celsys and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the DGCL (the “Delaware Merger Documents”), and (b) Articles of Merger and any other required documents, substantially in the form attached as EXHIBIT 1.1(B), will be duly prepared, executed and acknowledged by Celsys and Merger Sub and thereafter delivered to the Secretary of State of the State of Indiana for filing in accordance with the IBCL (the “Indiana Merger Documents,” and together with the Delaware Merger Documents, the “Merger Documents”). The Merger will become effective at the later of (y) such time as the Delaware Merger Documents have been filed with the Secretary of State of Delaware, or (z) such time as the Indiana Merger Documents have been filed with, and accepted by, the Secretary of State of the State. of Indiana (the “Effective Time”). Following the Merger, Celsys will continue as the surviving corporation of the Merger (the “Surviving Corporation”) under the laws of the State of Indiana, and the separate corporate existence of Merger Sub will cease.

1.2 Effects of the Merger. At and after the Effective Time, (i) the Merger will have all of the effects provided by the Merger Documents and applicable law; (ii) the Articles of Incorporation of Celsys will be will be the Articles of Incorporation of the Surviving Corporation unless and until duly amended; (iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation unless and until duly amended; (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation; (v) the officers of Parent or persons nominated by Parent will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation; and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the date hereof at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 (the “Closing Date”), or at such other place as the parties select mutually. Concurrently with the Closing, the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents in the manner described in Section 1.1. The Closing will be deemed to have concluded at the Effective Time.

ARTICLE II

CONVERSION AND EXCHANGE OF SHARES

2.1 Conversion of Shares of Celsys Common Stock.

(a) At the Effective Time, each share of common stock, no par value, of Celsys (“Celsys Common Stock”) issued and outstanding immediately prior to the Effective Time (including any and all rights, warrants or options to acquire Celsys Common Stock, convertible preferred stock and securities convertible into Celsys Common Stock that are outstanding and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 3.2 of the Celsys Disclosure Schedule (as defined below)) which will be converted into Celsys Common Stock immediately prior to the Effective Time (the “Celsys Converted Securities”) and excluding any Celsys Common Stock held by Parent or Merger Sub, or by Celsys, which shares (the “Excluded Shares”) will be automatically canceled in the Merger without payment of any consideration therefor), will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into:

(i) a number of validly issued, fully paid and nonassessable shares of Series B I Preferred Stock, $0.001 par value per share, of Parent (“Parent Series B1 Preferred Stock”) equal to the Conversion Ratio. The “Conversion Ratio” means the quotient obtained by dividing (x) the quotient obtained by dividing $5,250,000 by the Series B1 Preferred Stock Value, by (y) the number of Outstanding Celsys Shares. “Series B1 Preferred Stock Value” means $8.40. “Outstanding Celsys Shares” means shares of Celsys Common Stock that are actually issued and outstanding immediately prior to the Effective Time, including any Celsys Converted Securities but excluding the Excluded Shares. The aggregate number of shares of Parent Series B I Preferred Stock to be issued at Closing pursuant to this Section 2.1(a)(i) is referred to herein as the “Parent Merger Shares”; and

(ii) in accordance with Section 2.5, cash (rounded down to the nearest whole cent) in lieu of fractional shares, if any.

(b) At the Effective Time, each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the

2

Merger and without any action on the part of the holder hereof, be converted into one share of common stock, no par value, of the Surviving Corporation.

2.2 Escrow Shares. At Closing, fifteen percent (15%) of the Parent Merger Shares, rounded up to the nearest whole share (the “Escrow Shares”) will be deposited by the Stockholders into escrow, such deposit to constitute an escrow account (the “Escrow Account”). Each Stockholder’s portion of the Escrow Shares shall be determined based on their respective pro rata portion of the Parent Merger Shares issued at Closing (each such Stockholder’s “Pro Rata Percentage”). The Escrow Account shall be governed by the terms hereof and the terms of the Escrow Agreement attached as EXHIBIT 2.2(A) (the “Escrow Agreement”). The Escrow Account shall serve as the first source, but not the sole source, of indemnification payments that may become due to Parent pursuant to Section 8.1(a). The Escrow Shares will be withheld on a pro rata basis among the Stockholders. The exact number of Escrow Shares held for the account of each Stockholder is set forth on EXHIBIT 2.2(B) attached hereto. The delivery of the Escrow Shares will be made on behalf of the Stockholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to the Stockholders and subsequently delivered by such Stockholders to the Escrow Agent (as such term is defined in the Escrow Agreement). The adoption of this Agreement by the Stockholders also will constitute their approval of the terms and provisions of the Escrow Agreement, which is an integral term of the Merger.

2.3 Delivery of Evidence of Ownership. At the Closing, each holder of a certificate or other documentation representing Outstanding Celsys Shares will surrender such certificates or other documentation to Parent, and, if not previously delivered, duly executed signature pages of the Amended and Restated Stockholders Agreement (as defined in Section 6.1), and such other duly executed documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender and within fifteen (15) days after the Effective Time each such holder will be entitled to receive promptly from Parent or its transfer agent certificates registered in the name of such holder representing the applicable number of Parent Merger Shares, and the cash (calculated pursuant to Section 2.5, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement (subject, however, with respect to the Stockholders, to a portion of such shares being deposited in escrow pursuant to the Escrow Agreement, as provided in Section 2.2). In addition to the foregoing, each Non-Managing Stockholder (as defined below), concurrently with the delivery of certificate(s) and other documentation representing Outstanding Celsys Shares (pursuant to Section 2.6 below), shall deliver to Parent a certificate wherein the Non-Managing Stockholder, individually, provides representations and warranties to Parent and Merger Sub substantially the same as those made by the Stockholders to Parent and Merger Sub in Article IV, in substantially the same form as that attached hereto as EXHIBIT 2.3 (each a “Surrender Certificate”). As used herein, “Non-Managing Stockholder(s)” means those persons holding certificates or other documentation representing Outstanding Celsys Shares, excluding the Stockholders. Pursuant to the terms of the Surrender Certificate, each Non-Managing Stockholder shall agree to indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to any Indemnifiable Amounts (as defined in Article VIII) of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by such Non-Managing Stockholder of any representation

3

or warranty contained in the Surrender Certificate, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent; provided, however, that each Non-Managing Stockholder’s obligation to indemnify Parent shall be limited to such Non-Managing Stockholder’s pro rata portion of the Parent Merger Shares issued at Closing.

2.4 No Further Ownership Rights in Celsys Common Stock. The Merger and its approval by the holders of Outstanding Celsys Shares and the execution of this Agreement will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to Celsys Common Stock pursuant to the IBCL, by contract or otherwise. After the Effective Time, there will be no transfers on the stock transfer books of Celsys of Celsys Common Stock or exercises of any options, warrants or other rights to acquire Celsys Common Stock. Until surrendered to Parent, each certificate for Celsys Common Stock will, after the Effective Time, represent only the right to receive Parent Merger Shares and the right to receive cash pursuant to Sections 2.1(a) and 2.5. Any dividends or other distribution declared after the Effective Time with respect to Parent Merger Shares will be paid to the holder of any certificate for shares of Celsys Common Stock when the holder thereof is entitled to receive a certificate for such holder’s Parent Merger Shares in accordance with this Agreement.

2.5 No Fractional Shares. No certificates or scrip for fractional shares of Parent Series B1 Preferred Stock will be issued, no Parent stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Outstanding Celsys Shares who would otherwise be entitled to a fraction of a share of Parent Series B1 Preferred Stock (after aggregating all fractional shares of Parent Series B1 Preferred Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction multiplied by the Series B1 Preferred Stock Value.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF CELSYS AND THE STOCKHOLDERS

Except as set forth in the disclosure schedule of Celsys dated as of the date hereof and delivered herewith to Parent (the “Celsys Disclosure Schedule”) which identifies the section and subsection to which each disclosure therein relates (provided, however, that Celsys will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Celsys has not intentionally omitted any required cross-references), and whether or not the Celsys Disclosure Schedule is referred to in a specific section or subsection, Celsys and each of the Stockholders jointly and severally represent and warrant to Parent and Merger Sub as follows:

3.1 Organization, Standing and Power; Subsidiaries.

4

(a) Celsys is a corporation duly organized and validly existing under the laws of the State of Indiana, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Celsys.

As used in this Agreement, “Business Condition” with respect to any Person (as defined below) means the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. In this Agreement, a “Subsidiary” of any Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. References to Celsys in this Agreement shall be deemed to include all Subsidiaries of Celsys, if any, unless the context specifically requires otherwise. In this Agreement, “Person” means any natural person, corporation, partnership, limited liability company, joint venture or other entity.

All Subsidiaries of Celsys and their jurisdiction of incorporation are completely and correctly listed in Section 3.1 of the Celsys Disclosure Schedule. Celsys has delivered to Parent complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents (“Charter Documents”) of Celsys, in each case, as amended to the date hereof. The stock records of Celsys, complete and correct copies of which have been delivered to Parent, contain correct and complete records of all original issuances and subsequent transfers, repurchases and cancellations of Celsys’s capital stock. Section 3.1 of the Celsys Disclosure Schedule contains a complete and correct list of the officers and directors of Celsys.

(b) Celsys has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. All of the outstanding shares of capital stock of each Subsidiary of Celsys are owned beneficially and of record by Celsys, one of its other Subsidiaries, or any combination thereof, in each case free and clear of any security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever (“Liens”); and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Celsys or one of the other Subsidiaries.

3.2 Capital Structure.

(a) The authorized capital stock of Celsys consists of (i) Thirty Million (30,000,000) shares, of which Seventeen Million (17,000,000) shares are designated as “Common Stock,” One Million Seven Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight (1,777,778) shares are designated as “Series A-1 Convertible Preferred Stock,” and Eleven Million Two Hundred Twenty-Two Thousand Two Hundred Twenty-Two

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(11,222,222) shares are designated as “Preferred Stock.” Three Million Nine Hundred Eleven Seven Hundred Seventy-Six (3,911,776) shares of Common Stock are issued and outstanding as of the date of this Agreement and (ii) Zero (0) shares of Series A-1 Convertible Preferred Stock are issued and outstanding as of the date of this Agreement. The Celsys Disclosure Schedule sets forth all holders of capital stock and the number of shares owned. The Celsys Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, a “Celsys Option”) to which Celsys is a party or by which Celsys may be bound obligating Celsys to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Celsys, or obligating Celsys to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

(b) All outstanding shares of Celsys capital stock are, and any shares of Celsys Common Stock issued upon exercise of any outstanding Celsys Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Celsys is a party or by which Celsys may be bound. Celsys does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Celsys capital stock on any matter (“Celsys Voting Debt”) or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

3.3 Authority. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Celsys have been duly authorized by all necessary action of the Board of Directors of Celsys and all of the stockholders of Celsys. Celsys represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the IBCL and (ii) resolved to recommend to the stockholders of Celsys that they approve this Agreement, the Merger and all of the transactions contemplated hereby. All stockholders of Celsys have approved this Agreement, the Merger and all of the transactions contemplated hereby by unanimous written consent of stockholders in accordance with Celsys’ Charter Documents and the IBCL, and there are no stockholders of Celsys that did not vote in favor of the Merger or sign and deliver a written consent thereto with respect to its shares. Certified copies of the resolutions adopted by the Board of Directors of Celsys and its stockholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Parent prior to the Closing. Celsys has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of Celsys in accordance with its terms.

3.4 Compliance with Laws and Other Instruments; Non-Contravention. Celsys holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) reasonably necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Celsys’s Business Condition. There

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are no material violations or claimed violations known by Celsys of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders, nor the consummation of the Merger or any other transaction described herein, does or will:

(a) after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under:

(i) the Charter Documents of Celsys;

(ii) any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

(iii) any contract, agreement or commitment to which Celsys is a party or under which Celsys is obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound;

(b) result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Celsys;

(c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Celsys is a party, or under which Celsys is obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound;

(d) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Celsys is a party, or under which Celsys may be obligated, or by which Celsys or any of the rights, properties or assets of Celsys are subject or bound.

Section 3.4 of the Celsys Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Celsys requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Celsys Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders or the consummation of the Merger or any other transaction described herein (each such notice or consent, a “Consent”). No consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a “Consent”) by, any domestic court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) is required by or with respect to Celsys in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Celsys and the Stockholders or the consummation of the Merger or any other transaction described herein, except for the filing by Celsys and Merger Sub of the appropriate Merger Documents with the Secretary of State of Delaware and the Secretary of State of Indiana,

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and except for (a) the requirements of state securities (or “Blue Sky”) laws and (b) the filing of a Form D with the Securities and Exchange Commission (the “Commission”), if applicable.

3.5 Technology and Intellectual Property Rights.

(a) For the purposes of this Agreement, “Celsys Intellectual Property” consists of the following:

(i) all patents, patent applications, invention disclosures, trade secrets, know-how, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, schematics, technology, manufacturing processes, supplier lists, customer lists, moral rights and applications and registrations for any of the foregoing;

(ii) all documents, records and files relating to the intellectual property described in (i);

(iii) all other tangible or intangible proprietary information and materials; and

(iv) all license and other rights in any third party intellectual property described in (i);

that are owned or licensed by or on behalf of Celsys or that are being, and/or have been, used, or are currently under development for use, in the business of Celsys as it has been, is currently or is currently planned to be conducted, and/or that are owned or held by employees or executives of Celsys that relate to the business of Celsys; provided, however, that Celsys Intellectual Property will not include any commercially available third party software or related intellectual property.

(b) Section 3.5 of the Celsys Disclosure Schedule lists: (i) all patents, patent applications, invention disclosures, copyright registrations, trademarks, service marks, applications to register trade marks or service marks, and registered marks or service marks, that are included in Celsys Intellectual Property and owned by or on behalf of Celsys; and (ii) all licenses, sublicenses and other agreements to which Celsys is a party. The disclosures described in (ii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof and the term thereof.

(c) Celsys Intellectual Property consists solely of items and rights that are either: (i) owned by Celsys; or (ii) rightfully used and authorized for use by Celsys and its successors pursuant to a valid license. All Celsys Intellectual Property that are licenses or other rights to third party property is separately set forth in Section 3.5 of the Celsys Disclosure Schedule. To the knowledge of Celsys, Celsys has all rights necessary to carry out the former and current business of Celsys.

(d) Celsys is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Celsys’s obligations hereunder or the consummation of the Merger, will Celsys be, in violation of any license, sublicense or

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other agreement relating to any Celsys Intellectual Property to which Celsys is a party or otherwise bound. Except as otherwise provided in the license agreement between Purdue Research Foundation and Celsys dated April 19, 2007 (“License Agreement”), Celsys is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any transfer of Celsys Intellectual Property or exercise of rights by Celsys or Parent, as successor to Celsys, in Celsys Intellectual Property.

(e) Celsys makes no warranties or representations, express or implied, with respect to any rights of use, allegations or claims that may be asserted by Aventine Renewable Energy, Inc. in Celsys Intellectual Property, and Celsys specifically disclaims any such warranties and representations.

(f) Celsys makes no warranties or representations, express or implied, with respect to any unauthorized use, infringement or misappropriation by Aventine Renewable Energy, Inc. of any of the Celsys Intellectual Property or with respect to any use by others of the Celsys Intellectual Property in any foreign country and Celsys specifically disclaims any such warranties or representations.

(g) No claims (i) challenging the validity, enforceability, or right to use by Celsys of any Celsys Intellectual Property, or (ii) that actions taken by Celsys infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Celsys or, to the knowledge of Celsys, are threatened by any Person, nor to the knowledge of Celsys has any Person alleged, asserted or claimed any valid grounds for any bona fide claim of any such kind. Celsys is not aware of any legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Celsys Intellectual Property, other than review of pending applications for patent, trademark or copyright and Celsys is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. To the knowledge of Celsys, all granted or issued patents, trademarks and copyrights owned by Celsys are valid, enforceable and subsisting in the United States. Except for the possible unauthorized use, infringement or misappropriation by Aventine Renewable Energy, Inc. or for the possible use by others in a foreign country where no patent protection exists on the Celsys Intellectual Property, to the knowledge of Celsys, there is no unauthorized use, infringement, or misappropriation of any Celsys Intellectual Property, by any third party, employee or former employee.

(h) Section 3.5 of the Celsys Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Celsys Intellectual Property owned by Celsys. Celsys has secured from all parties who, to the knowledge of Celsys, have invented, coinvented or created any portion of, or otherwise have any rights in or to, Celsys Intellectual Property that is owned by Celsys, valid and enforceable written assignments of any such rights to Celsys and has provided true and complete copies of such assignments to Parent.

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(i) Celsys has obtained written agreements from all employees and from third parties with whom Celsys, to its knowledge, has shared confidential proprietary information (i) of Celsys, or (ii) received from others that Celsys is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, and such agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Celsys has made available copies of such written agreements, as executed, to Parent.

3.6 Financial Statements; Business Information.

(a) Celsys has delivered to Parent an unaudited balance sheet (the “Unaudited Balance Sheet”) as of August 31, 2007 (the “Unaudited Balance Sheet Date”), unaudited statements of income and cash flows for the eight-month period ended August 31, 2007 (all of such balance sheets and statements of income and cash flows are collectively referred to as the “Financial Statements”). The Financial Statements: (i) are in accordance with the books and records of Celsys; and (ii) present fairly, in all material respects, the financial position of Celsys as of the date indicated and the results of its operations and cash flows for such periods. As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the Celsys Disclosure Schedule, and since the Unaudited Balance Sheet Date, Celsys has incurred no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Celsys in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

(b) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Celsys since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Celsys, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Celsys of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

3.7 Taxes.

(a) The term “Taxes” as used herein means all federal, state and local income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the

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foregoing Taxes. The term “Tax Returns” as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term “Tax Return” means any one of the foregoing Tax Returns.

(b) To its knowledge, Celsys has timely filed all material Tax Returns required to be filed and has paid all Taxes shown as due on such Tax Returns, including, without limitation, all Taxes which Celsys is obligated to withhold for amounts owing to employees, creditors and third parties. To the knowledge of Celsys, no other material taxes are payable with respect to items or periods covered by such Tax Returns (whether or not shown as due on such Tax Returns). To its knowledge, all Tax Returns filed by Celsys were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of Celsys and any other information required to be shown thereon. None of the Tax Returns filed by Celsys or Taxes payable by Celsys have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Celsys, threatened. Celsys is not currently the beneficiary of any extension of time within which to file any Tax Return, and Celsys has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Celsys, as of the date hereof, are set forth in the Financial Statements or in Section 3.7 of the Celsys Disclosure Schedule. None of the Tax Returns filed by Celsys contain a disclosure statement under Section 6662 of the Code (or any similar provision of state or local Tax law). Celsys is not a party to any Tax sharing agreement or similar arrangement. Celsys has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Celsys), and Celsys does not have any liability for the Taxes of any Person (other than Celsys) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state or local Tax law), as a transferee or successor, by contract, or otherwise.

(c) Celsys is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Celsys has not agreed to make any adjustment under Section 48 1(a) of the Code (or any corresponding provision of state or local law) by reason of a change in accounting method or otherwise, and Celsys will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. Celsys does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Parent Merger Shares is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the assets of Celsys directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Celsys is “tax-exempt use property” within the meaning of Section 168(h) of the Code. To the knowledge of Celsys, no claim has ever been made by any Governmental Entity in a jurisdiction where Celsys does not file Tax Returns that it is or may be subject to Tax

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in that jurisdiction. Celsys has not participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of Celsys are subject to a “substantial risk of forfeiture” within the meanin g of Section 83 of the Code.

(d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of Celsys. The unpaid Taxes of Celsys did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Celsys in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Section 3.7 of the Celsys Disclosure Schedule sets forth Celsys’s Tax basis in each of its assets. Celsys is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

3.8 Absence of Certain Changes and Events. From the Unaudited Balance Sheet Date, there has not been:

(a) Any transaction involving more than $25,000 entered into by Celsys other than in the ordinary course of business; any change (or any development or combination of developments of which Celsys has knowledge which is reasonably likely to result in such a change) in Celsys’s Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Celsys’s Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Celsys due to fire or other casualty or other loss, whether or not insured, amounting to more than $25,000 in the aggregate;

(b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Celsys, or any repurchase, redemption, retirement or other acquisition by Celsys of any outstanding shares of capital stock, any Celsys Option, or other securities of, or other equity or ownership interests in, Celsys;

(c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet, including, without limitation, deferred fees owed to Celsys’ counsel, and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business and consistent with past practice (“ordinary course of business”);

(d) Any change in the Charter Documents of Celsys or any amendment of any term of any outstanding security of Celsys;

(e) Any incurrence, assumption or guarantee by Celsys of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $25,000;

(f) Any creation or assumption by Celsys of any Lien on any asset;

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(g) Any making of any loan, advance or capital contributions to, or investment in, any Person;

(h) Any sale, lease, pledge, transfer or other disposition of any material capital asset;

(i) Any material transaction or commitment made, or any material contract or agreement entered into, by Celsys relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Celsys of any contract or other right;

(j) Any (A) grant of any severance or termination pay to any director, officer or employee of Celsys, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Celsys, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Celsys or (E) change in the payment or accrual policy with respect to any of the foregoing;

(k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Celsys, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Celsys;

(1) Any notes or accounts receivable or portions thereof written off by Celsys as uncollectible in an aggregate amount exceeding $25,000;

(m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Celsys is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Celsys or phantom stock interest in Celsys;

(n) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $25,000;

(o) Any sale, assignment or transfer of any Celsys Intellectual Property or other similar assets, including licenses therefor;

(p) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $25,000;

(q) Except for payments to Bowen Engineering Corporation as described in further detail in Section 3.8(q) of the Celsys Disclosure Schedule, payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Celsys or any of its corporate officers or directors, or any “affiliate” or “associate” (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) of any such Person, has any direct or indirect ownership interests; or

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(r) Any agreement undertaking or commitment to do any of the foregoing.

3.9 Leases in Effect. All real property leases and subleases as to which Celsys is a party and any amendments or modifications thereof are listed in Section 3.9 of the Celsys Disclosure Schedule (each a “Lease” and collectively, the “Leases”) are valid, in full force and effect and enforceable, and there are no existing defaults on the part of Celsys, and Celsys has not received or given notice of default or claimed default with respect to any Lease, nor to the knowledge of Celsys is there any event that with notice or lapse of time, or both, would constitute a default on the part of Celsys thereunder.

3.10 Personal Property; Real Estate. Celsys has good and marketable title, free and clear of all title defects and Liens (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Celsys’s business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The Celsys Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $10,000 or more, which are used by Celsys in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Celsys in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

(a) Section 3.10 of the Celsys Disclosure Schedule contains a schedule setting forth and describing all real property which is leased by Celsys, or in which Celsys has any other right, title or interest. Celsys does not own any real property. True and complete copies of each lease have been provided to Parent, and such leases constitute the entire understanding relating to Celsys’s use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. Celsys is not in default in the performance of obligations under any lease, and Celsys does not know of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by Celsys or any other party thereunder.

(b) To the knowledge of Celsys, the improvements located on the real property described in Section 3.10 of the Celsys Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against Celsys.

3.11 Certain Transactions. Except for (a) relationships with Celsys as an officer, director, or employee thereof (and compensation by Celsys in consideration of such services) and (b) relationships with Celsys as stockholders or option holders therein, none of the directors, officers, or Stockholders of Celsys, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Celsys, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the

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furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Celsys’s officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Celsys, or any supplier, distributor, or customer of Celsys, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

3.12 Litigation and Other Proceedings. There is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Celsys, threatened against Celsys or its properties and assets before any court or arbitrator or any Governmental Entity. Celsys is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Celsys’s Business Condition.

3.13 No Defaults. Celsys is not, nor has Celsys received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to Celsys; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Celsys is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Celsys.

3.14 Major Contracts. Except as set forth on Schedule 3.14, Celsys is not a party to or subject to:

(a) Any union contract, or any employment contract or arrangement (other than “at-will” employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

(b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

(c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

(d) Any reseller or distribution agreement, volume purchase agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $25,000 or pursuant to which Celsys has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

(e) Any lease for real property, and any lease for personal property in which the amount of payments which Celsys is required to make on an annual basis exceeds $25,000;

(f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its

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terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

(g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

(h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in-licensed software applications);

(i) Any contract or agreement containing covenants purporting to limit Celsys’s freedom to compete in any line of business in any geographic area; or

(j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Celsys of more than $25,000 in the aggregate.

All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Celsys Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and Celsys has not, nor, to the knowledge of Celsys, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since the Unaudited Balance Sheet Date, Celsys has not amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Celsys has provided Parent with written notification of such.

3.15 Material Reductions. To Celsys’s knowledge, none of the parties to any of the contracts identified in the Celsys Disclosure Schedule pursuant to Section 3.14 have terminated, or, to the knowledge of Celsys, in any way expressed to Celsys an intent to reduce or terminate the amount of its business with Celsys in the future.

3.16 Insurance and Banking Facilities. Section 3.16 of the Celsys Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Celsys in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Celsys has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Celsys with respect to any such contracts of insurance or indemnity have been paid, and Celsys does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

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3.17 Employees. The Celsys Disclosure Schedule sets forth a list of (a) the names, titles, salaries and all other compensation of all salaried Celsys employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Celsys employees (by classification). Any persons engaged by Celsys as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, state or local laws. No employee has stated to Celsys that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Celsys have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or local laws dealing with such matters. Celsys is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. Celsys has never been and, to the knowledge of Celsys, is not now subject to a union organizing effort. Celsys does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Celsys is not a party to any pending, or to Celsys’s knowledge, threatened, labor dispute. Celsys has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Celsys, threatened to be brought, in any court or administrative agency by any former or current Celsys employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of Celsys’s status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

3.18 Employee Benefit Plans. Celsys does not have any employee benefit plans (“Plans”) as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Neither Celsys nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Celsys other than health care continuation benefits required to be provided under applicable law.

3.19 Certain Agreements. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Celsys (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Celsys under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable

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under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.20 Guarantees and Suretyships. Celsys has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and Celsys has no material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any Person.

3.21 Brokers and Finders. Neither Celsys nor any of the Stockholders has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Celsys owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

3.22 Certain Payments. Neither Celsys, nor to the knowledge of Celsys, any Person acting on behalf of Celsys has, directly or indirectly, on behalf of or with respect to Celsys: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of Celsys, (iv) created or used any “off-book” bank or cash account or “slush fund,” or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

3.23 Environmental Matters. Celsys has complied with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”); Celsys has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Celsys; (iv) Celsys has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Celsys; and (v) there are no “Environmental Liabilities”. For purposes of this Section 3.23, “Environmental Liabilities” are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to Celsys’s operations or activities, or any real property at any time owned, operated or leased by Celsys, or any stockholder’s use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

3.24 Enforceability of Contracts, etc.

(a) No Person that is a party to any contract, agreement, commitment or plan to which Celsys is a party has a valid defense, on account of non-performance or malfeasance by

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Celsys, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

(b) Neither Celsys, nor, to the knowledge of Celsys, any other Person, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Celsys is a party, and no event or action has occurred, is pending, or, to the knowledge of Celsys, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by Celsys or, to the knowledge of Celsys, any other Person, under any material contract, agreement, arrangement, commitment or plan to which Celsys is a party.

3.25 Disclosure. Neither the representations or warranties made by Celsys or the Stockholders in this Agreement, nor the Celsys Disclosure Schedule or any other certificate executed and delivered by Celsys or the Stockholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

3.26 Reliance. The foregoing representations and warranties are made by Celsys and the Stockholders with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder severally represents and warrants to Parent and Merger Sub as follows:

(a) Subject to applicable community property laws, such Stockholder is the lawful owner of the shares of Celsys capital stock identified on the Celsys Disclosure Schedule as being owned by such Stockholder and to be exchanged for the Parent Merger Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of Celsys capital stock, free of all Liens.

(b) Such Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of Celsys capital stock owned by him, her or it in the manner provided herein. Such Stockholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

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(c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Stockholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Stockholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Stockholder is a party or by which such Stockholder or property of such Stockholder is bound, and will not constitute a violation on the part of such Stockholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Stockholder or property of such Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to Celsys (the “Parent Disclosure Schedule”) which identifies the section and subsection to which each disclosure therein relates (provided, however, that Parent will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Parent has not intentionally omitted any required cross-references), and whether or not the Parent Disclosure Schedule is referred to in a specific section or subsection, Parent and Merger Sub jointly and severally represent and warrant to Celsys as follows:

5.1 Organization, Qualification, Standing and Power; Subsidiaries.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

(b) All Subsidiaries of Parent and their jurisdiction of incorporation are completely and correctly listed in Section 5.1 of the Parent Disclosure Schedule. Parent has delivered to Celsys complete and correct copies of Parent’s Charter Documents, in each case, as amended to the date hereof. Section 5.1 of the Parent Disclosure Schedule contains a complete and correct list of the officers and directors of Parent.

(c) Parent has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity. All of the outstanding shares of capital stock of each Subsidiary of Parent are owned beneficially and of record by Parent, one of its other Subsidiaries, or any combination thereof, in each case free

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and clear of any Liens; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Parent or one of the other Subsidiaries.

5.2 Parent Capitalization. The authorized capital of Parent consists of:

(a) 32,625,000 shares of common stock, $0.001 par value per share (the “Parent Common Stock”), 2,559,827 shares of which are issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Parent holds no treasury stock.

(b) 22,029,073 shares of preferred stock (the “Parent Preferred Stock”), of which (i) 5,000,000 shares have been designated as Series A Preferred Stock, (ii) 5,162,500 have been designated Series Al Preferred Stock, (iii) 11,241,573 have been designated Series B Preferred Stock and (iv) 625,000 have been designated Series BI Preferred Stock. The rights, privileges and preferences of the Parent Preferred Stock are as stated in Parent’s Second Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 5.2(b) (the “Restated Charter”), and as provided by the general corporation law of the jurisdiction of Parent’s incorporation.

(c) Parent has reserved 8,000,000 shares of Parent Common Stock for issuance to officers, directors, employees and consultants of Parent pursuant to its 2006 Stock Incentive Plan duly adopted by the Board of Directors and approved by Parent stockholders (the “Stock Plan”). Of such reserved shares of Parent Common Stock, 1,028,245 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 5,625,400 shares have been granted and are currently outstanding, and 1,322,355 shares of Parent Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. Parent has furnished to Celsys complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(d) Section 5.2 of the Parent Disclosure Schedule sets forth the capitalization of Parent, including the number of shares of the following: (i) issued and outstanding Parent Common Stock, including, with respect to restricted Parent Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Other than as disclosed on the Parent Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from Parent any shares of Parent Common Stock or Parent Preferred Stock, or any securities convertible into or exchangeable for shares of Parent Common Stock or Parent Preferred Stock.

5.3 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary action of the Boards of Directors and

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stockholders of Parent and Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of Parent and Merger Sub and Parent as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Celsys. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Parent and Merger Sub in accordance with its terms.

5.4 Validity of Parent Merger Shares. The Parent Merger Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the other agreements contemplated hereby (including without limitation the Stockholders Agreement), and applicable state and federal securities laws. The Parent Merger Shares will be issued in compliance with all applicable federal and state securities laws.

5.5 Governmental Consents and Filings. Assuming the accuracy of the representations and warranties of Celsys and the Stockholders contained in the Agreement and the other agreements contemplated hereby, except for (a) the requirements of state securities (or “Blue Sky”) laws and (b) the filing and recording of the Merger Documents as provided by the DGCL and (c) the filing of a Form D with the Securities and Exchange Commission (the “Commission”), if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.6 Financial Statements. Parent has delivered to each Purchaser its audited financial statements in draft form for the fiscal year ended December 31, 2006 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of July 31, 2007 and for the seven-month period ended July 31, 2007 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.

5.7 Litigation. There is no action, suit, claim, investigation or proceeding (or any basis therefor known to Parent) pending against or, to the knowledge of Parent, threatened against Parent or its properties and assets before any court or arbitrator or any Governmental Entity. Parent is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Parent’s Business Condition.

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5.8 Compliance with Laws and Other Instruments; Non-Contravention. Neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will:

(a) after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under:

(i) the Charter Documents of Parent;

(ii) any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

(iii) any contract, agreement or commitment to which Parent is a party or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; or

(b) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated.

5.9 Disclosure. No representation or warranty of Parent contained in this Agreement, as qualified by the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ADDITIONAL AGREEMENTS

In addition to the foregoing, Parent, Merger Sub, Celsys and the Stockholders each agree to take the following actions after the execution of this Agreement.

6.1 Amendment to Stockholders Agreement. All resales of Parent Series B1 Preferred Stock issued pursuant to the terms of this Agreement will be subject to the restrictions imposed on “Investors” under the Parent’s Amended and Restated Stockholders Agreement, dated as of November 2, 2006, as amended pursuant to the First Amendment to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 6.1 (the “Stockholders Agreement”). Parent will be entitled to place the legends as referred to in the form of the Stockholders Agreement on each certificate evidencing any Parent Series BI Preferred Stock to be received by holders of Parent Series B1 Preferred Stock pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Series B I Preferred Stock consistent with the terms of the Stockholders Agreement.

6.2 Legal Conditions to the Merger. Each of Parent, Merger Sub, Celsys and the Stockholders will use their respective reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Parent, Merger Sub, Celsys and the Stockholders will use their respective reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any

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consent required to be obtained or made by Celsys, Merger Sub, or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

6.3 Employee Benefits. Nothing contained herein will be considered as requiring Celsys or Parent to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Celsys or employment with Parent is not offered or implied for any other employees of Celsys and any continuation of employment with Celsys after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment. For any employee, consultant or independent contractor of Celsys who is subsequently retained by Parent (or any Subsidiary), (a) any service completed by such Person with Celsys prior to the consummation of the Merger will be counted as service with Parent (or any Subsidiary, as applicable) under any employee benefit plan maintained thereby and applicable to any such Person, and (b) such Person shall be promptly integrated into any benefit plan of Parent (or any Subsidiary, as applicable) generally made available to Persons performing similar functions and with similar levels of responsibility, with no waiting period applicable to participation in any such benefit plan.

6.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense.

6.5 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Celsys, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Celsys will deliver to Parent a non-foreign affidavit from Celsys and each Stockholder, dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code stating that such Person is not a “foreign Person” as defined in Section 1445 of the Code.

6.6 Public Announcements. Neither Parent, Celsys nor any of the Stockholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Parent determines in good faith to be required by applicable law after consultation with Celsys) without the prior written agreement of Parent and Celsys.

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6.7 Confidentiality. Celsys and Parent have entered into a Confidentiality and Nondisclosure Agreement dated August 22, 2007 (the “Confidentiality Agreement”) concerning each party’s obligations to protect the confidential information of the other party. Celsys and Parent each hereby affirm each of their obligations under such agreement. Celsys and Parent acknowledge and agree that all information or materials delivered or made available to the other (or its representatives) before or after the date of this Agreement, in connection with the transactions contemplated by this Agreement, shall be deemed to be “Proprietary Information” for purposes of the Confidentiality Agreement (subject only to the exceptions specified in Section 3 of the Confidentiality Agreement), and such Proprietary Information shall be kept confidential in accordance with the requirements of the Confidentiality Agreement.

6.8 Continuity of Business Enterprise. Parent will, following the Effective Time, cause Celsys (or another member of Parent’s “qualified group” within the meaning of Treasury Regulation Section 1.368-1(d)) to continue the business of researching and developing processes to produce Ethanol.

6.9 Tax Free Merger. Parent will not knowingly (i) take any actions that would cause the Merger to fail to qualify as a reorganization pursuant to Code §368(a) or (ii) alter or modify the consideration to be received by the Stockholders and Non-Managing Stockholders pursuant to the Merger in a way that would cause the consideration to be treated as taxable “boot” for U.S. federal income tax purposes.

6.10 Celsys Net Working Capital. The Net Working Capital of Celsys at Closing will be equal to or greater than zero. As used herein, “Net Working Capital” means (i) all current assets of Celsys, minus (ii) all current liabilities of Celsys, each as determined in accordance with generally accepted accounting principles.

6.11 Sponsored Research Agreement. After the Closing, Parent and Purdue University will negotiate in good faith to enter into a Sponsored Research Agreement, by and among, Parent and Purdue University, on reasonably customary terms and otherwise substantially consistent with the existing form of Purdue Sponsored Research Agreement; provided that such agreement will have an initial term of not more than two years and an obligation to fund not more than $250,000 per year.

6.12 Registration Rights Agreement. Upon the automatic conversion of the Parent Merger Shares pursuant to Section 3(c)(ii) of the Restated Charter, Parent will cause each holder of Parent Merger Shares so converted to become a party to Parent’s Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated November 2, 2006, as the same may be amended and/or restated from time to time, and to have equal rights under the Registration Rights Agreement as the other holders of Offering Stock (as defined in the Restated Charter) issued in conjunction with a Qualifying Offering (as defined in the Restated Charter); provided, however, that if the Parent Merger Shares are converted into Common Stock pursuant to Section 3(c)(i) of the Restated Charter, then Parent will cause such shares of Common Stock to be considered “Registrable Securities” under the Registration Rights Agreement.

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ARTICLE VII

CLOSING DELIVERABLES

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the delivery on or prior to the Closing Date of the following action or items:

(a) Escrow Agreement. Parent and each Stockholder of Celsys shall have delivered an executed copy of the Escrow Agreement.

(b) Surrender Certificate. Each Non-Managing Stockholder shall have delivered, in form and substance reasonably satisfactory to Parent and the Non-Managing Stockholder, an executed Surrender Certificate.

(c) Ladisch Employment Agreement. Dr. Michael Ladisch (“Ladisch”) shall have executed and delivered an Employment Agreement with Parent that shall become effective on the Closing Date, a copy of which is attached hereto as Exhibit 7.1(c) (the “Ladisch Employment Agreement”).

(d) Leave of Absence. Ladisch shall deliver to Parent evidence which is reasonably satisfactory to Parent that Purdue University has granted to Ladisch a two-year leave of absence commencing as of the Closing Date on terms and conditions reasonably acceptable to Parent.

(e) Purdue License Agreement. Celsys shall renegotiate with Purdue Research Foundation and deliver to Parent a license agreement between Celsys and Purdue Research Foundation, a copy of which is set forth on Exhibit 7.1(f) hereto (the “Purdue License Agreement”).

(f) Non-Disclosure Agreements. Celsys will have executed and delivered on terms and conditions acceptable to Parent appropriate non-disclosure, trade secret and technology assignment agreements with each of its employees, consultants and independent contractors.

(g) Management Agreement. Celsys shall have delivered in form reasonably satisfactory to Parent evidence of termination and satisfaction of any liabilities arising under that certain Management Agreement, dated as of May 1, 2007, by and between Celsys and Bowen Engineering Corp.

(h) Promissory Note. Celsys shall have delivered in form reasonably satisfactory to Parent evidence of payoff / termination of that certain Promissory Note, dated as of May 27, 2007, by and between Celsys and Roch Enterprises LP.

(i) Consents. Duly executed copies of all Consents specified in the Disclosure Schedules shall have been received, and there will not be any material Consents which have not been received and are required to be disclosed in Disclosure Schedule which

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have not been so disclosed, in each case except for such thereof as Parent and Celsys will have agreed in writing will not be obtained.

(j) Proceedings Satisfactory. All corporate and other proceedings to be taken by Parent and/or Celsys in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Parent and/or Celsys, as the case may be, and their respective counsel, and Parent and/or Celsys and their respective counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(k) Termination of Rights and Certain Securities. Any registration rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Celsys will have been terminated or waived or satisfied as of the Closing.

(1) Securities Law Compliance. Parent and Celsys will be satisfied that the approval of the Merger, this Agreement and all associated transactions by the Board of Directors and, if reasonably necessary, the stockholders of each of Parent and Merger Sub, respectively, and the issuance of Parent Merger Shares hereunder, will have been conducted in compliance with Regulation D under the Securities Act.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification Relating to Agreement.

(a) Subject to Sections 8.4 and 8.6, the Stockholders, jointly and severally, hereby agree to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys’ fees), determined as provided in Section 8.4 (“Indemnifiable Amounts”), of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with:

(i) any breach, or any claim (including claims by parties other than Parent, but excluding any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent) that constitutes a breach, by Celsys or any of the Stockholders of any representation or warranty of Celsys or the Stockholders contained in this Agreement (other than the representations and warranties contained in Article IV) or in any certificate or other document delivered to Parent pursuant to this Agreement (other than the Surrender Certificate);

(ii) the failure, partial or total, of Celsys or any of the Stockholders to perform any agreement or covenant required by this Agreement to be performed by it or them (other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent);

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(iii) any federal or state Tax liability, or asserted liability, of Celsys attributable to periods (or any portion thereof) ending on or prior to the Closing but only to the extent such liabilities were not accrued for on the Balance Sheet; and

(iv) any and all transaction expenses incurred on behalf of Celsys and/or the Stockholders and/or the Non-Managing Stockholders borne by Celsys.

(b) Prior to seeking its rights of indemnification under this Article VIII, Parent shall first deliver written notice to Celsys and the Stockholders of the events giving rise to the claim for indemnification (a “Parent Cure Notice”), and Celsys and/or the Stockholders shall have sixty (60) days from the date of receipt of such written notice to cure the same.

(c) Each Stockholder, severally and not jointly, hereby agrees to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to any Indemnifiable Amounts of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by such Stockholder of any representation or warranty contained in Article IV of this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent.

(d) The obligations to indemnify Parent pursuant to Section 8.1(a) and (b) will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Celsys, and no stockholder of Celsys will be entitled to any indemnification from Celsys or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from Parent or the Surviving Corporation for indemnification payments made by or for the account of the Stockholders.

8.2 Third Party Claims. With respect to any claims or demands by third parties as to which Parent may seek indemnification hereunder, other than claims or demands covered by Section 8.3, whenever Parent will have received a written notice that such a claim or demand has been asserted or threatened, Parent will promptly notify the “Indemnification Representative” (as designated in the Escrow Agreement) of such claim or demand and of the facts within Parent’s knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnification Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Parent, and solely at the Stockholders’ own cost and expense, which costs and expenses will be payable by the Stockholders by delivering to Parent that number of the Parent Merger Shares held pursuant to the Escrow Agreement representing the value of the costs and expenses so incurred by the Stockholders. Notwithstanding the preceding sentence, the Indemnification Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Parent, which consent will not be unreasonably withheld. Without limiting Parent’s rights to object for other reasons, Parent may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Parent or any

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of its Subsidiaries. If the Indemnification Representative gives notice to Parent within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, that the Indemnification Representative elects to have Parent defend, contest, negotiate, or settle any such claim or demand, then Parent will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts; provided, however, that Parent will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Indemnification Representative, which consent will not be unreasonably withheld. If the Indemnification Representative fails to give written notice to Parent of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Indemnification Representative within a reasonable time thereafter, Parent will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts.

8.3 Tax Contests. Notwithstanding any of the foregoing, Parent will have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Parent will conduct any such Tax audit or other Tax contest in good faith. With respect to any matters relating to such Tax audits or other Tax contests as to which Parent may seek indemnification hereunder, Parent shall consult with the Celsys Stockholders Representative (as such term is defined in the Escrow Agreement) and allow him to comment before taking any position or making any written submission with any Governmental Entity with regard to any indemnifiable matter.

8.4 Limitations. The rights of Parent to indemnification pursuant to Article VIII are subject to the following limitations:

(a) other than with respect to the Excluded Representations (as defined in Section 8.6), Parent will be entitled to indemnification pursuant to Section 8.1(a)(i) only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article VIII disregarding any qualification in any representation or warranty as to “materially” or “material”) exceed Fifty Thousand Dollars ($50,000.00) (the “Threshold Amount”);

(b) other than with respect to Excluded Representations, Parent’s sole right to indemnification pursuant to Section 8.1(a) shall be limited to fifty percent (50%) of the Parent Merger Shares;

(c) each Stockholder’s obligation to indemnify Parent pursuant to Section 8.1(b) shall be limited to such Stockholder’s Pro Rata Percentage; and

(d) the aggregate amount to which Parent will be entitled to be indemnified pursuant to this Agreement shall be limited to the total number of Parent Merger Shares, and unless otherwise agreed to by the Stockholder against whom a claim is sought, Parent’s sole source of compensation to satisfy any indemnification claim to recover Indemnifiable Amounts

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incurred by Parent hereunder will be limited to that number of Parent Merger Shares issued to the Stockholder at Closing representing the value of such Indemnifiable Amounts. Parent will not be entitled to seek cash compensation from the Stockholders to satisfy any indemnification claim sought pursuant to this Agreement or the Escrow Agreement.

8.5 Binding Effect. The indemnification obligations contained in this Article VIII are an integral part of this Agreement and the Merger in the absence of which Parent would not have entered into this Agreement.

8.6 Time Limit. The representations, warranties, covenants and agreements of Parent, Merger Sub, Celsys and the Stockholders set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the first year anniversary of the date of this Agreement; provided, however, that claims alleging fraud or willful misstatements or omissions of Parent, Merger Sub, Celsys or the Stockholders may be made only on or before the third year anniversary of the Closing Date and claims relating to or arising from breaches of Sections 3.2, 3.3, 3.7, 5.2, 5.3 and 5.4 (the “Excluded Representations”) and Article IV shall survive until expiration of the applicable statute of limitations. The period of time that a representation or warranty or covenant survives the Closing pursuant to this Section 8.7 shall be the “Indemnity Period” with respect to such representation or warranty or covenant. No claim for breach of any representation or warranty or failure to perform any covenant, agreement or obligation may be asserted after the expiration of the Indemnity Period; provided that any claim for indemnification described in a Parent Cure Notice delivered pursuant to Section 8.1(b) and within the applicable Indemnity Period shall survive until final resolution of such claim.

8.7 Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Article VIII and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any stockholder of Celsys, in such stockholder’s capacity as such, to) Parent, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or omissions, or breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any stockholder agreement or employment agreement or non-competition agreement.

8.8 Distribution of Escrow Account. Within three (3) Business Days after the first year anniversary of the Closing Date, Parent and the Stockholders shall direct the Escrow Agent (as defined in the Escrow Agreement) to deliver, in accordance with the terms of the Escrow Agreement, to the Stockholders the amount of Escrow Shares held in the Escrow Account in excess of the aggregate amount of unsatisfied or disputed claims for Indemnifiable Amounts made by Parent pursuant to Article VIII.

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ARTICLE IX

MISCELLANEOUS

9.1 Entire Agreement. This Agreement, including the exhibits, schedules and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

9.2 Dispute Resolution. In the event of any dispute concerning interpretation, construction or breach of this Agreement, the Escrow Agreement that is unable to be resolved in good faith in a manner that the parties mutually deem appropriate, including, without limitation, mediation, the parties shall submit the matter to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, to the extent that such Arbitration Rules are not inconsistent with the provisions of this Agreement. Such arbitration shall be conducted in Cambridge, Massachusetts. Such arbitration shall be heard by one arbitrator, who, unless otherwise agreed to by the parties, shall be an impartial attorney at law who has had training and experience as an arbitrator and who has practiced law for at least fifteen (15) years as an attorney concentrating in either business and commercial litigation or general corporate matters. If the parties to the dispute are unable to agree on the selection of an arbitrator, the parties shall alternately strike arbitrators from a panel of arbitrators provided by the American Arbitration Association until a sole arbitrator is selected. Reasonable discovery shall be allowed in the arbitration. The arbitrator shall base his award on applicable law and judicial precedent and include in such award a statement of the reasons upon which the award is based. The arbitrator shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement. The award rendered by the arbitrator shall be final, and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. The existence and resolution of the arbitration shall be kept confidential by the parties and by the arbitrator. The costs and fees of the arbitration (excluding a party’s own legal fees and expenses) shall be shared equally by the parties to the arbitration, unless the arbitrator determines that any party’s claim was frivolous or commenced in bad faith, in which event, the arbitrator may assess part or all of the costs and fees of the arbitration, including the other party’s attorneys’ fees, against such party. Arbitration costs and fees payable by the Stockholders will be paid by delivering to Parent that number of Parent Merger Shares held pursuant to the Escrow Agreement representing the value of the arbitration costs and fees so incurred by the Stockholders, and Parent will timely pay such costs and fees on the Stockholder’s behalf. Any party shall have the right to proceed in the courts to obtain injunctive or other equitable relief, or obtain any other similar provision or ancillary remedies, and any party shall have the right to proceed in any court of competent jurisdiction to enforce the award of arbitrator. The preservation of these remedies shall not limit the power of the arbitrator to grant similar remedies that may be requested by a party to a dispute.

9.3 Governing Law; Consent to Jurisdiction. The Merger will be governed by the DGCL and the IBCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the Commonwealth of Massachusetts. Legal proceedings relating to the enforcement of judgments rendered in arbitration may be commenced only in the

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state or federal courts in Massachusetts. Each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world.

9.4 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice:

If to Parent or Merger Sub	Mascoma Corporation
161 First Street
Second Floor East
Cambridge, Massachusetts 02142
Telephone No.: 617.234.0099
Fax No.: 617.868.0408
Attention: Jim Schumacher

With copies to:	Goodwin Procter LLP
599 Lexington Avenue
New York, NY 10022
Telephone No.: (212) 813-255
Fax No.: (212) 355-3333
Attention: Edward A. Reilly, Jr.

If to Celsys:	Celsys BioFuels, Inc.
Attention: Brian Stater, President
Telephone No.: (317) 842-2616
Fax No.: (317) 841-4257

With a copy to:	Bose McKinney & Evans LLP
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, IN 46204
Telephone No.: (317) 684-5000
Fax No.: (317) 684-5173
Attention: John A. Millspaugh, Esq.
Jeffrey J. Kirk, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.4.

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9.5 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

9.6 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein or in the Escrow Agreement.

9.7 Assignment. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Celsys, Merger Sub and Parent, which consent may be withheld in the absolute discretion of the party asked to grant such consent; provided however, that no such assignment which materially and adversely affects the rights of a Stockholder will be made without the written consent of such Stockholder. Any attempted assignment by Merger Sub or Parent, on the one hand, or by Celsys, on the other hand, in violation of this Section 9.7 will be voidable and will entitle Celsys or Parent, respectively and as applicable, to terminate this Agreement at its option.

9.8 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Merger in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

9.9 Amendment. This Agreement may not be amended except by an instrument in writing executed by Celsys, Merger Sub and Parent; provided however, that no such amendment which materially adversely affects the rights or obligations of any Stockholder will be made without the written consent of such Stockholder.

9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used therein will be deemed in each case to be followed by the words “without limitation.” The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.11 Knowledge. For purposes of this Agreement, the term “knowledge” (including any derivation thereof such as “know” or “knowing” and regardless of whether such word starts with an initial capital) in reference to Celsys will mean the knowledge of the directors and executive officers of Celsys and the Stockholders.

9.12 Transfer, Sales, Documentary, Stamp and Other Similar Taxes. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the

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transactions contemplated by this Agreement will be paid by the stockholder of Celsys with respect to which such Tax relates. At Parent’s discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section 9.12. Any amounts so withheld will be promptly remitted to the appropriate taxing authority.

(The remainder of this page has been left blank intentionally.)

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IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen
Title: Chief Executive Officer

CRM Holdings, LLC

By:
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

[Signature page to Merger Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:	/s/ Brian J. Stater
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:	/s/ Robert L. Bowen
Name: Robert L. Bowen
Title: Chairman

CRM Holdings, LLC

By:
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:	/s/ Brian Stater
Name: Brian Stater

[Signature page to Merger Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, Celsys and the Stockholders have executed this Agreement as of the date first written above.

PARENT:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson
Title: Chief Executive Officer

MERGER SUB:

MASCOMA SUB I, INC.

By:
Name: Bruce A. Jamerson
Title: President

CELSYS:

CELSYS BIOFUELS, INC.

By:
Name: Brian J. Stater
Title: President

STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen
Title: Chairman

CRM Holdings, LLC

By:	/s/ Michael Ladisch
Name: Michael Ladisch
Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

[Signature page to Merger Agreement]

Exhibit 2.2(A) Escrow Agreement

EXECUTION COPY

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2007, by and among Mascoma Corporation, a Delaware corporation (“Mascoma”), JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), the undersigned stockholders of Celsys Biofuels, Inc., an Indiana corporation (the “Celsys Stockholders”), and Brian Stater, an individual resident of the State of Indiana (the “Celsys Stockholders Representative” and, together with Mascoma, the “Escrow Parties”). Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, Mascoma, Mascoma Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Mascoma (“Merger Sub”), Celsys Biofuels, Inc. (“Celsys”) and certain of the stockholders of Celsys, have entered into an Agreement and Plan of Merger, dated as of October 26, 2007 (as may be amended and restated from time to time, the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will be merged with and into the Celsys, with Celsys continuing as the surviving corporation and as a wholly-owned subsidiary of Mascoma;

WHEREAS, pursuant to and subject to the terms and limitations of the Merger Agreement, the Celsys Stockholders are obligated to indemnify Mascoma for certain Indemnifiable Amounts (as defined in the Merger Agreement);

WHEREAS, to facilitate such indemnification, the Merger Agreement provides for the deposit into escrow of those shares of validly issued, fully paid and nonassessable shares of Series B1 Preferred Stock, $0.001 par value per share, of Mascoma as set forth on Exhibit A attached hereto (the “Escrow Shares”) to be issued or granted to the Celsys Stockholders pursuant to the Merger Agreement;

WHEREAS, Mascoma and the Celsys Stockholders desire to secure the services of the Escrow Agent, and the Escrow Agent is willing to provide such services, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment and Agreement of Escrow Agent.

The Escrow Parties hereby jointly appoint the Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties that are expressly set forth in this Agreement to be performed by it.

2. Delivery of Deposit Amount.

(a) The Escrow Agent shall establish at its offices an escrow account (the “Escrow Account”) in which it shall hold the Escrow Shares delivered by Mascoma. The Escrow Agent warrants and undertakes that, unless specifically authorized to do so in accordance with the provisions of this Agreement, it will not release or distribute the Escrow Shares.

(b) Upon the occurrence of the Qualifying Offering Date or the Outside Date the Series B1 Preferred Stock automatically converts into Offering Stock (as defined in the Restated Charter) or Common Stock (as defined in the Restated Charter) and, thereafter, (i) the Escrow Agent, Mascoma and the Celsys Stockholders Representative shall, if a written request is delivered to Mascoma by a Celsys Stockholder, cooperate to facilitate the exchange of the certificate representing such Celsys Stockholder’s portion of the Escrow Shares for a new certificate representing the Offering Stock or Common Stock, as the case may be, into which such Celsys Stockholder’s portion of the Escrow Shares have been converted (as determined in accordance to the terms of the Restated Charter) and (ii) Mascoma, on behalf of such Celsys Stockholder, shall deliver the certificate representing such Celsys Stockholder’s Offering Stock or Common Stock, as the case may be, to the Escrow Agent. Any shares of Offering Stock or Common Stock which are delivered to the Escrow Agent pursuant to this Section 2(b) shall be deemed to be “Escrow Shares” for all purposes of this Agreement.

3. Escrow.

(a) If the Escrow Agent receives joint written instructions at any time after October 31, 2008 (the “Release Date”) signed by Mascoma and the Celsys Stockholders Representative directing the disposition of all or any portion of the Escrow Account, the Escrow Agent shall release from the Escrow Account the number of shares of Escrow Shares set forth in such instructions as soon as practicable to the appropriate party identified in such instructions, as promptly as practicable after the date of the Escrow Agent’s receipt of such instructions.

(b) If at any time prior to the Release Date, Mascoma seeks the release of all or any portion of the Escrow Shares, it shall provide written notice substantially in the form of Exhibit B hereto (a “Claim Notice”) to the Escrow Agent and the Celsys Stockholders Representative (i) stating the claimed Indemnifiable Amounts in accordance with the provisions of Article VIII of the Merger Agreement (the “Claimed Amount”) (ii) setting forth the Series B I Preferred Stock Value, the Offering Price (as defined in the Restated Charter) or the Common Stock 409A Value, as the case may be, and (iii) setting forth the number of Escrow Shares representing the value of the Claimed Amount (the “Claimed Escrow Shares”).

(c) By no later than 5:00 PM EST on the tenth (10th) business day after receipt of a Claim Notice, the Celsys Stockholders Representative may deliver to Mascoma and the Escrow Agent a written response (the “Response”) in which the Celsys Stockholders Representative will either:

(i)	agree that Mascoma is entitled to receive all of the Claimed Escrow Shares set forth in the Claim Notice and direct the Escrow Agent to deliver to Mascoma the Claimed Escrow Shares from the Escrow Account as promptly as practicable; or

(ii)	dispute that Mascoma is entitled to receive all or any portion of the Claimed Escrow Shares, in substantially the form of Exhibit C hereto (in such an event, the Response will be referred to as an “Objection Notice”) which Objection Notice shall set forth the number of shares of Escrow Shares representing the portion of the Claimed Escrow Shares disputed by the Celsys Stockholders Representative (the “Disputed Escrow Shares”).

(d) In the event that the Escrow Agent receives an Objection Notice from the Celsys Stockholders Representative within such ten (10) business day period disputing Mascoma’s right to all or any portion of the Claimed Escrow Shares sought in the Claim Notice, then the Escrow Agent shall (i) continue to hold the Disputed Escrow Shares, together with any portion of the Escrow Shares not subject to such Claim Notice and (ii) deliver to Mascoma the Claimed Escrow Shares, less the Disputed Escrow Shares. In the event the Celsys Stockholders Representative fails to respond in the ten (10) business day period, then the Escrow Agent shall deliver the Claimed Escrow Shares to Mascoma as promptly as practicable days following the end of such ten (10) business day period.

(e) On the Release Date, the Celsys Stockholders Representative shall deliver written notice to the Escrow Agent and Mascoma (a “Release Notice”) of the termination of the Escrow Account and setting forth therein the Celsys Stockholders Representative’s calculation of the number of shares of Mascoma Series B1 Preferred Stock representing the value of the Escrow Shares that are not subject to then pending Claim Notices (the “Release Escrow Shares”). Mascoma shall deliver a written response to the Celsys Stockholders Representative and the Escrow Agent by no later than 5:00 PM EST on the tenth (10th) business day after receipt of the Celsys Stockholders Representative’s Release Notice of (i) Mascoma’s agreement with the Celsys Stockholders Representative’s calculation of the Release Escrow Shares or (ii) Mascoma’s objection to the Celsys Stockholders Representative’s calculation of the Release Escrow Shares. If Mascoma objects to the release of any Release Escrow Shares, then the Escrow Agent shall deliver to the Celsys Stockholders Representative the Release Escrow Shares, less the number of shares set forth in Mascoma’s written objection to the Release Notice. In the event Mascoma fails to respond in the ten (10) business day period, then the Escrow Agent shall deliver the Release Escrow Shares to the Celsys Stockholders Representative as promptly as practicable following the end of such ten (10) business day period. Any Escrow Shares not released due to any then pending Claim Notices and/or due to any then pending Objection Notices and/or due to Mascoma’s objection pursuant to this Section 3(e) shall be released as promptly as practicable upon the resolution thereof. Mascoma and the Celsys Stockholders Representative shall engage in good faith efforts to resolve, in a timely manner, any disputes which may arise between them under this Agreement by any means which they mutually deem appropriate, including conciliation, seeking assistance of experts, or otherwise. Any dispute, which Mascoma and the Celsys Stockholders Representative are unable to resolve after such efforts, shall be resolved by arbitration conducted in accordance with the dispute resolution provisions of the Merger Agreement, which may be initiated at the election of either Mascoma or the Celsys Stockholders Representative by notice given to the other party.

4. Calculation of Value of Escrow Shares.

For all purposes of this Agreement, including, without limitation, the determination of the Claimed Escrow Shares and/or the Disputed Escrow Shares, each of Mascoma, the Celsys Stockholders and the Celsys Stockholders Representative agree that, (i) prior to the occurrence of the Qualifying Offering Date or the Outside Date, the value of each Escrow Share shall be the Series B1 Preferred Stock Value, (ii) if the Qualifying Offering Date occurs prior to the Outside Date, the value of each Escrow Share shall be the Offering Price and (iii) if the Outside Date occurs prior to the Qualifying Offering Date, the value of each Escrow Share shall be the Common Stock 409A Value.

5. Escrow Agent.

The Escrow Agent undertakes to perform in good faith only such duties as are expressly set forth herein and no other duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Account. The Escrow Agent shall not be liable for any action taken or omitted by it under this Escrow Agreement so long as it shall have acted or omitted to act in good faith and without gross negligence or willful misconduct. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Escrow Account until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment rendered by an arbitrator. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Escrow Agent be responsible for the share certificates when not in the Escrow Agent’s possession. In the event the share certificates will need to be split, divided, or require the Escrow Agent to distribute share amounts which are not equivalent to an exact certificate amount, Mascoma and Celsys shall jointly instruct the Escrow Agent where to send the certificates.

6. Succession.

The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by Mascoma and the Celsys Stockholders Representative. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrow Account to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice executed by Mascoma and the Celsys Stockholders Representative

and submitted to the Escrow Agent. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe will be incurred by the Escrow Agent in connection with the resignation or removal of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further action of any of the parties.

7. Fees.

Mascoma agrees (a) to pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) to pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. Indemnity.

Mascoma and the Celsys Stockholders Representative shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) of all loss, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions from Mascoma or from Mascoma and the Celsys Stockholders Representative, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. Mascoma and the Celsys Stockholders Representative, as the case may be, shall have a right of contribution from the other party for any indemnification payments to the Escrow Agent made by such party that are attributable to the acts or omissions of the other party.

9. Notices.

Any written notice to be given hereunder shall be deemed delivered: (a) when received if given in person or by courier; (b) on the date of transmission if sent by telecopy, email or other wire transmission (receipt confirmed); and (c) if sent by an internationally recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows:

If to Mascoma, addressed as follows:

Mascoma Corporation

161 First Street

Second Floor East

Cambridge, Massachusetts 02142

Telephone No.: 617.234.0099

Fax No.: 617.868.0408

Attention: Jim Schumacher

with a copy to:

Goodwin Procter LLP

599 Lexington Avenue

New York, NY 10022

Telephone No.: (212) 813-8800

Fax No.: (212) 355-3333

Attention: Edward A. Reilly, Jr., Esq.

If to the Celsys Stockholders Representative, addressed as follows:

Brian Stater

10315 Allisonville Road

Fishers, Indiana 46038

Telephone: (317) 842-2616

Facsimile: (317) 841-4257

With a copy to:

Bose McKinney & Evans LLP

2700 First Indiana Plaza

135 North Pennsylvania Street

Indianapolis, IN 46204

Telephone No.: (317) 684-5000

Fax No.: (317) 223-0420

Attention: John A. Millspaugh, Esq. / Jeffrey J. Kirk, Esq.

If to the Escrow Agent, addresses as follows:

JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attn: Chris Vetri/Larissa Urcia

Tel: 212-623-5118

Fax: 212-623-6168/212-623-6380

10. Celsys Stockholders Representative.

The Celsys Stockholders, by executing this Agreement, hereby irrevocably appoint the Celsys Stockholders Representative to act on behalf of the Celsys Stockholders with respect to all matters relating to this Agreement and Article VIII of the Merger Agreement, including without limitation, in considering and certifying the amount of any indemnification hereunder, in communicating with the Celsys Stockholders, in appointing a successor Escrow Agent hereunder, in considering and acting with respect to any amendment or termination of this Agreement and generally in performing all acts expressly required or permitted to be performed by the Celsys Stockholders Representative pursuant hereto and pursuant to the Merger Agreement. Mascoma and the Escrow Agent will have the right to deal exclusively with the Celsys Stockholders Representative with respect to all matters under this Agreement and neither Mascoma nor the Escrow Agent will have any liability to any Celsys Stockholders for any acts or omissions of the Celsys Stockholders Representative, or any acts or omissions taken or not taken by Mascoma or the Escrow Agent at the direction of the Celsys Stockholders Representative, including, but not limited to the transferring of or the failure to transfer any Escrow Shares from the Escrow Account. Upon any distribution of Escrow Shares to the Celsys Stockholders Representative in accordance with this Agreement, the Escrow Agent will be deemed to have fully satisfied any and all obligations to Mascoma and the Celsys Stockholders under this Agreement and the Merger Agreement with respect to the amount of such distribution. By signing below, each Celsys Stockholder hereby appoints the Celsys Stockholder Representative as such Celsys Stockholder’s true and lawful attorney-in-fact, with full power of substitution in the premises, to take all actions and execute all documents, on behalf of the signing Celsys Stockholder, deemed necessary or expedient by the Celsys Stockholder Representative to exercise the power and authority granted thereto under this Agreement. The appointments and delegations provided in this Agreement shall be irrevocable until the termination of the appointment of the Celsys Stockholder Representative. The Celsys Stockholders Representative shall have no duties or responsibilities except those expressly set forth in this Agreement. The Celsys Stockholders Representative shall not be (i) liable to any Celsys Stockholder for any action taken or omitted by him as such hereunder or in connection with the Merger Agreement, unless caused by his gross negligence or willful misconduct, or (ii) responsible to any Celsys Stockholders in any manner for any recitals, statements, representations or warranties made herein or in the Merger Agreement by any of the other parties hereof or thereof, except as expressly set forth herein or therein. The Celsys Stockholders Representative shall not be under any obligation to any party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Merger Agreement. The Celsys Stockholders Representative shall not have by reason of this Agreement or the Merger Agreement a fiduciary relationship in respect of any Celsys Stockholder; and nothing in this Agreement or the Merger Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Celsys Stockholders Representative any obligations in respect of this Agreement or the Merger Agreement except as expressly set forth herein or therein. The Celsys Stockholders Representative shall be entitled to rely upon any directions received from the Celsys Stockholders. The Celsys Stockholder Representative shall not be entitled to fees or other compensation in connection with the Celsys Stockholder Representative’s activities hereunder.

11. Assignment.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, executors, administrators and permitted assigns. None of the Escrow Parties nor (except as otherwise provided in Section 5 hereof) the Escrow Agent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without prior written consent of the other parties hereto.

12. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing, and signed, in the case of an amendment, by the Escrow Agent and all of the Escrow Parties or, in the case of a waiver, by the Escrow Party against whom the waiver is to be enforced.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. Descriptive Headings.

The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14. Term.

This Agreement shall terminate when all Escrow Shares have been delivered in accordance with the terms hereof.

15. Governing Law; Waiver of Jury Trial.

This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in Massachusetts. THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall together constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party.

17. Entire Agreement.

This Agreement sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter. The Schedules, Annexes and Exhibits to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

18. Successor Corporations.

Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall constitute the Escrow Agent under this Agreement without further act.

19. Security Procedures. In the event securities transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Section 10 above), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Mascoma executive officers, (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, Chief Financial Officer, President and Vice-President and, or Celsys’s Stockholders’ Representative. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Parties acknowledge that these security procedures are commercially reasonable.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

MASCOMA:

MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson Title: Chief Executive Officer

CELSYS STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen Title: Chief Executive Officer

CRM HOLDINGS, LLC

By:
Name: Michael Ladisch Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

CELSYS STOCKHOLDERS REPRESENTATIVE:

By:
Name: Brian Stater

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name: Title:

[Signature page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

MASCOMA:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson Title: Chief Executive Officer

CELSYS STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:	/s/ Robert L. Bowen
Name: Robert L. Bowen Title: Chairman

CRM HOLDINGS, LLC

By:
Name: Michael Ladisch Title: Authorized Member

BRIAN STATER

By:	/s/ Brian Stater
Name: Brian Stater

CELSYS STOCKHOLDERS REPRESENTATIVE:

By:	/s/ Brian Stater
Name: Brian Stater

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name: Title:

[Signature page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

MASCOMA:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson Title: Chief Executive Officer

CELSYS STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen Title: Chairman

CRM HOLDINGS, LLC

By:	/s/ Michael Ladisch
Name: Michael Ladisch Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

CELSYS STOCKHOLDERS REPRESENTATIVE:

By:
Name: Brian Stater

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name: Title:

[Signature page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

MASCOMA:

MASCOMA CORPORATION

By:
Name: Bruce A. Jamerson Title: Chief Executive Officer

CELSYS STOCKHOLDERS:

BOWEN BIO-ENERGY, LLC

By:
Name: Robert L. Bowen Title: Chief Executive Officer

CRM HOLDINGS, LLC

By:
Name: Michael Ladisch Title: Authorized Member

BRIAN STATER

By:
Name: Brian Stater

CELSYS STOCKHOLDERS REPRESENTATIVE:

By:
Name: Brian Stater

ESCROW AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Larissa R. Urcia
Name: Larissa R. Urcia Title: Vice President

[Signature page to Escrow Agreement]

Schedule 1

Schedule of Fees

To Act as Escrow Agent

$2,500 per year, without pro-ration for partial years.

SCHEDULE 2

Telephone Number(s) and authorized signature(s) for Person(s) Designated to give and confirm Securities Transfer Instructions

If to Mascoma:

Name	Telephone Number	Signature

1. Jim Schumacher	(617) 715-1454	/s/ Jim Schumacher

2. Eileen Doody	(617) 715-1446	/s/ Eileen Doody

If to Celsys Stockholders’ Representative:

Name	Telephone Number	Signature

1. Brian Stater	(317) 596-4629	/s/ Brian Stater

EXHIBIT A

Escrow Shares

Name on Stock Certificate	Shares of Series B1 Preferred Stock
Bowen Bio-Energy, LLC	52,083
CRM Holdings, LLC	35,156
Brian J. Stater	6,510

EXHIBIT B

Claim Notice

(Insert Date)

JPMorgan Chase Bank, N.A.

[Address]

Attn: [---]

Re: Claim Notice for A/C [---]

Dear Sir/Madam:

This notice relates to the Escrow Agreement (the “Escrow Agreement”), dated as of October 31, 2007, by and among Mascoma Corporation, a Delaware corporation (“Mascoma”), the undersigned stockholders of Celsys Biofuels, Inc., an Indiana corporation, Brian Stater, an individual resident of the State of Indiana and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

In accordance with Section 3(b) of the Escrow Agreement, Mascoma hereby gives notice that is has a claim in accordance with Article VIII of the Purchase Agreement.

The Claimed Amount is $        . The value of one (1) Escrow Share is [---], resulting in an amount of Claimed Escrow Shares of                     .

Unless by 5:00PM EST on the tenth (10th) business day after the Escrow Agent’s receipt of this Claim Notice, the Celsys Stockholders Representative gives written notice to Mascoma and the Escrow Agent disputing the validity or appropriateness of the release of this amount to the Buyer (an “Objection Notice”), the Escrow Agent shall release to Mascoma the number of Claimed Escrow Shares set forth above.

Sincerely,

MASCOMA CORPORATION

By:

Name:

Title:

EXHIBIT C

Objection Notice

(Insert Date)

JPMorgan Chase Bank, NA.

[Address]

Attn: [---]

Mascoma Corporation

161 First Street

Second Floor East

Cambridge, Massachusetts 02142

Attn: Jim Schumacher

Re: Objection Notice for A/C [---]

Dear Sir/Madam:

This notice relates to the Escrow Agreement (the “Escrow Agreement”), dated as of October 31, 2007, by and among Mascoma Corporation, a Delaware corporation (“Mascoma”), the undersigned stockholders of Celsys Biofuels, Inc., an Indiana corporation, Brian Stater, an individual resident of the State of Indiana and JPMorgan Chase Bank, N.A. as escrow agent thereunder.

In accordance with Section 3(c)(ii) of the Escrow Agreement, we hereby dispute Mascoma’s right to (all/insert amount) of the Claimed Escrow Shares sought in the Claim Notice dated (insert date).

Sincerely,

CELSYS STOCKHOLDERS REPRESENTATIVE

By:

Name: Brian Stater

Exhibit 2.2(B) Escrow Shares

EXHIBIT 2.2(B)

Escrow Shares

Name on Stock Certificate	Shares of Series B1 Preferred Stock
Bowen Bio-Energy, LLC	52,083
CRM Holdings, LLC	35,156
Brian J. Stater	6,510

Exhibit 2.3 Surrender Certificate

SURRENDER CERTIFICATE

Pursuant to Section 2.3 of that certain Agreement and Plan of Merger dated of even date herewith and entered into by and among MASCOMA CORPORATION, a Delaware Corporation (“Parent”), MASCOMA SUB I, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); CELSYS BIOFUELS, INC., an Indiana corporation (“Celsys”); and certain shareholders of Celsys (the “Merger Agreement”), the undersigned, who is a Non-Managing Stockholder of Celsys, hereby individually represents; warrants and covenants to Parent and Merger Sub, as follows:

(a) Subject to applicable community property laws, the undersigned is the lawful owner of the shares of Celsys capital stock identified on the attached Exhibit A as being owned by the undersigned and to be exchanged for the Parent Merger Shares pursuant to the Merger Agreement and has, and on the Closing Date will have, good and clear title to such shares of Celsys capital stock, free of all Liens.

(b) The undersigned has, and on the Closing Date will have, full legal right, power and authority to execute this Surrender Certificate and to sell and deliver the shares of Celsys capital stock owned by the undersigned in the manner provided in the Merger Agreement. The undersigned has duly and validly executed this Surrender Certificate and has, or prior to the Closing will have, duly and validly executed and delivered all other agreements contemplated by the Merger Agreement as being required to be delivered by the undersigned, and each of this Surrender Certificate and such other agreements to which the undersigned is a party constitutes a valid, binding and enforceable obligation of the undersigned in accordance with its terms.

(c) The execution and delivery of this Surrender Certificate and the other agreements contemplated by the Merger Agreement to which the undersigned is, or after the full execution and delivery of other agreements at or before Closing will be, a party, and the consummation of the transactions contemplated by the Merger Agreement, will not require, on the part of the undersigned, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which the undersigned is a party or by which the undersigned or property of the undersigned is bound, and will not constitute a violation on the part of the undersigned of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to the undersigned or property of the undersigned.

The undersigned hereby individually agrees to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to, any and all Indemnifiable Amounts of every nature whatsoever incurred by Parent (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by the undersigned, of any representation, warranty or covenant in this

Surrender Certificate, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent; provided, however, that the obligation of the undersigned to indemnify Parent shall be subject to the following limitations:

(a) Parent will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts to which Parent is entitled hereunder, pursuant to the Merger Agreement, or pursuant to any other Surrender Certificate provided to Parent by another Non-Managing Stockholder (which shall be determined for all purposes of the Merger Agreement and hereof disregarding any qualification in any representation or warranty as to “materially” or “material”) exceed Fifty Thousand Dollars ($50,000.00) (the “Threshold Amount”);

(b) Parent’s sole right to indemnification from the undersigned shall be limited to fifty percent (50%) of the Parent Units issued to the undersigned at Closing;

(c) in the absence of criminal activity or fraud, and except as otherwise agreed to by the undersigned, Parent’s sole source of compensation to satisfy any indemnification claim to recover Indemnifiable Amounts incurred by Parent hereunder will be limited to that number of Parent Merger Shares issued to the undersigned at Closing representing the value of such Indemnifiable Amounts. Parent will not be entitled to seek cash compensation from the undersigned to satisfy any indemnification claim sought by Parent hereunder, and

(d) prior to the occurrence of the Qualifying Offering Date or the Outside Date, the value of each Parent Merger Share shall be the Series B1 Preferred Stock Value, (ii) if the Qualifying Offering Date occurs prior to the Outside Date, the value of each Parent Merger Share shall be the Offering Price and (iii) if the Outside Date occurs prior to the Qualifying Offering Date, the value of each Parent Merger Share shall be the Common Stock 409A Value.

This Surrender Certificate may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

Capitalized terms and phrases not defined in this Surrender Certificate shall have the meanings ascribed to them in the Merger Agreement.

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Surrender Certificate will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice:

2

If to Parent or Merger Sub:	Mascoma Corporation
161 First Street
Second Floor East
Cambridge, Massachusetts 02142
Telephone No.: 617.234.0099
Fax No.: 617.868.0408
Attention: Jim Schumacher

With copies to:	Goodwin Procter LLP
599 Lexington Avenue
New York, NY 10022
Telephone No.: (212) 813-255
Fax No.: (212) 355-3333
Attention: Edward A. Reilly, Jr.

If to the Non-Managing Stockholder:	See Attached Exhibit B.

With a copy to:	Bose McKinney & Evans LLP
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, IN 46204
Telephone No.: (317) 684-5000
Fax No.: (317) 684-5173
Attention: John A. Millspaugh, Esq.
Jeffrey J. Kirk, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this paragraph.

[Signature Page follows]

3

EXECUTED and delivered this 24th day of October, 2007.

PURDUE RESEARCH FOUNDATION

By:
Joseph B. Hornett, Senior VP, Treasurer and COO

- OR -

BOWEN ENGINEERING CORPORATION

By:	/s/ Doug Bowen
Doug Bowen, President

- OR -

LOWE’S LTD., L.P.

By:
L. Robert Lowe, Jr., General Partner

- OR -

David Mann, Individually

- OR -

Larry J. Hannah, Individually
- OR -

/s/ Terry L. Bowen
Terry L. Bowen, Individually

- OR -

EXECUTED and delivered this      day of October, 2007.

PURDUE RESEARCH FOUNDATION

By:
Joseph B. Hornett, Senior VP, Treasurer and COO

- OR -

BOWEN ENGINEERING CORPORATION

By:
Doug Bowen, President

- OR -

LOWE’S LTD., L.P.

By:	/s/ L. Robert Lowe, Jr.
L. Robert Lowe, Jr., General Partner

- OR -

David Mann, Individually

- OR -

Larry J. Hannah, Individually
- OR -

Terry L. Bowen, Individually

- OR -

[Signature page to Surrender Certificate]

EXECUTED and delivered this 26th day of October, 2007.

PURDUE RESEARCH FOUNDATION

By:	/s/ Joseph B. Hornett
Joseph B. Hornett, Senior VP, Treasurer and COO

- OR -

BOWEN ENGINEERING CORPORATION

By:
Doug Bowen, President

- OR -

LOWE’S LTD., L.P.

By:
L. Robert Lowe, Jr., General Partner

- OR -

David Mann, Individually

- OR -

Larry J. Hannah, Individually
- OR -

Terry L. Bowen, Individually

- OR -

[Signature page to Surrender Certificate]

EXECUTED and delivered this 25 day of October, 2007.

PURDUE RESEARCH FOUNDATION

By:
Joseph B. Hornett, Senior VP, Treasurer and COO

- OR -

BOWEN ENGINEERING CORPORATION

By:
Doug Bowen, President

- OR -

LOWE’S LTD., L.P.

By:
L. Robert Lowe, Jr., General Partner

- OR -

/s/ David Mann
David Mann, Individually

- OR -

Larry J. Hannah, Individually
- OR -

Terry L. Bowen, Individually

- OR -

[Signature page to Surrender Certificate]

EXECUTED and delivered this      day of October, 2007.

PURDUE RESEARCH FOUNDATION

By:
Joseph B. Hornett, Senior VP, Treasurer and COO

- OR -

BOWEN ENGINEERING CORPORATION

By:
Doug Bowen, President

- OR -

LOWE’S LTD., L.P.

By:
L. Robert Lowe, Jr., General Partner

- OR -

David Mann, Individually

- OR -

/s/ Larry J. Hannah
Larry J. Hannah, Individually
- OR -

Terry L. Bowen, Individually

- OR -

[Signature page to Surrender Certificate]

/s/ Robert L. Bowen
Robert L. Bowen, Individually

- OR -

ROCH ENTERPRISES, L.P.

By:	LMR, Inc., General Partner

By:
L. Marshall Roch, II, President

- OR -

/s/ Bradley D. Spindler
Bradley D. Spindler, Individually

(the “Non-Managing Stockholder”)

ACCEPTED this      day of October, 2007:

MASCOMA CORPORATION

By:
Printed:
Title:

Robert L. Bowen, Individually

- OR -

ROCH ENTERPRISES, L.P.

By:	LMR, Inc., General Partner

By:	/s/ L. Marshall Roch, II
L. Marshall Roch, II, President

- OR -

Bradley D. Spindler, Individually

(the “Non-Managing Stockholder”)

[Signature page to Surrender Certificate]

ACCEPTED this 26th of October, 2007:

MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson
Name: Bruce A. Jamerson
Title: Chief Executive Officer

[Signature page to Surrender Certificate]

EXHIBITA

Celsys Capital Stock

Shareholder Name	Type of Stock	No. of Shares
Purdue Research Foundation	Common	364,444
David Mann	Common	5,000
Larry Hannah	Common	2,000
Bowen Engineering Corporation	Common	230,247
Terry L. Bowen	Common	105,481
Lowe’s Ltd., L.P.	Common	105,432
Robert L. Bowen	Common	105,283
Roch Enterprises, L.P.	Common	88,889
Bradley D. Spindler	Common	25,000

EXHIBIT B

Non-Managing Stockholder Addresses

Purdue Research Foundation	Terry L. Bowen
3000 Kent Avenue	8239 Clearwater Point
West Lafayette, IN 47906	Indianapolis, IN 46240
Telephone No.: 765-494-6725	Telephone No.: 317-842-1639
Fax No.: 765-496-1277	Fax No.:
Attention: Joe Hornett
Mark Krivchenia

Bowen Engineering Corp.	Robert L. Bowen
10315 Allisonville Rd	8239 Clearwater Point
Fishers, IN 46038	Indianapolis, IN 46240
Telephone No.: 317-842-2616	Telephone No.: 317-842-1639
Fax No.: 317-841-4257	Fax No.:
Attention: Doug Bowen

Lowe’s Ltd., LP	Roch Enterprises, LP
135 N. Pennsylvania Street, Suite 2700	2006 East Robinwood Dr.
Indianapolis, IN 46204	Muncie, IN 47304
Telephone No.: 317-684-5351	Telephone No.: 765-289-7073
Fax No.: 317-223-0351	Fax No.: 765-288-6939
Attention: L. Robert Lowe, Jr.	Attention: Dr. L. Marshall Roch

David O. Mann	Bradley D. Spindler
11611 North Meridian Street, Suite 310	12414 Hurlock Dr
Carmel, IN 46032	Fishers, IN 46037
Telephone No.: 317-306-9792	Telephone No.: 317-777-8952
Fax No.:

Larry Hannah
1612 Wind Castle Trail
Indianapolis, IN 46280
Telephone No.: 317-494-7940
Fax No.:

[Signature page to Surrender Certificate]

Exhibit 5.2(b) Parent Second A&R Charter

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “MASCOMA CORPORATION”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2007, AT 5:53 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4035312 8100 071171764	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6118351 DATE: 10-30-07

State of Delaware Secretary of State Division of Corporations Delivered 05:54 PM 10/30/2007 FILED 05:53 PM 10/30/2007 SRV 071171764 - 4035312 FILE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MASCOMA CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Mascoma Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Mascoma Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on October 14, 2005.

2. That the Board of Directors duly adopted resolutions proposing to aniend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the corporation (the “Corporation”) is Mascoma Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is (i) 32,625,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 22,029,073 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”), of which: (A) 5,000,000 of such shares of Preferred Stock are designated as shares of Series A Preferred Stock (the “Series A Preferred”), (B) 5,162,500 of such shares of

Preferred Stock are designated as shares of Series Al Preferred Stock (the “Series Al Preferred”), (C) 11,241,573 of such shares of Preferred Stock are designated as shares of Series B Preferred Stock (the “Series B Preferred”) and (D) 625,000 of such shares of Preferred Stock are designated as shares of Series B I Preferred Stock (the “Series B1 Preferred”), each with the rights and preferences set forth below.

The term “Preferred Stock” as used herein without reference to the Series A Preferred, the Series Al Preferred, the Series B Preferred or Series B I Preferred shall mean the Series A Preferred, the Series Al Preferred, the Series B Preferred and Series B1 Preferred share for share alike and without distinction as to series, except as otherwise expressly provided.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. Voting Rights. Subject to the rights and preferences of any Preferred Stock outstanding, the holders of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the shareholders of the Corporation.

2. Dividends. Subject to the rights and preferences of any Preferred Stock outstanding, dividends may be paid on the Common Stock out of funds legally available therefor as and when declared by the Board of Directors.

3. Liquidation Rights. Subject to the prior and superior right of any Preferred Stock outstanding, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive distributions as provided in Article FOURTH, Part B below.

4. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions, of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock.

5. Increase/Decrease of Common Stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, voting as a single class, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

B.	PREFERRED STOCK

1. Dividends. The holders of shares of the Series A Preferred, the Series Al Preferred and the Series B Preferred Stock shall be entitled to receive non-cumulative dividends in preference to holders of Common Stock, if and when declared by the Board of Directors from funds that are legally available therefore, on a pari passu basis in proportion to the preferential

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amount each such holder is entitled to receive, at the rate of $.064 per share per annum for the Series A Preferred, $.08 per share per annum for the Series Al Preferred and $.2136 per share per annum for the Series B Preferred (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, reclassification of shares, recapitalization or other similar event). The Corporation shall not declare, pay or set aside any dividends on any other shares of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock, the Series Al Preferred Stock and the Series B Preferred Stock then outstanding shall first receive a dividend on each outstanding share of the Series A Preferred Stock, the Series Al Preferred Stock and the Series B Preferred Stock in an amount at least equal to the amount described in the preceding sentence. The holders of Preferred Stock shall be entitled to participate pro rata on an as-converted-basis on any dividends paid to the holders of Common Stock.

2. Liquidation.

(a) Payment to Preferred Stock Upon Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Preferred Stock shall be entitled to receive an amount, such amount to be paid first out of the assets of the Corporation available for distribution to holders of the capital stock of all classes, equal to the original purchase price per share (the “Original Issue Price”) for each share of Series A Preferred, Series Al Preferred, Series B Preferred and Series B1 Preferred as follows: $.80 per share with respect to the Series A Preferred, $1.00 per share with respect to the Series Al Preferred, $2.67 per share with respect to the Series B Preferred and $8.40 per share with respect to the Series B I Preferred (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, distribution, combination of shares, reclassification of shares, recapitalization or other similar event) plus all dividends declared but unpaid thereon.

If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Preferred Stock of all amounts distributable to them under this Section 2(a), then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Preferred Stock on a pari passu basis in proportion to the full preferential amount each such holder is otherwise entitled to receive.

After such payments shall have been made in full to the holders of the Preferred Stock or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock held by them.

Upon conversion of shares of Preferred Stock into shares of Common Stock pursuant to Section 3, the holder of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up of the Corporation, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common stock.

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(b) Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

(c) Merger as Liquidation etc. The (i) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any consolidation, merger or reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions immediately after such consolidation, merger or reorganization (or, if the surviving entity is a wholly owned subsidiary, a consolidation or merger with its parent) or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred (a “Merger” provided that a Merger shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof); or (ii) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation (unless such sale, lease, license or disposition is to a corporation or other entity the equity ownership of which reflects a change of fifty percent (50%) or less in voting power from the percentage voting power of the shareholders of the Corporation before such transaction) (an “Asset Transfer”), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 unless the holders of at least seventy-five percent (75%) of the then outstanding shares of Preferred Stock (voting as a single class on an as converted basis) elect to the contrary by giving written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of Section 3(h) shall apply. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

(d) Notice and Opportunity to Exercise Conversion Rights. Notwithstanding anything to the contrary that may be inferred from the provisions of this Section 2, each holder of shares of Preferred Stock shall be entitled to receive notice from the Corporation pursuant to Section 6(b) hereof of any proposed liquidation, dissolution or winding up of the Corporation at least 20 days prior to date on which any such liquidation, dissolution or winding up of the Corporation is scheduled to occur and, at any time prior to any such liquidation, dissolution or winding up of the Corporation, to convert any or all of such holder’s shares of Preferred Stock into shares of Common Stock pursuant to Section 3 hereof.

3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert; Conversion Prices. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office

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of the Corporation or any transfer agent for such Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such share by the Conversion Price for such share, determined as hereinafter provided, in effect at the time of conversion. The “Conversion Price” shall mean, with respect to any share of Preferred Stock, the price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of such share, The Conversion Price of a share of Preferred Stock shall initially be the Original Issue Price of such share. The initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided.

(b) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 4, the right to convert the shares (the “Conversion Rights”) designated for redemption pursuant to Section 3(a) shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock, unless such payments are not fully paid on such day, in which case the Conversion Rights for such shares shall continue until such payment is paid in full.

(c) Automatic Conversion.

(i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon (i) the written election of holders of at least seventy-five percent (75%) of the Preferred Stock then outstanding, voting as a single class (an “Automatic Conversion Election”) or (ii) the closing of a public offering, underwritten by an investment banking firm approved by the holders of seventy-five percent (75%) of the shares of Preferred Stock then outstanding, voting as a single class, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public for a total offering of at least $20,000,000 (a “Qualifying Initial Public Offering”). In the event of a Qualifying Initial Public Offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted their Preferred Stock until the closing of the Qualifying Initial Public Offering.

Upon the effective date of an Automatic Conversion Election or the closing of the Qualifying Initial Public Offering, all shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of

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Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder of such shares notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Preferred Stock, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(ii) All of the outstanding shares of Series B1 Preferred Stock shall:

(1) if the Qualifying Offering Date (as defined below) occurs prior to April 1, 2008, or any subsequent date mutually agreed upon by the Corporation and the affirmative vote of the shares representing a majority of the Series B1 Preferred Stock then outstanding, (the “Outside Date”), automatically be converted into the number (rounded to the nearest whole number) of shares of Offering Stock (as defined below) equal to the greater of (A) the quotient obtained by dividing the 5,250,000 by the Offering Price (as defined below) or (B) the number of shares of Offering Stock which are convertible into 2.00% of the Common Stock which would be outstanding on the Qualifying Offering Date if all outstanding and exercisable Options (as defined in Section 3(e)(i)(1)) and all outstanding shares of Preferred Stock and Offering Stock (including any shares to be issued to the holders of Series B1 Preferred Stock as provided in this Section 3(c)(ii)) were converted into Common Stock on such date (the “Formula Diluted Shares”). As used herein: (aa) “Qualifying Offering” shall mean an offering by the Corporation of shares of capital stock of the Corporation that results in not less than $30,000,000 in proceeds to the Corporation; (bb) “Offering Stock” means the shares of capital stock of the Corporation issued in connection with a Qualifying Offering; (cc) “Offering Price” means the weighted average per share price (rounded to the nearest hundredth) paid by the purchasers of the Offering Stock in the Qualifying Offering (without giving effect to any Offering Stock to be issued to the holders of Series B1 Preferred Stock as provided in this Section 3(c)(ii)); and (dd) “Qualifying Offering Date” shall mean the date on which the Corporation closes the Qualifying Offering.

(2) if the Outside Date occurs prior to the Qualifying Offering Date, automatically be converted into the number (rounded to the nearest whole number) of shares of Common Stock equal to the greater of (A) the quotient obtained by dividing the 5,250,000 by the Common Stock 409A Value and (B)

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2.00% of the Formula Diluted Shares on the Outside Date. “Common Stock 409A Value” means the most recent value of the per share price of Common Stock as determined by an independent appraiser selected by the Corporation to value its Common Stock for purposes of the Corporation’s equity compensation plans.

Upon the Qualifying Offering Date or the Outside Date, as the case may be, all shares of Series B1 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Offering Stock or Common Stock, as the case may be, issuable upon such conversion unless certificates evidencing such shares of Series BI Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder of such shares notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series BI Preferred Stock, the holders of such Series B1 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Offering Stock or Common Stock, as the case may be, into which the shares of the Series B1 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Offering Stock or Common Stock, as the case may be, shall be issued upon conversion of the Series B1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(d) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the office of the Corporation or of any transfer agent for the Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of such holder’s nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any

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declared and unpaid dividends on the shares of Preferred Stock being converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except as set forth in the second paragraph of Section 3(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates for the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 3(e), the following definitions shall apply.

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Original Issue Date” shall mean the first date on which a share of Preferred Stock was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than shares of Common Stock and Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

(A) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(B) up to 162,500 shares of Series AI Preferred issued for the Original Issue Price of such shares upon exercise or conversion of a warrant issued to a lender in connection with a loan to the Corporation;

(C) up to 8,000,000 shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to either (i) a stock purchase or option plan or other employee stock bonus arrangement in existence prior to the Original Issue Date or (ii) any stock purchase or option plan adopted by the Corporation after the Original Issue Date that in each case is approved by the affirmative vote of a majority of the Board of Directors, which vote must include at least two directors designated by the holders of the Preferred Stock, one of whom shall be the director which General Catalyst Partners

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shall have designated (a “Majority of the Directors”) (collectively with the plans or arrangements identified in subclause (i), the “Plans” and each individually a “Plan”); provided, however, that the number of shares referred to in this clause may be adjusted pursuant to provisions for adjustment in case of stock split, stock dividend, distribution, combination, reclassification, recapitalization or other similar event contained in any such Plan; and provided further that such number of shares may be. adjusted upward by the affirmative vote of the a Majority of the Directors;

(D) shares of Common Stock issued or issuable upon exercise of options or convertible securities issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by an affirmative vote of a Majority of the Directors;

(E) shares of Common Stock and shares of Common Stock issuable upon exercise of Options or Convertible Securities issued to banks, equipment lessors, venture debt lenders or other financial institutions pursuant to a debt financing or equipment leasing transaction approved by an affirmative vote of a Majority of the Directors;

(F) shares of Common Stock issued to Dartmouth College in connection with a licensing agreement approved by a majority of the Board of Directors of the Corporation;

(G) shares of Common Stock issued to Advanced Bioconversion Technologies, Inc. in connection with an asset purchase agreement approved by a majority of the Board of Directors of the Corporation;

(H) shares of Common Stock issued to the University of Stellenbosch, or an affiliated entity thereof, in connection with a licensing agreement approved by a majority of the Board of Directors of the Corporation; and

(I) shares of Common Stock issued in connection with a licensing agreement approved by an affirmative vote of a Majority of the Directors.

(ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which Preferred Stock is convertible shall be made, by adjustment in the Conversion Price, in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the relevant Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

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(iii) Issue or Sale of Securities Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue or sell any Options or Convertible Securities (other than those excluded from the definition of Additional Shares of Common Stock in Section 3(e)(i)(4) pursuant to clauses (A), (B), (i)(4)(C), (i)(4)(D) or (i)(4)(E) thereof) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or sale or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(e)(v)) received for such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue or sale or such record date, as the case may be; and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue hereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

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(I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

(E) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the actual date of their issuance.

(2) Stock Dividends Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

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(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) at the time at which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the time of actual payment of such dividend.

(iv) Adjustment of Conversion Price Upon Issuance, Sale or Deemed Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(1) but not including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(2) as a result of a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of outstanding shares of Common Stock), without consideration or for a consideration per share less than the Conversion Price of a particular series of Preferred Stock in effect on the date of and immediately prior to such issue or sale, then and in such event, the Conversion Price with respect to such Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

P1 Q1 + P2 Q2
New Conversion Price =
Ql + Q2

where:

P1 =	Conversion Price of Preferred Stock in effect immediately prior to such new issue or sale.

QI =	Number of shares of Common Stock deemed outstanding immediately prior to such new issue or sale.

P2 =	Weighted average price per share of Common Stock received by the Corporation upon such new issue or sale.

Q2 =	Number of shares of Common Stock issued or sold, or deemed to have been issued, in the subject transaction.

For the purpose of this Section 3(e)(iv), (i) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the

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Corporation or shares of Common Stock held for the account of the Corporation or any of its subsidiaries; and (ii) all shares of Common Stock issuable upon conversion or exercise of shares of Preferred Stock, other Convertible Securities and options outstanding immediately prior to the issue or sale of Additional Shares of Common Stock triggering the adjustment provided for, by this Section 3(e)(iv) shall be deemed to be outstanding shares of Common Stock for purposes of calculating such adjustment. Anything contained in this Section 3(e)(iv) to the contrary notwithstanding, the applicable Conversion Price shall not be reduced at any time if the amount of such reduction would be an amount less than $.0l, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carved forward, shall aggregate $.01 or more.

(v) Determination of Consideration. For purposes of this Section 3(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iii)(1) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable as consideration for the issue of such Options or Convertible Securities plus the minimum aggregate amount., of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for

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a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends Distributions or Subdivisions. In the event Additional Shares of Common Stock shall be deemed to have been issued in a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) described in Section 3(e)(iii)(2), the Conversion Price in effect immediately prior to the record date or effectiveness, as the case may be, of such dividend, distribution or subdivision shall, concurrently with such record date or effectiveness, be proportionately decreased.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(f) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

(g) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share, into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of

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Preferred Stock after the capital reorganization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price for each series of Preferred Stock then in effect and the number of shares issuable upon conversion of each series of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Adjustment for Merger or Asset Transfer. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall merge or consolidate with or into another entity or sell, lease, give an exclusive license to, or otherwise dispose of all or substantially all of its assets (other than a Merger or Asset Transfer that is treated as a liquidation pursuant to Section 2(c)), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 3 set forth with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(i) Waiver of Anti-dilution Protection. To the extent that the provisions of Sections 3(e), 3(f), 3(g) and 3(h) apply to Preferred Stock, such provisions may be waived by the written consent of the holders of at least seventy-five percent (75%) in voting power of shares of Preferred Stock then outstanding. For the purposes of this Section 3(i), a waiver on one occasion shall not constitute a waiver on any further occasion.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, summarizing the principal facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of each share of Preferred Stock. Failure to request or provide such notice shall have no effect on any such adjustment.

(k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Merger (as defined in Section 2(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any Asset Transfer (as defined in

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Section 2(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least 10 days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon. which such action is to take effect (or, in either case, such shorter period approved by the holders of seventy-five percent (75%) of the outstanding Preferred Stock, voting as a single class) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Merger, reorganization, reclassification, transfer, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and the date before which the holders of at least seventy-five percent (75%) of the then outstanding shares of Preferred Stock, voting as a single class, must elect for Section 3(h) to apply, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Merger, reorganization, reclassification, transfer, Asset Transfer, dissolution, liquidation or winding up.

(1) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of Preferred Stock.

(n) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner that interferes with the timely conversion or transfer of such Preferred Stock or Common Stock, except as may otherwise be required by applicable law.

4. Redemption.

(a) Redemption. Shares of Series A Preferred, Series Al Preferred and Series B Preferred (collectively, the “Redemption Stock”) shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Original Issue Price with respect to such shares, plus any accrued but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing sixty (60) days after receipt by the Corporation at any time on or after November 1, 2013, from the holders of at least seventy-five percent (75%) of the then outstanding shares of Redemption Stock, of written notice requesting redemption of all shares of Redemption Stock (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Redemption Stock owned by each holder, that

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number of outstanding shares of Redemption Stock determined by dividing (i) the total number of shares of Redemption Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Redemption Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefore.

(b) Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Redemption Stock not less than twenty (20) days prior to each Redemption Date. Each Redemption Notice shall state:

(i) the number of shares of Redemption Stock held of record by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price;

(iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 3(b)); and

(iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Redemption Stock to be redeemed.

(c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Redemption Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 3(a), shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Redemption Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption Date. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Redemption Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of

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Redemption Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Redemption Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

5. Voting Rights. Except as otherwise required by law or hereinafter set forth, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any meeting of stockholders and to vote as one class upon any matter submitted to the stockholders for a vote, on the following basis:

(a) Holders of Common Stock shall have one vote per share; and

(b) Holders of Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

Without limiting the generality of the foregoing, and notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of Preferred Stock and Common Stock, voting as one class in accordance with the provisions of this Section 5. Except as otherwise hereinafter set forth, with respect to all questions as to which, under law, stockholders are entitled to vote by classes, the Preferred Stock shall vote together as a single class separately from the Common Stock.

6. Covenants.

(a) As long as at least 4,905,815 shares of Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment of this Certificate of Incorporation, merger, consolidation, operation of law or otherwise, without first having provided the written notice of such proposed action to each holder of outstanding shares of Preferred Stock required by Section 6(b) and having obtained the affirmative vote or written consent of the holders of not less than seventy-five percent (75%) of the voting power of the then outstanding shares of Preferred Stock, voting together as a single class, with each share of Preferred Stock entitling the holder thereof to that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder could then be converted:

(i) alter or change the rights, preferences, or privileges of the Preferred Stock;

(ii) increase or decrease the authorized number of shares of Preferred Stock, Series A Preferred, Series Al Preferred or Series B Preferred;

(iii) create (by reclassification or otherwise), authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any

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security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Corporation senior to or in parity with the Preferred Stock in any respect;

(iv) redeem, purchase, retire or otherwise acquire for value (or pay into or set aside for a sinking fund, or apply any of its assets, for such purpose), or declare and pay or set aside funds for the, payment of any dividend with respect to, any share or shares of capital stock, directly or indirectly, through subsidiaries or otherwise, except for: (A) the repurchase of unvested shares from officers, employees, directors or consultants of the Corporation at cost, pursuant to the terms of agreements that were entered into in connection with the original issuance of such capital stock (or options to purchase such capital stock), (B) a redemption approved by a Majority of the Directors or (C) the repurchase of shares pursuant to an agreement or arrangement previously approved by holders of Preferred Stock;

(v) pay or declare any dividend or distribution on any shares of Common Stock or Preferred Stock;

(vi) increase or decrease the authorized number of directors of the Corporation;

(vii) effect any Asset Transfer (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money), any liquidation, dissolution or winding up of the Corporation, or any Merger;

(viii) amend the terms of Common Stock, including increasing or decreasing the authorized number of shares of Common Stock;

(ix) authorize any transaction with senior management of the Corporation, except for arms length employment agreements approved by the Board of Directors; or

(x) otherwise amend the Corporation’s Certificate of Incorporation or By-laws;

(b) Any other provision of the Corporation’s Certificate of Incorporation or By-laws to the contrary notwithstanding, notice of any action specified in Section 6(a) shall be given by the Corporation to each holder of outstanding shares of Preferred Stock by overnight delivery or first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the Corporation, at least 20 days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least 20 days before the date when such proposed action is scheduled to occur. The holders of at least seventy-five percent (75%) of the outstanding shares of Preferred Stock may waive any notice required by Section 2(d) or this Section 6(b) by a written document indicating such waiver.

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7. Election of Board of Directors.

(a) The holders of Preferred Stock, voting as a single class, shall be entitled to elect three (3) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(b) The holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(c) The holders of at least sixty-seven percent (67%) of the Common Stock and Preferred Stock, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

8. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the board of directors of the Corporation; and

(b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation; and

(c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation; and

(d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

SIXTH: The Corporation shall indemnify each person who at anytime is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise,

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against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal. In furtherance of and not in limitation of the foregoing, the Corporation shall advance expenses, including attorneys’ fees, incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Notwithstanding the foregoing, the Corporation shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made; be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article EIGHTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

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TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*    *    *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 30th day of October, 2007.

By:	/s/ Bruce A. Jamerson
Bruce A. Jamerson

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Exhibit 7.1(C) Ladisch Employment Offer Letter

EXHIBIT 7.1(C)

Ladisch Employment Agreement

(attached hereto)

EXECUTION COPY

October 30, 2007

Michael Ladisch, Ph.D.

1014 Kingswood Rd West

W. Lafayette, IN 47906

Re:	Employment as Chief Technology Officer

Dear Michael:

I am delighted to confirm the terms on which you will be employed by Mascoma Corporation (the “Company”). When signed by you, this offer letter shall constitute an employment agreement between you and the Company.

I. Position. You will serve as Chief Technology Officer of the Company reporting directly to the Senior Vice President, Research and Development. In that position, you will be a member or the Mascoma Leadership Team.

2. Time Commitment, Continued Laboratory Affiliation and Work Location.

(a) During your employment, your work time shall be allocated such that, on average, you shall devote work time as follows: (i) approximately 2.5 work days per week to your services for the Company as Chief Technology Officer pursuant to this letter agreement; (ii) approximately 1.5 work days per week to your services pursuant to the Sponsored Research Agreement to be negotiated and executed between Mascoma and Purdue University; and (iii) approximately one work day per week to your continued service as Director of the Laboratory of Renewable Resources Engineering (“LORRE”) and Distinguished Professor at Purdue University (“Purdue”). You shall make arrangements with Purdue such that, other than your service as Director of LORRE, you shall be on a leave of absence from your employment with Purdue.

(b) You shall perform your services pursuant to (a)(i) and (ii) above from the Company’s office in Cambridge, Massachusetts or at such other locations as may be necessitated by your responsibilities for the Company.

(c) During your employment, you may also continue to perform your current responsibilities for the National Academy of Engineering, the National Institutes of Health Study Section and those obligations and responsibilities attached and incorporated as Exhibit A attached hereto (hereinafter collectively “Continuing Obligations”). It is anticipated that your Continuing Obligations as of June 2008 will be your current responsibilities for the National Academy of Engineering, the National Institute of Health Study Section and those obligations and responsibilities attached and incorporated as Exhibit A-1 attached hereto. During your employment, you shall not engage in any professional or business activities other than those

Michael Ladisch, Ph.D.

specified above, except as approved in writing by the Company’s Senior Vice President, Research & Development or its Chief Executive Officer.

3. Start Date. Your employment will begin on Monday, November 26, 2007, following the closing of a merger of the Company and Celsys BioFuels, Inc. (“Celsys”) pursuant to an Agreement and Plan of Merger between the Company and Celsys (the “Start Date”).

4. Salary. You will be paid a salary at a rate of $4,666.67 per semimonthly pay period, which represents an annual base salary rate of $112,000, which represents one-half of your current Purdue salary, plus the Company’s calculation of a gross-up for tax purposes of a further $16,200 to approximate your Purdue retirement plan contribution rate.

5. Performance Bonus Compensation. During your employment, you may be considered annually for a performance bonus. Currently, your anticipated performance bonus target will be 20% of your base salary (initially $112,000 per annum). An additional component of the bonus plan that can provide a significant upside to the target bonus may be available based on outstanding corporate or personal performance. Performance bonus compensation in any year, if any, will be determined by the Board of Directors of the Company (the “Board”) based on your performance and that of the Company, relative to milestones to be agreed upon between you and your manager, and otherwise in accordance with the general employee bonus program agreed upon by the Compensation Committee of the Board.

6. Housing Allowance. The Company will provide you with a monthly allowance (the “Housing Allowance”) in the amount of $3,000.00 to assist you with housing expenses and air travel to and from the Cambridge area for a period of up to two (2) years. You acknowledge that this allowance will represent taxable compensation to you and that the Company will report this income and withhold taxes, as required by law. The Housing Allowance shall cease should you voluntarily terminate your employment with the Company for any reason within two (2) years of the Start Date and upon such termination you shall refund any unused portion of the then current monthly allowance amount.

7. Stock Options. At the next regular meeting of the Board following the Start Date, it is anticipated that you will be awarded a grant of options to purchase 80,000 shares of the common stock of the Company at a purchase price equal to the fair market value of the Company’s common stock, as determined by the Board, subject to the terms of the Company’s standard form of incentive stock option agreement, as modified as described herein. You will receive such stock options only if you execute and deliver all stock option agreements, signature pages and other documents that the Company requests in connection with your grant, and the foregoing grant will become effective only following such execution and delivery. The grant will be subject to vesting as follows: 20% of the shares shall vest on the first anniversary of the grant date, provided you are employed by the Company on that date, and the remainder shall vest ratably, on a monthly basis, over the following 48 months following the first anniversary of the grant date, provided that you remain in the Company’s employ at each such vesting date. Should the Board not, within six (6) months of its next regularly scheduled board meeting, award you the grant of options to purchase 80,000 shares of common stock of the Company at a purchase price equal to the fair market value of the Company’s common stock as of the grant date, then you may terminate this Agreement immediately upon written notice.

Michael Ladisch, Ph.D.

You will also be eligible to receive additional grants from time to time as the Board may award in its discretion.

8. Benefits: Vacation; Withholding. You will be entitled to participate in health insurance, pension, and other benefits provided to other executives of Mascoma of similar seniority on terms no less favorable than those available to such executives of Mascoma generally, to the extent that your work schedule permits you to satisfy the terms for participation in such benefit plans and programs. Your participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. The Company retains the right to change, add or terminate any particular benefit.

You will be entitled to earn vacation in accordance with the Company’s policies from time to time in effect, in addition to holidays observed by the Company, subject to a minimum entitlement of three weeks vacation and ten paid holidays per year. Vacation may be taken at such times and intervals as you shall determine, subject to the business needs of the Company, and otherwise shall be subject to the policies of the Company, as in effect from time to time.

You understand that the Company will deduct from any payments it otherwise is to make to you pursuant to the terms of this letter agreement or otherwise any withholding taxes and other deductions required by law.

9. Term and Termination. Your employment under this letter agreement shall continue for at least two (2) years from the Start Date, unless terminated earlier pursuant to this Section 9. Any employment after such two (2) year period shall be on an at-will basis, unless otherwise agreed in writing between you and the Company.

(a) The Company may terminate your employment for “Cause” immediately upon written notice to you setting forth in reasonable detail the nature of the Cause. The following, as determined by the non-employee members of the Board in its reasonable judgment, shall constitute Cause for termination: (i) fraud or embezzlement with respect to the Company or any subsidiary or affiliate in any way; (ii) other actions taken by you which are purposely detrimental to the Company or any subsidiary or affiliate in any way; (iii) your gross negligence or willful misconduct with respect to the Company or any subsidiary or affiliate; (iv) commission by you of a crime (other than routine traffic violations); (v) your material breach of any of the material terms of this letter agreement or of any other agreement to which you and the Company are both parties; or (vi) any failure by you to perform your duties for the Company in a reasonably satisfactory manner (other than as a result of your incapacity) which is not cured within 10 days of notice as to a specific instance of such failure from the Company.

(b) The Company may terminate your employment at any time other than for Cause upon two (2) weeks written notice to you. The Company may relieve you of your duties during this notice period.

(c) If you are terminated without Cause within two (2) years of the Start Date, then the Company will continue to pay you your salary as in effect on the date of your termination until the end of such two (2) year period, subject to Section 9(h) below.

Michael Ladisch, Ph.D.

(d) You agree to remain employed with the Company for at least two (2) years from the Start Date, subject to receiving the appropriate approvals and leave of absences from Purdue. If you nevertheless resign from employment or if you are terminated from employment for Cause within two (2) years of the Start Date, you will work with the Company to seek reimbursement to the Company for any portion of any previously paid funding for LORRE under a sponsored research agreement with Purdue that is attributable to periods after the termination of your employment.

(e) Except for any right you may have under applicable law to continue participation in the Company’s group health and dental plans under COBRA, or any successor law, benefits shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of your employment or the last day of the severance period, whichever occurs later.

(f) Vesting of any stock options which the Company may have granted to you shall cease immediately upon any termination of your employment with the Company for any reason.

(g) Provisions of this letter agreement shall survive any termination if so provided in this letter agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, your obligations under the Confidentiality and Developments Agreement and Noncompetition Agreement, executed simultaneously with this Agreement.

(h) The severance benefits offered under Section 9(c) are conditioned upon your execution and delivery of an effective release of all claims against the Company on the Company’s standard form in accordance with the Company’s policies as in effect at the time. In addition, such benefits will be in lieu of any entitlement you may have to notice of termination, pay in lieu of notice of termination or any other severance payment or benefit from any other Company source

10. Conditions to Employment. You agree that the following items are conditions to your employment with the Company:

(a) The Immigration Reform and Control Act of 1986 requires employers to verify the employment eligibility and identity of new employees by requiring such employees to complete an Employment Eligibility Form 1-9, which is enclosed. Please complete and return it and the appropriate required documents listed on the form. This offer of employment is contingent upon compliance with the Immigration Act of 1986.

(b) Your execution and delivery of the enclosed Confidentiality and Developments Agreement.

(c) Your execution and delivery of the enclosed Noncompetition Agreement.

Michael Ladisch, Ph.D.

By your acceptance of this offer letter, you represent, warrant and covenant that, in the course of your employment with the Company, you will not (a) breach any continuing contractual obligation that you have to any previous employer or any other party, or (b) use or disclose any trade secret or other proprietary right of any previous employer or any other party.

We look forward to your service with the Company and are pleased that you will be working with us.

Sincerely,

MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson
Bruce A. Jamerson Chief Executive Officer

Enclosures (Employment Eligibility Form I-9; Confidentiality and Developments Agreement; Noncompetition Agreement)

Michael Ladisch, Ph.D.

Agreed and Accepted:

/s/ Michael Ladisch
Michael Ladisch, P.h.D.

Date:	10-30-07

Exhibit A

Continuing Obligations (as of October 28, 2007)

(See Attached)

Purdue University Sponsored Research Activities

(P1= Principal or Lead Investigator, Col – Co-investigator)

Cellulose/Renewable Resources

1.	DOE/USDA CAP, project. Development of Leading Biomass Pretreatment Technologies for Biological Conversion of Switchgrass to Ethanol (9/28/07 to 12/31/08). Charles Wyman (UC Riverside), PI; B. Dale (MSU), Y. Y. Lee (Auburn), M. Holtzapple (Texas A&M), R. Elander (NREL), E. Laurenas (Genencor), M. Ladisch (Purdue), (Col’s). Multi-institutional project.

2.	DOE/USDA. Manipulation of Lignin Biosysnthesis to Maximize Ethanol Production from Populus Feedstock (11/1/06 to 10/31/09). Clint Chapple, PI; R. Meilan, M. Ladisch (Purdue), (Col’s).

3.	DOE Midwest Consortium. Development of Sustainable Bio-based Products and Bioenergy (10/1/04 to 3/31/08). Michael Ladisch, Randy Woodson, PI’s (Purdue); M. Cotta, B. Dien (USDA NCAUR), B. Dale (MSU), B. Shanks (Iowa State), H. Blaschek (U. Illinois), (Col’s). Multi-institutional project.

4.	Tactical Biorefinery for Forward Fuel Production (now Tactical Garbage to Energy Refinery (TGER) (10/1/05 to 10/31/08). Jerry Warner (DLSci), PI; M. Ladisch, N. Mosier, (Col’s).

5.	CPBR/Industry. Whole Plant Bioprocessing to Ethanol (5/1/06 to 4/30/08). Nate Mosier, PI (Purdue); W. Vermerris (U. Florida), M. Ladisch (Purdue), (Col’s). Includes mathematical modeling. Multi-institutional project with industry cost-share.

6.	Instrument Grant – National Science Foundation. MRI: Development of an Imaging Nonlinear Optical Ellipsometer (9/1/07 to 8/31/10). Garth Simpson, PI; M. Ladisch, N. Mosier, C. Staiger (Purdue), (Col’s).

7.	Testing Agreements. (Carry out tests and analysis using procedures specified by the sponsor). Includes compositional analysis for corn, corn fiber, corn cobs and stalks, sileage, lignocellulosic feedstocks, fermentation broths/products, enzymes, sugars (no end date). Utilizes analytical laboratory and capabilities in LORRE. Michael Ladisch, Pl.

8.	State of Indiana. Indiana at a Biocrossroads: Input/Output Model for an Agricultural Park (7/28/06 to 12/31/07). Michael Ladisch, PI (Purdue); O. Doering (Col).

9.	International Energy Agency. Bioenergy, Analysis and Identification of Gaps in Research for Production of Second Generation Liquid Transportation Fuels (4/1/06 to 3/31/08). Paul Gabrowski, PI (formerly Larry Russo) (DOE); M. Ladisch (Col).

10.

21st Century Fund (Indiana). Integrated Lignocellulosic Ethanol Scale-up Demonstration Facility (Pending). Brian Stater, PI; M. Ladisch, N. Mosier, M. Sedlak, B. Bowen, J. Warner, M. Cotta, K. Ileleji (Col’s). [Brian and I will request Indiana to keep this open in order to enable time for discussion on how this might be handled – discussion between Mike and Jim Flats, 10/28/07.]

Bioseparations

1.	Industry. Ethanol Separation (10/1/07 to 4/31/08). M. Ladisch, N. Mosier (Col’s) (Purdue).

Bio-nanotechnology (Food Safety)

1.	USDA. Engineering of Biosystems for the Detection of L. monocytogenes in Foods (3/1/00 to 2/28/08) (renewal through 2/28110, pending). Richard Linton, PI; Michael Ladisch, Rashid Bashir, Lisa Mauer, Paul Robinson, Bruce Applegate (Col’s) (Purdue).

Professional and Other Activities

National Academy of Engineering

Committee on Membership (meets first weekend of December) (2/1/05 to 1/31/09).

Panel on Alternative Liquid Transportation Fuels, National Academies Presidents Study.

TIGER, Biosecurity Committees (these will end in early 2008, I plan to resign).

Professional Societies

American Institute of Chemical Engineers (AIChE)

American Chemical Society (ACS)

Biotechnology Symposium (attend and participate in annual meetings).

Recovery of Biological Products Conference Series (a by-invitation-only, bi-annual meeting, next meeting in June, 2008). Associated with this meeting since 1982.

Other (Purdue University related)

Biovitesse. Co-founder. Commercialization of biochips and bionanotechnology for food pathogen detection.

Agrivida. On scientific advisory board (meets twice/year).

Editorial Boards of Journals: AIChE J., Biotechnol. & Bioeng. (Associate Editor), Appl. Biochem. Biotechnol., Biomass J., Biotech. Progress, Enzyme Microbial Technol., Industrial Biotechnology, J. Biological Eng., Biofuels Bioproducts Biorefining.

Short courses on Biofuels/Bioenergy Society for Biological Engineering (this is with Doug Cameron and others).

Completion of edits for textbook, Modem Biotechnology: Connecting Innovations in Microbiology and Biochemistry to Engineering Fundamentals, Nathan Mosier and Michael Ladisch. Manuscript is completed and undergoing edits. Wiley is publisher.

Exhibit A-1

Continuing Obligations (as of June 2008)

(See Attached)

Purdue University Sponsored Research Activities

(PI = Principal or Lead Investigator, Col – Co-investigator)

Cellulose/Renewable Resources

1.	DOE/USDA CAFI project. Development of Leading Biomass Pretreatment Technologies for Biological Conversion of Switchgrass to Ethanol (9/28/07 to 12/31/08). Charles Wyman (UC Riverside), PI; B. Dale (MSU), Y. Y. Lee (Auburn), M. Holtzapple (Texas A&M), R. Elander (NREL), E. Laurenas (Genencor), M. Ladisch (Purdue), (Col’s). Multi-institutional project.

2.	DOE/USDA. Manipulation of Lignin Biosysnthesis to Maximize Ethanol Production from Populus Feedstock (11/1/06 to 10/31/09). Clint Chapple, PI; R. Meilan, M. Ladisch (Purdue), (Col’s).

3.	Instrument Grant – National Science Foundation. MRI: Development of an Imaging Nonlinear Optical Ellipsometer (9/1/07 to 8/31/10). Garth Simpson, Pl; M. Ladisch, N. Mosier, C. Staiger (Purdue), (Col’s).

4.

21st Century Fund (Indiana). Integrated Lignocellulosic Ethanol Scale-up Demonstration Facility (Pending). Brian Stater, PI; M. Ladisch, N. Mosier, M. Sedlak, B. Bowen, J. Warner, M. Cotta, K. Ileleji (Col’s). Subject to discussion in November, 2007 to January 2008 – see Exhibit A – October 28, 2007

Grants and pending proposals are part of Purdue work. Jim Flatt will be alerted of any changes. Masco= sponsored research agreement, once finalized, will also be a continuing activity.

Bio-nanotechnology (Food Safety, Biochip)

1.	USDA. Engineering of Biosystems for the Detection of L. monocytogenes in Foods (3/1/00 to 2/28/08) (renewal through 2/28/10, pending). Richard Linton, PI; Michael Ladisch, Rashid Bashir, Lisa Mauer, Paul Robinson, Bruce Applegate (Col’s) (Purdue).

Professional and Other Activities

National Academy of Engineering

Committee on Membership (meets first weekend of December) (2/1/05 to 1/31/109).

Panel on Alternative Liquid Transportation Fuels, National Academies Presidents Study.

Professional Societies (participation in meetings)

American Institute of Chemical Engineers (AIChE)

American Chemical Society (ACS)

Biotechnology Symposium (attend and participate in annual meetings).

Biorecovery Board, if asked to do so.

Other (Purdue University related)

Biovitesse. Co-founder. Commercialization of biochips and bionanotechnology for food pathogen detection.

Agrivida. On scientific advisory board (meets twice/year).

Editorial Boards of Journals: AIChE J., Biotechnol. & Bioeng., Appl. Biochem. Biotechnol., Biomass J., Biotech. Progress, Enzyme Microbial Technol., Industrial Biotechnology, J. Biological Eng., Biofuels Bioproducts Biorefining.

NIH Study section – NIBIB – Instrumentation (through June, 2008).

Short courses on Biofuels/Bioenergy Society for Biological Engineering, advisory capacity only.

Exhibit 7.1(F) Purdue License Agreement

LICENSE AGREEMENT

Agreement ID: 2173

Between

PURDUE RESEARCH FOUNDATION

and

CELSYS BIOFUELS, INC.

LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT is made and entered into as of                      , 2007 (“Amended and Restated Effective Date”), by and between PURDUE RESEARCH FOUNDATION, a statutory body corporate formed and existing under the Indiana Foundation or Holding Companies Act of 1921 (hereinafter referred to as “PRF”), and CELSYS BIOFUELS, INC., an Indiana corporation (hereinafter referred to as “LICENSEE”) collectively referred to hereinafter as the “Parties.”

WITNESSETH

WHEREAS, PRF AND LICENSEE have previously entered into a license agreement on April 19, 2007 (“Effective Date”). LICENSEE and PRF agrees that the terms and conditions of this AMENDED AND RESTATED LICENSE AGREEMENT supercede and take precedence over the previous agreement executed on April 19, 2007.

WHEREAS, PRF is variously the sole or joint assignee of the right, title, and interest in the inventions described in EXHIBIT A; and

WHEREAS, PRF wishes to have the inventions further developed and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit; and

WHEREAS, LICENSEE wishes to obtain certain rights to pursue the development and commercialization of the inventions; and

WHEREAS, PRF wishes to grant LICENSEE such rights in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and the premises herein contained, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

1.1 “Affiliates” shall mean corporations, partnerships or other business entities that directly or indirectly control or are controlled by LICENSEE.

1.2 “Agreement” or “License Agreement” shall mean this Agreement, including all Exhibits attached to this Agreement.

1.3 “Annual Period” for reporting and payments due under this Agreement shall begin on October 1 and end on September 30 of each year during the Term of the Agreement.

1.4 “Field of Use” shall mean all uses of Licensed Patents

Confidential	Page 1

1.5 “Net Sales” shall mean the amount of any considerations actually received by LICENSEE, and/or Affiliates of LICENSEE (as the case maybe) for the sale and/or lease of Licensed Products less (i) trade, quantity and cash discounts actually allowed or paid; (ii) refunds, rebates, charge backs, retroactive price adjustments, and service allowances actually allowed or paid; (iii) credits or allowances given or made for rejections or returns of previous sales of the Licensed Product or for wastage replacement actually taken or allowed; (iv) taxes, duties or other governmental charges levied on the sale, transportation or delivery of the Licensed Product and paid by the selling party; and (v) charges for shipping, freight and insurance directly related to the distribution of Licensed Product (excluding amounts reimbursed by third party customers).

Licensed Products shall be considered “sold” when the consideration for provision thereof is received by LICENSEE and/or Affiliates of LICENSEE (as the case may be).

In the event a Licensed Product is sold as a Combination Product (as hereinafter defined) Net Sales of the Combination Product will be calculated using one of the following methods:

(a) By multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross invoice price, during the royalty-paying period in question, of the Licensed Product when sold separately and B is the gross invoice price of the Other Product(s) (as hereinafter defined) included in the Combination Product when sold separately; or

(b) In the event that there have been no separate sales of a Licensed Product but there have been separate sales of all of the Other Product(s) in the Combination Product, Net Sales shall be the difference between the gross invoice price, during the royalty-paying period in question, of the Combination Product and that of all of the Other Products included in the Combination Product; or

(c) In the event that not all of the Other Product(s) included in a Combination Product have had separate sales, Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/(C+D), where C is the fully burdened manufacturing cost of the Licensed Product and D is the fully burdened manufacturing cost of all of the Other Products included in the Combination Product, such cost being calculated in accordance with U.S. generally accepted accounting principles.

1.6 “Indemnitees” shall mean PRF, PRF’s officers, directors and employees, Purdue University, Purdue University officers, researchers and employees, and their heirs, executors, administrators, and legal representatives.

1.7 “Inventor(s) shall mean those inventors listed in EXHIBIT A.

1.8 “Combination Product(s)” shall mean a product which as sold comprises multiple components, at least one of which is a Licensed Product and another of which is an Other Product.

1.9 “Other Product(s)” shall mean a product which is not a Licensed Product.

1.10 “Licensed Patent(s)” shall mean the invention disclosures, U.S. patent application(s),

Confidential	Page 2

and patent(s) listed in EXHIBIT A hereof (of which certain invention disclosures and applications are jointly owned by PRF and Aventine Renewable Energy Inc, (“Aventine”), PRF and Celsys Biofuels, Inc., and PRF and Defense Life Sciences, LLC, as further detailed in EXHIBIT A), and any patent(s) issuing from the foregoing disclosures and application(s); any continuation, divisional or continuation-in-part applications resulting from such filings, all equivalent foreign patent applications which claim priority under such application(s) as selected by LICENSEE; any patent(s) issuing from the foregoing application(s); any patent application(s) subsequently filed by PRF which are based upon the Licensed Technology where the research was performed by one or more of the Inventors and any patent(s) issuing therefrom, and all extensions, re-examinations or reissues of any such patent(s).

1.11 “Licensed Products” shall mean products or services, the development, manufacture, use or sale of which are covered by a valid claim of the Licensed Patents, or that would otherwise constitute an infringement of the Licensed Patents.

1.12 “Licensed Technology” shall mean all technical information, including any related software, that is described in the invention disclosures, patent applications and patent(s) listed in EXHIBIT A. For software code, this term does not refer to any copyright belonging to anyone other than Purdue University or PRF. Any third party components incorporated into the final version of any software may be subject to additional restrictions or may require separate licensing or permission to use.

1.13 “Licensed Territory” means worldwide.

1.14 “Payment Due Date” means the dates on which royalties and payments shall be due and payable, within thirty (30) days of the end of each Reporting Period, on April 30, July 30, October 30, and January 30.

1.15 “Reporting Period” means quarterly periods ending on March 31, June 30, September 30, and December 31 of each Annual Period during the term of this Agreement.

1.16 “Sublicense” shall mean a sublicensing agreement or arrangement between LICENSEE and a third party by which the third-party is licensing Licensed Patent(s) primarily for development of Licensed Products subject to payment of royalties and other fees to LICENSEE. The holder of a Sublicense is a “Sublicensee.”

ARTICLE 2. GRANT OF LICENSE

2.1 License. Subject to compliance with this Agreement, and subject to the reservation of rights stated below, PRF grants, and LICENSEE accepts,

—a license to PRF’s interest in the Licensed Patents, to develop, make, have made, use, sell and import Licensed Products on a royalty-bearing basis in the Field of Use in the Licensed Territory and for issuance of corresponding Sublicenses directly between LICENSEE and third parties on terms and conditions consistent with this Agreement; said

Confidential	Page 3

license is exclusive, subject only to the extent of PRF’s rights in the Licensed Patents, and to Aventine’s disputed claim to PRF’s U.S. Patent 5,846,787 listed in Exhibit A hereto.

—a non-exclusive license to the Licensed Technology to develop, make, have made, use, sell and import Licensed Products on a royalty-free basis in the Field of Use in the Licensed Territory and for issuance of corresponding Sublicenses directly between LICENSEE and third parties on terms and conditions consistent with this Agreement.

2.2 No Implied License. The license and right granted in this Agreement shall not be construed to confer any rights upon LICENSEE by implication, estoppel, or otherwise.

2.3 Retained Licenses. PRF retains on behalf of itself, Purdue University, and any research collaborators, a royalty-free right and license under the Licensed Patent(s) for research and educational purposes only.

2.4 Government Rights. The Licensed Patent(s), or portions thereof may have been developed with financial or other assistance through grants or contracts funded by the United States government. LICENSEE acknowledges that in accordance with Public Law 96-517 and other statutes, regulations, and Executive Orders as now exist or may be amended or enacted, the United States government may have certain rights in the Licensed Patent(s). LICENSEE shall take all action necessary to enable PRF to satisfy its obligations under any federal law relating to the Licensed Patent(s) and inventions, including any right of the United States government to a noncommercial use license.

2.5 Sublicenses. Licensee shall have the right to grant sublicenses to its partners, joint ventures to which it or its Affiliate is a party, and independent third parties, provided such sublicense is not inconsistent with this Agreement and provided that LICENSEE shall remain responsible for payment of all fees and royalties due under this Agreement, whether or not such payments are made to LICENSEE by its sublicensee. LICENSEE shall notify PRF of the execution of any sublicense granted within thirty days of the execution of such license.

ARTICLE 3. DILIGENCE AND COMMERCIALIZATION

3.1 Diligence and Commercialization. LICENSEE shall use reasonable efforts throughout the term of this Agreement to comply with LICENSEE’s Development Plan, as attached in EXHIBIT B, and to bring Licensed Products to market through a diligent program for exploitation of the right and license granted in this Agreement to LICENSEE and to create, supply, and service in the Licensed Territory as extensive a market as possible. LICENSEE may amend or modify LICENSEE’s Development Plan, based on changes in business or market circumstances, by giving written notice to PRF. Upon receipt of such notice by PRF, the amended or modified LICENSEE’s Development Plan shall become a part of EXHIBIT B and replace the then-current Plan in EXHIBIT B. In no instance shall LICENSEE’s reasonable efforts be less than efforts customary in LICENSEE’s industry.

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3.2 Lack of Diligence. If PRF concludes that LICENSEE is not in compliance with this Article 3, then any time after one year from the Effective Date, PRF shall have the right to terminate LICENSEE’s rights under this License Agreement, to all or some of the Fields of Use, as provided under Article 12. Prior to exercising said right, PRF shall give notice to LICENSEE stating the basis for its conclusion and, upon the request of PRF, LICENSEE shall show cause why the license granted hereunder should not be terminated. Failure of LICENSEE to cure within 30 days from the date of PRF’s notice shall automatically (not subject to any requirement for further cause, legal process, or other action of PRF) cause this License Agreement to be deemed to be conclusively terminated on the 30th day following said declaration unless timely enjoined by a court of competent jurisdiction.

3.3 Financial Capability. At all times during the term of this license, LICENSEE shall maintain the financial capability to comply with this Article 3. Upon inquiry from PRF regarding said capability, LICENSEE shall provide any requested assurances and disclosures and shall permit PRF to inspect LICENSEE’s financial records.

3.4 Safe Harbor. Notwithstanding the provisions of section 3.1, 3.2, and 3.3 set forth above, all LICENSEE diligence obligation under this agreement shall be satisfied if LICENSEE has designed and fitted a cellulosic ethanol production pilot or demonstration facility with at least a portion of the technology described and claimed in the Licensed Patents, and has tested such technology in this facility during the three years following the date of this Amended Agreement.

ARTICLE 4. CONSIDERATION FOR LICENSE

4.1 Royalties. As further consideration for the grant of rights hereunder, beginning in the Annual Period during which LICENSEE’s Net Sales first exceed one million dollars ($1,000,000), LICENSEE shall pay PRF an annual royalty of 0.5% of Net Sales of Licensed Products. LICENSEE shall be entitled to reduce royalty payments to PRF by up to 50% to offset any royalties paid to third parties for additional licenses used to commercialize Licensed Products.

LICENSEE shall provide PRF with an accounting of Net Sales upon PRF’s request. Royalties shall be due and payable on or before the Payment Due Date for each preceding Reporting Period.

4.2 Sublicensing Income. LICENSEE shall pay PRF ten percent (10%) of any value received in consideration for the grant of a sublicense (excluding royalties payable to LICENSEE or through LICENSEE to PRF on a Sublicensee’s Net Sales) in connection with Licensed Patents and Licensed Technology if sublicensed for use in a cellulose ethanol plant; twenty five per cent (25%) of any value received in consideration for the grant of a sublicense (excluding royalties payable to LICENSEE or through LICENSEE to PRF on a Sublicensee’s Net Sales) in connection with Licensed Patents and Licensed Technology if sublicensed for use in a corn ethanol plant or any other use in conjunction with corn; twenty-five percent (25%) of any value received in consideration for the grant of a sublicense (excluding royalties payable to LICENSEE or through LICENSEE to PRF on a Sublicensee’s Net Sales) in connection with Licensed Patents and Licensed Technology if sublicensed for any other use and LICENSEE has made an improvement or contribution to the Licensed Technology for such other use; and forty per cent (40%) of any value received in

Confidential	Page 5

consideration for the grant of a sublicense (excluding royalties payable to LICENSEE or through LICENSEE to PRF on a Sublicensee’s Net Sales) in connection with Licensed Patents and Licensed Technology if sublicensed for any other use and LICENSEE has not made any improvement or contribution to the Licensed Technology for such other use (excluding royalties payable to PRF on a Sublicensee’s Net Sales) received by LICENSEE from a Sublicensee.

ARTICLE 5. PAYMENTS AND REPORTS

5.1 Payments. All payments required to be paid to PRF under this Agreement shall be payable on or before the Payment Due Date at the address set forth below in Article 5.6. If originating outside of the United States, payments shall be made by wire transfer to an account identified by PRF.

5.2 Currency Conversion. All royalties to be paid by LICENSEE hereunder shall be paid in U.S. Dollars. To the extent that Net Sales received by LICENSEE and Affiliates in any calendar quarter are received in currencies other than U.S. Dollars, for purposes of calculating the royalties due hereunder, such Net Sales shall be converted to U.S. Dollars at the exchange rate existing between the U.S. Dollar and the relevant currency on the last day of such calendar quarter, as such rate is reported by the Wall Street Journal.

5.3 Interest. Payments required under this Agreement shall, if overdue, bear interest until payment at a per annum rate one and a half percent (1.5%) per month following a thirty day past due date. The payment of such interest shall not foreclose PRF from exercising any other rights it may have because any payment is late.

5.4 Progress Reports. LICENSEE will provide PRF with annual progress reports detailing the activities of LICENSEE relevant to the LICENSEE’s Development Plan. Such progress reports shall be delivered within thirty (30) days of the end of each Annual Period.

5.5 Royalty Reports. LICENSEE agrees to make written reports and payments of earned royalties to PRF on or before the Payment Due Date for Net Sales accrued in each preceding Reporting Period during the Term of this Agreement. For each Reporting Period, LICENSEE will provide information consistent with EXHIBIT C, Royalty Reports Requirements. Concurrent with the issuance of each report, LICENSEE shall pay PRF the amounts due for the Reporting Period. Reports are required even if no earned royalties are due.

5.6 Delivery of Payments and Reports. All payments and reports due under this Agreement shall be delivered in person or via the United States mail or private carrier to the following address:

Purdue Research Foundation

Office of Technology Commercialization

3000 Kent Avenue

West Lafayette, IN 47906

Attention: Director

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ARTICLE 6. RECORDS

6.1 Records of Sales. During the term of this Agreement and for a period of three (3) years thereafter, LICENSEE shall keep at its principal place of business true and accurate records of all sales and other revenues derived from Licensed Products by LICENSEE, Sublicensees, and Affiliates in accordance with generally accepted accounting principles in the respective country where such sales occur and in such form and manner so that all royalties owed to PRF may be readily and accurately determined. LICENSEE shall furnish PRF copies of such records upon PRF’s request, which shall not be made more often than once per Annual Period.

6.2 Audit of Records. PRF shall have the right, from time to time at reasonable times during normal business hours through an independent certified public accountant, to examine the records of LICENSEE and Affiliates to include, but not be limited to, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, Sublicense and distributor agreements, accounting general ledgers, and sales tax returns, in order to verify the calculation of any royalties payable under this Agreement. Such examination and verification shall not occur more than once each calendar year. Unless otherwise agreed in writing by LICENSEE, the fees and expenses of performing such examination and verification shall be borne by PRF. If such examination reveals an underpayment by LICENSEE of more than five percent (5%) for any quarter examined, LICENSEE shall pay PRF the amount of such underpayment plus interest in accordance with Article 5 and shall reimburse PRF for all expenses of the accountant performing the examination.

ARTICLE 7. PATENT PROSECUTION

7.1 Prosecution and Maintenance of Licensed Patent(s). The prosecution. and maintenance of the Licensed Patent(s) shall be the primary responsibility of PRF. PRF shall keep LICENSEE informed as to all developments with respect to Licensed Patent(s). LICENSEE shall be afforded reasonable opportunities to advise PRF and cooperate with PRF in such prosecution and maintenance. Provided, however, that if LICENSEE should fail to timely make reimbursement for patent expenses incurred under this paragraph as required in Article 7.3 of this Agreement, PRF shall have no further obligation to prosecute or maintain the Licensed Patent(s). LICENSEE, upon ninety (90) days advance written notice to PRF, may advise PRF that it no longer wishes to pay expenses for filing, prosecuting or maintaining one or more Licensed Patent(s). PRF may, at its option, elect to pay such expenses or permit such Licensed Patent(s) to become abandoned or lapsed. If PRF elects to pay such expenses, such Patent(s) shall not be subject to any license granted to LICENSEE hereunder.

7.2 Extension of Licensed Patent(s). LICENSEE may request that PRF have the normal term of any Licensed Patent extended or restored under a country’s procedure of extending life for time lost in government regulatory approval processes, and the expense of same shall be borne by LICENSEE. LICENSEE shall assist PRF to take whatever action is necessary to obtain such extension. In the case of such extension, royalties pursuant to Article 4 hereof shall be payable until

Confidential	Page 7

the end of the extended life of the patent. In the event that LICENSEE does not elect to extend Licensed Patent(s), PRF may, at its own expense, effect the extension of such Licensed Patent(s). If PRF elects to pay such expenses, such extended Licensed Patent(s) shall not be subject to any license granted to LICENSEE

7.3 Reimbursement for Patent Expenses. LICENSEE shall reimburse PRF for all out-of-pocket fees, costs, and expenses heretofore and hereafter during the term of this Agreement paid or incurred by PRF in filing, prosecuting, and maintaining the Licensed Patent(s) in the Licensed Territory.

(a) Expenses for ongoing or future patent prosecution, incurred after the Effective Date shall be invoiced immediately upon PRF’s receipt of invoice from patent counsel. LICENSEE shall deliver such reimbursement to PRF within thirty (30) days after PRF notifies LICENSEE from time to time of the amount of such fees, costs, and expenses that have been paid or incurred by PRF.

(b) For reimbursement of patent filing expenses incurred prior to Effective Date, LICENSEE shall be invoiced immediately following execution of this Agreement for the amount of twenty one thousand two hundred seven and 52/100 dollars ($21,207.52), but LICENSEE shall not be obligated to pay such amount until thirty (30) days after LICENSEE receives two hundred fifty thousand and 00/100 dollars ($250,000) of initial financing (“Minimum Financing”).

ARTICLE 8. ABATEMENT OF INFRINGEMENT

8.1 Notice of Infringement. LICENSEE acknowledges that the Licensed Patents are of great value to PRF, and therefore, LICENSEE promises to take all appropriate measures to protect PRF’s interests therein. LICENSEE shall not permit any entity, individual or firm to have any rights in the Licensed Patents, except as authorized in this Agreement. LICENSEE shall promptly inform PRF of any suspected infringement of any Licensed Patents.

8.2 Right to Institute Action. LICENSEE shall have the first right (but not the obligation) to notify the infringer and/or initiate legal proceedings to abate the infringement. Upon failure by LICENSEE to begin or continue to do so timely, PRF shall have the right (but not the obligation) to take those steps on behalf of itself and LICENSEE. PRF deems and acknowledges LICENSEE to be a real party in interest with respect to any dispute with Aventine under this license.

8.3 Monetary Recovery. If LICENSEE leads proceedings to abate and remedy infringement, LICENSEE shall pay PRF twenty five percent (25%) of any monetary recovery from the infringement of Licensed Patents, less the documented amount of any attorneys fees and costs reasonably incurred by LICENSEE in the direct prosecution of said infringement claim. If PRF leads proceedings to abate and remedy infringement, any monetary recovery from the infringement of Licensed Patents shall belong exclusively to PRF. If LICENSEE and PRF jointly lead proceedings to abate and remedy infringement, any monetary recovery (net of the Parties’ respective litigation

Confidential	Page 8

costs) from the infringement of Licensed Patents shall be divided equally between LICENSEE and PRF.

8.4 Attorney Fees and Costs. LICENSEE and PRF shall each bear their own attorney fees and costs incurred in the prosecution of any infringement proceedings initiated under this Article.

ARTICLE 9. CONFIDENTIALITY

9.1 Agreement Terms. LICENSEE shall not, without the express written consent of PRF, for any reason or at any time either during or subsequent to the term of this Agreement disclose to third parties the financial terms set forth in this Agreement, except upon a subpoena or other court order made with appropriate provision for protection of confidential information.

9.2 Technical and Patent Information. LICENSEE shall not, without the express written consent of PRF, for any reason or at any time either during or subsequent to the term of this Agreement disclose to third parties any information disclosed in any pending unpublished patent applications or any other information pertaining to the Licensed Patent(s) disclosed to LICENSEE by PRF or Purdue University and designated as confidential (such information shall be collectively referred to as “Information”). This obligation of nondisclosure shall not extend to information:

(a) which LICENSEE can demonstrate through documentation to have been within LICENSEE’s legitimate possession prior to the time of disclosure of such Information to LICENSEE by PRF or Purdue University;

(b) which is in the public domain as of the date hereof or comes into the public domain hereafter through no fault of LICENSEE;

(c) which is disclosed to LICENSEE by a third party having legitimate possession of the information and the unrestricted right to make such disclosure.

(d) which has been disclosed to a third party by Purdue, PRF or an employee thereof outside of a Confidentiality Disclosure Agreement.

9.3 Prior Agreements. The provisions of this Agreement supersede and shall be substituted for any terms of any prior confidentiality agreement between LICENSEE and PRF which are not consistent with this Agreement.

ARTICLE 10. LIMITED WARRANTY, MERCHANTABILITY AND

EXCLUSION OF WARRANTIES

10.1 Limited Warranty. Each Party warrants to the other that it is fully empowered to enter into this Agreement. Except for Aventine referred to in Section 1.8,.PRF represents and warrants that no other party has any claim of inventorship or ownership in the Licensed Patents. PRF represents, in good faith and to the best of its knowledge, that there are not, as of the Effective Date of this Agreement, any claims, demands, suits, or judgments against it that in any manner would or

Confidential	Page 9

might impair or interfere with PRF’s performance of the license granted by PRF to LICENSEE under this Agreement. PRF further warrants that it is authorized to enter into this Agreement with respect to those Licensed Patents that are jointly owned by PRF and Aventine, as further specified in EXHIBIT A hereto. LICENSEE warrants that it possesses the necessary expertise and skill to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the Licensed Patent(s) and Licensed Technology.

10.2 Merchantability and Exclusion of Warranties. Notwithstanding the foregoing, PRF does not warrant the validity of any Licensed Patent(s) or inventions. PRF does not warrant the content contained in the Licensed Patent(s) or inventions or that they will be error free or that any defects will be corrected. PRF makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Licensed Patent(s) or inventions or that such Licensed Patent(s) or inventions may be exploited by LICENSEE without infringing any rights of any other party. PRF makes no covenant either to defend any infringement charge by a third party or to institute action against infringers of Licensed Patent(s) or inventions. PRF does not warrant that the Licensed Patent(s) or inventions will meet LICENSEE’S or any of LICENSEE’S customer’s specific requirements. EXCEPT AS SET FORTH IN SECTION 10.1, THE LICENSED PATENT(S) AND INVENTIONS ARE PROVIDED “AS IS.” EXCEPT AS SET FORTH IN SECTION 10.1, PRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED PATENT(S) AND INVENTIONS AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF LICENSED PATENT(S) AND INVENTIONS.

ARTICLE 11. DAMAGES. INDEMNIFICATION, AND INSURANCE

11.1 No Liability. Solely in the event of a lawsuit commenced by PRF against LICENSEE resulting from this Agreement, LICENSEE shall not be liable to PRF. for special incidental, indirect or consequential damages; the foregoing limitation shall have no application to 1.) any claim by PRF against LICENSEE for direct damages or 2.) any counterclaim or cross-claim filed by PRF against LICENSEE.

11.2 Indemnification. Except for injuries, losses, damages or liability caused solely by a breach by PRF of any of the warranties set forth in Section 10.1, LICENSEE shall defend, indemnify and hold Indemnitees harmless from any and all claims, demands, actions and causes of action against PRF, whether groundless or not, in connection with any and all injuries, losses, damages or liability of any kind whatsoever arising, directly or indirectly, out of use, exploitation, distribution, or sale of Licensed Patents or Licensed Product(s) by or through the LICENSEE, Affiliates, or Sublicensees, whether or not the claims, demands, actions or causes of action are alleged to have resulted in whole or in part from the negligent acts or omissions of PRF and/or Purdue University, their agents, employees or assigns, or from acts or omissions of such persons for which PRF would otherwise be strictly liable. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred in connection with the defense of any and all such claims, demands, actions, or causes of action.

Confidential	Page 10

11.3 Insurance. Without limiting LICENSEE’s indemnity obligations, within ninety (90) days of the first commercial distribution of any Licensed Product or on the date of initiation of any human trials whichever occurs sooner, LICENSEE shall acquire a liability insurance policy and shall further maintain said policy throughout the term of this Agreement and for five (5) years thereafter, said policy to cover PRF and Purdue University as named insureds (with right to prior notice of cancellation) for all liabilities, claims, damages, and actions arising from or relating to LICENSEE’s, Sublicensee’s, and Affiliates exercise of a license under this Agreement, including but not limited to product liability and other matters within the scope of LICENSEE’s indemnity obligations under this Agreement, said coverage to be in an amount no less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and Five Million Dollars ($5,000,000) per occurrence for property damage, subject to a reasonable aggregate amount.

11.4 Notice of Claims. LICENSEE shall promptly notify PRF of all claims involving the Indemnitees and will provide PRF information requested by PRF for evaluation of each such claim.

ARTICLE 12. TERM AND TERMINATION

12.1 Term. Unless otherwise extended in writing by mutual agreement of the Parties or terminated by PRF or LICENSEE, this Agreement will remain valid and in force for ten (10) years from the date of the first sale of a Licensed Product in any country, or until the expiration date of the last of the valid claims of the last to expire of the Licensed Patents, whichever is greater. Any extension may include additional provisions or modifications to terms herein as applicable, and such changes shall be negotiated between the Parties and a written amendment to this Agreement will be made as appropriate.

12.2 Termination by PRF. If LICENSEE should at any time default or commit any breach of any covenant or any obligation of the license, and should fail to remedy any default or breach within thirty (30) days of LICENSEE’s receipt of written, PRF may, at its sole option, terminate this license by notice in writing to the LICENSEE. Upon termination, LICENSEE shall remain responsible for all obligations contained in this Agreement including without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred by PRF as a result of LICENSEE’s breach and/or default.

12.3 Notice of Bankruptcy. If LICENSEE: (a) liquidates and ceases to carry on its business, (b) becomes “insolvent” (as such term is defined in the United States Bankruptcy Code, as amended from time to time), or (c) voluntarily seeks, consents to or acquiesces in the benefits of any bankruptcy or similar debtor-relief laws, then PRF may summarily terminate this Agreement without prior notice and without prejudice to any other remedy to which PRF may be entitled at law or in equity or elsewhere under this Agreement, by giving written notice of termination to LICENSEE.

12.4 Failure to Enforce. The failure of either party at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or as a waiver of the right of a party thereafter to enforce each and every such provision.

12.5 Termination by LICENSEE. LICENSEE may terminate this Agreement at its sole

Confidential	Page 11

discretion upon thirty (30) days written notice to PRF. In the event of such termination, LICENSEE agrees, upon the request of PRF, to provide PRF with all existing data in support of registration of Licensed Products for the Field of Use with the relevant federal agencies. PRF shall have the unrestricted right to provide such data to third parties.

12.6 Effect. Upon termination of this Agreement, LICENSEE and Affiliates shall cease all uses of the Licensed Patents. Upon termination of this Agreement by PRF under Section 12.2, LICENSEE shall return, or at PRF’s direction destroy, all plans, drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models pertaining to the Licensed Patent(s), retaining no copies. Upon termination of this Agreement by PRF under Section 12.2, LICENSEE and Affiliates shall cease manufacturing, processing, producing, using, or selling Licensed Products; provided, however, that LICENSEE and Affiliates may continue to sell in the ordinary course of business for a period of three (3) months reasonable quantities of Licensed Products which are fully manufactured and in LICENSEE’s normal inventory at the date of termination if (a) all monetary obligations of LICENSEE to PRF have been satisfied and (b) royalties on such sales are paid to PRF in the amounts and in the manner provided in this Agreement. However, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.

12.7 Survival. The provisions of Articles 9, 10, and 11 of this Agreement shall remain in full force and effect notwithstanding the termination of this Agreement.

12.8 Assignment of Sublicenses. If LICENSEE has granted any Sublicenses pursuant to Section 2.5 prior to the termination of this Agreement, then LICENSEE shall be deemed to have assigned such Sublicense agreements to PRF, including the right to receive revenues due and payable under any Sublicense.

ARTICLE 13. NOTICES

Except as otherwise provided herein, all notices and other communications shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or othercommunication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to PRF:	Purdue Research Foundation
Office of Technology Commercialization
3000 Kent Ave.
West Lafayette, IN 47906
Facsimile: (765) 496-1277
ATTN: Director

If to LICENSEE:	Celsys Biofuels, Inc.
10315 Allisonville Road

Confidential	Page 12

Fishers, IN 46038
ATTN: Brian Stater, President

Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above.

ARTICLE 14. MISCELLANEOUS

14.1 Export Controls. LICENSEE acknowledges that PRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and that PRF's obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. PRF neither represents that an export license shall not be required nor that, if required, such export license shall issue.

14.2 Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between LICENSEE and PRF shall be determined solely and exclusively under Indiana law by a court of competent jurisdiction in Tippecanoe County in Indiana. The prevailing party in any litigated dispute shall be entitled to reimbursement of its attorney’s fees and costs.

14.3 Legal Compliance. LICENSEE shall comply with all laws and regulations relating to its manufacture, processing, producing, use, selling, or distributing of Licensed Products. LICENSEE shall not take any action which would cause PRF or Purdue University to violate any laws and regulations.

14.4 Independent Contractor. LICENSEE’s relationship to PRF shall be that of a licensee only. LICENSEE shall not be the agent of PRF and shall have no authority to act for or on behalf of PRF in any matter. Persons retained by LICENSEE as employees or agents shall not by reason thereof be deemed to be employees or agents of PRF.

14.5 Patent Marking. LICENSEE shall mark Licensed Products sold in the United States with United States patent numbers. Licensed Products manufactured or sold in other countries shall be marked in compliance with the intellectual property laws in force in such foreign countries.

14.6 Use of Names. Each party shall obtain the written approval of the other party prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, both LICENSEE and PRF shall have the right to publicize the existence of this Agreement; however, neither LICENSEE nor PRF shall disclose the terms and conditions of this Agreement without the other party’s consent, except as required by law.

14.7 Place of Execution. This Agreement and any subsequent modifications or

Confidential	Page 13

amendments hereto shall be deemed to have been executed in the State of Indiana; U.S.A.

14.8 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana and the United States of America.

14.9 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

14.10 Force Majeure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other work stoppages; civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.

14.11 Assignment. This Agreement may not be assigned by LICENSEE except upon the prior written consent of PRF, which consent may be withheld or conditioned by PRF as necessary to prevent prejudice to its interests and entitlements hereunder, provided however that LICENSEE may convey, assign or transfer this Agreement and all of its rights hereunder to an Affiliate or any other entity in connection with the merger, sale or other disposition of all or substantially all of LICENSEE’s assets or business related to the Licensed Patents.

14.12 Entire Agreement. This Agreement constitutes the entire agreement between PRF and LICENSEE with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.

IN WITNESS WHEREOF, PRY and LICENSEE have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated above.

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PRF:
PURDUE RESEARCH FOUNDATION	Date:

/s/ Joseph B. Hornett
Joseph B. Hornett
Senior VP and Treasurer

Date:	10/26/2007

LICENSEE: CELSYS BIOFUELS, INC.

Name:
Title:

Confidential	Page 1

PRF:
PURDUE RESEARCH FOUNDATION	Date:

/s/ Joseph B. Hornett
Joseph B. Hornett
Senior VP and Treasurer

Date:	10/26/2007

LICENSEE: CELSYS BIOFUELS, INC.

/s/ Brian Stater
Name:	Brian Stater
Title:	President

Confidential	Page 1

EXHIBIT A: Licensed Patent(s)

Title: Process for Treating Cellulosic Matter, PRF Reference No. 93040

Inventors: Dr. Michael R Ladisch, Dr. Karen L Kohlmann, Dr. Paul J Westgate, Mr. Mark A Brewer, Mr. Joseph R Weil, Mr. Yiqi Yang

Ownership: Purdue Research Foundation

Purdue Ref. No.	Serial/Patent No.	Country	File/Issue Date	Comments
93040.00.US	5,846,787	United States	12/8/1998	Issued

Title: BioMass Pretreatment Heat Recovery System, PRF Reference No. 64131

Inventors: Dr. Michael R Ladisch, Mr. Nathan S Mosier, Mr. Jerry L. Weiland, Mr. Rollo J. Everett, Mr. Gary Welch

Ownership: Purdue Research Foundation and Aventine

Purdue Ref. No.	Serial/Patent No.	Country	File/Issue Date	Comments
64131.00.US	11/156,242	United States	6/17/2005	Published.
64131.00.WO	PCT/US06/023265	World	6/15/2006	Nationalized PCT

Title: Self-contained Regenerative Pretreatment Vessel (Disclosure), PRF Reference No. 64620

Inventors: Dr. Michael R Ladisch , Mr. Rollo J. Everett, Mr. Richard L. Hendrickson, Mr. Nathan S Mosier, Mr. Gary Welch Ownership: Purdue Research Foundation and Aventine

Title: Process Layout for Continuous Pretreatment of Fiber at High Solids Loading (Disclosure), PRF Reference No. 64621 Inventors: Dr. Michael R Ladisch , Mr. Nathan S Mosier, Mr. Gary Welch, Mr. Richard L. Hendrickson, Mr. Rollo J. Everett, Mr. Rich Dreschel, Mr. Alex Toro

Ownership: Purdue Research Foundation and Aventine

Title: Integrated Process for Direct Contact Heat Transfer in Cellulose Pretreatment (Disclosure), PRF Reference No. 64674 Inventors: Dr. Michael R Ladisch , Mr. Nathan S Mosier, Mr. Gary Welch, Mr. Richard L. Hendrickson, Mr. Rollo J. Everett, Mr. Rich Dreschel, Mr. Jerry L. Weiland

Ownership: Purdue Research Foundation and Aventine

Confidential	Exhibit A

EXHIBIT A: Licensed Patent(s)

Title: Integrated Process for Extracting High Concentration Hydrolysis Feedstocks and Sugars (Disclosure attached), PRF Reference No. 64986

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Carbohydrate Enriched Forage (Disclosure attached), PRF Reference No. 64987

Inventors: Dr. Michale R. Ladisch

Ownership: Purdue Research Foundation

Title: Heat Exchanger for Heat Recovery from High Solids Pretreated Slurries (Disclosure attached), PRF Reference No. 64988

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Localized Boiler Fuel from Lignin Residues (Disclosure attached), PRF Reference No. 64989

Inventors: Dr. Michael R. Ladisch, Dr. Nathan S. Mosier, Mr. Jerry Warner

Ownership: Purdue Research Foundation and Defense Life Sciences, LLC

Title: Process for Preparing Enriched Glucan Biomass Materials (Disclosure attached), PRF Reference No. 64990

Inventors: Dr. Michael R. Ladisch, Dr. Nathan S. Mosier, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundtion and Celsys Biofuels, Inc.

Title: Water Assisted Pressure Control for Liquid Hot Water Pretreatment System (Disclosure attached), PRF Reference No. 64991

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Pre-distillation Liquid/Solid Separation and Ethanol Recovery (Disclosure attached), PRF Reference No. 64992

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr, Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Sequential (Liquid Hot Water) Pretreatment and Acid Hydrolysis of Lignocellulosic Feedstocks (Disclosure attached), PRF Reference No. 64993

Inventors: Dr. Michael R. Ladisch

Ownership: Purdue Research Foundation

Confidential	Exhibit A

EXHIBIT B: LICENSEE’S Development Plan

Nov 2007 to March 2008 – Incorporate ability to perform biomass pretreatment, at the operating conditions specified in the licensed technology, in the pretreatment and related equipment that will be sourced for the demonstration and/or pilot plant.

Oct 2008 to Dec 2008 – At completion of startup and commissioning of demo plant (and pilot facilities), planning / scheduling for runs to test various feedstocks at pretreatment conditions to be developed. This planning will depend on final equipment configuration, and scheduling will depend on process development and business development needs.

Q l 2009 – Design and procure ancillary equipment required for testing and confirmation of pretreatment technology.

Q2 2009 – Install / commission equipment, fitting licensed technology into demonstration (and/or pilot) facility.

August 2009 – August 2010 - Test licensed technology at various conditions and with various feedstocks at demonstration and/or pilot facilities.

Confidential	Exhibit B

EXHIBIT C: Royalty Reports Requirements

(1)	Product or Service Name/Identification

(2)	Product Number

(3)	Units sold

(4)	Net Selling Price

(5)	Extended Sales Dollars or Foreign Currency

(6)	Lease or Rental Revenue (if applicable)

(7)	Total Revenue Subject to Royalty

(8)	Wall Street Journal Conversion Rate (if applicable)

(9)	Converted U.S. Dollars (if applicable)

(10)	Minimum Royalty Due (if applicable)

(11)	Sublicense Income (all sources)

(12)	Sublicense Royalty Rate (if applicable)

(13)	Sublicense Royalty Due (if applicable)

(14)	Total Royalty Due

(15)	Names and Addresses of all Sublicensees and Distributors (if applicable)

Confidential	Exhibit C

CELSYS DISCLOSURE SCHEDULE

Section 3.1(a) Subsidiaries ; Officers and Directors

Subsidiaries

None

Officers

CEO – Robert L. Bowen

President – Brian Stater

Secretary – Brian Stater

Treasurer – Brian Stater

Board of Directors

Robert L. Bowen

Brian Stater

Dr. Michael R. Ladisch

Section 3.2(a) List of Shareholders and Option Holders

Shareholders

Shareholder Name	Type of Stock	No. of Shares
Bowen Bio-Energy, LLC	Common	1,600,000
CRM Holdings, LLC	Common	1,080,000
Purdue Research Foundation	Common	364,444
David Mann	Common	5,000
Larry Hannah	Common	2,000
Bowen Engineering Corporation	Common	230,247
Terry L. Bowen	Common	105,481
Lowe's Ltd., L.P.	Common	105,432
Robert L. Bowen	Common	105,283
Roch Enterprises, L.P.	Common	88,889
Brian J. Stater	Common	200,000
Bradley D. Spindler	Common	25,000

Total Issued and Outstanding		3,911,776

Holders of Options

None. All options will be exercised immediately prior to the closing of the Merger.

Section 3.4	Contracts Requiring Notice or Consent

None

Section 3.5	Intellectual Property

Celsys has licensed the rights to the following Celsys Intellectual Property from Purdue Research Foundation, pursuant to that certain License Agreement, dated April 19, 2007:

Title: Process for Treating Cellulosic Matter, PRF Reference No. 93040

Inventors: Dr. Michael R Ladisch, Dr. Karen L Kohlmann, Dr. Paul J Westgate, Mr. Mark A Brewer, Mr. Joseph R Weil, Mr. Yiqi Yang

Ownership: Purdue Research Foundation

Purdue Ref. No.	Serial/Patent No.	Country	File/Issue Date	Comments
93040.00.US	5,846,787	United States	12/8/1998	Issued

Title: BioMass Pretreatment Heat Recovery System, PRF Reference No. 64131

Inventors: Dr. Michael R Ladisch, Mr. Nathan S Mosier, Mr. Jerry L. Weiland, Mr. Rollo J. Everett, Mr. Gary Welch

Ownership: Purdue Research Foundation and Aventine

Purdue Ref. No.	Serial/Patent No.	Count	File/Issue Date	Comments
64131.00.US	11/156,242	United States	6/17/2005	Published
64131.00 WO	PCT/US06/023265	World	6/15/2006	Due to be nationalized on or before 12/15/2007

Title: Self-contained Regenerative Pretreatment Vessel (Disclosure), PRF Reference No. 64620

Inventors: Dr. Michael R Ladisch, Mr. Rollo J. Everett, Mr. Richard L. Hendrickson, Mr. Nathan S Mosier, Mr. Gary Welch

Ownership: Purdue Research Foundation and Aventine

Title: Process Layout for Continuous Pretreatment of Fiber at High Solids Loading (Disclosure), PRF Reference No. 64621

Inventors: Dr. Michael R Ladisch, Mr. Nathan S Mosier, Mr. Gary Welch, Mr. Richard L. Hendrickson, Mr. Rollo J. Everett, Mr. Rich Dreschel, Mr. Alex Toro

Ownership: Purdue Reserch Foundation and Aventine

Title: Integrated Process for Direct Contact Heat Transfer in Cellulose Pretreatment (Disclosure), PRF Reference No. 64674 Inventors: Dr. Michael R Ladisch, Mr. Nathan S Mosier, Mr. Gary Welch, Mr. Richard L. Hendrickson, Mr. Rollo J. Everett, Mr. Rich Dreschel, Mr. Jerry L. Weiland

Ownership: Purdue Reserch Foundation and Aventine

Title: Integrated Process for Extracting High Concentration Hydrolysis Feedstocks and Sugars (Disclosure), PRF Reference No. 64986

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Carbohydrate Enriched Forage (Disclosure), PRF Reference No. 64987

Inventors: Michale R. Ladisch

Ownership: Purdue Research Foundation

Title: Heat Exchanger for Heat Recovery from High Solids Pretreated Slurries (Disclosure), PRF Reference No. 64988

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Localized Boiler Fuel from Lignin Residues (Disclosure), PRF Reference No. 64989

Inventors: Michael R. Ladisch, Nathan S. Mosier, Jerry Warner

Ownership: Purdue Research Foundation and Defense Life Sciences, LLC

Title: Process for Preparing Enriched Glucan Biomass Materials (Disclosure), PRY Reference No. 64990

Inventors: Michael R. Ladisch, Nathan S. Mosier, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundtion and Celsys Biofuels, Inc.

Title: Water Assisted Pressure Control for Liquid Hot Water Pretreatment System (Disclosure), PRF Reference No. 64991

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Pre-distillation Liquid/Solid Separation and Ethanol Recovery (Disclosure), PRF Reference No. 64992

Inventors: Dr. Michael R. Ladisch, Mr. Brad Spindler, Mr. Brian Stater

Ownership: Purdue Research Foundation and Celsys Biofuels, Inc.

Title: Sequential (Liquid Hot Water) Pretreatment and Acid Hydrolysis of Lignocellulosic Feedstocks (Disclosure), PRF Reference No. 64993

Inventors: Michael R. Ladisch

Ownership: Purdue Research Foundation

Section 3.8(d) Absence of Certain Events – Change in Charter Documents

Celsys filed Articles of Amendment and Restatement on October 1, 2007 with the Indiana Secretary of State, which amends the number of authorized shares of capital stock and designates the terms of the Series A-1 Convertible Preferred Stock. A copy of such Articles of Amendment and Restatement have been provided to Parent’s counsel.

Section 3.8(m)	Absence of Certain Events – Issuance of Common Stock

Celsys issued 5,000 and 2,000 shares of common stock to David Mann and Larry J. Hannah, respectively, on August 30, 2007 as consideration for services rendered by each to Celsys. The foregoing issuances of Celsys Common Stock are listed on Celsys’ stock ledger, a copy of which has been furnished to Parent’s counsel. In addition, in anticipation of this Merger, (i) certain holders of convertible debt converted the debt to Celsys Common Stock, (ii) Robert L. Bowen, Lowe’s Ltd, L.P. and Terry L. Bowen each exercised the common stock warrants attached to the convertible debt instruments, (iii) Roch Enterprises, L.P. converted its shares of Celsys preferred stock to Celsys Common Stock, and (iv) Brian J. Stater and Bradley D. Spindler, exercised their options to purchase 200,000 and 25,000 shares of Common Stock, respectively.

Section 3.8(p) Absence of Certain Events – Capital Expenditures

Celsys has purchased certain parts and equipment , including, without limitation, a pump, steam generator, gauges, pressure controls, piping and valves, for use in constructing Celsys’ demonstration-scale pretreatment unit. Such parts and equipment cost, in the aggregate, approximately $30,000.

Section 3.8(g) Absence of Certain Events – Payments to Associated Entities

Robert L. Bowen and Brian Stater are shareholders of Bowen Engineering Corporation (“BEC”). Celsys entered into a Management Agreement, dated May 1, 2007, with BEC (the “Management Agreement”), whereby BEC provides certain ongoing management and administrative services to Celsys for a monthly management fee. In addition, in accordance with the terms of the Management Agreement, BEC provides Celsys furnished office space, computer equipment, and other overhead, which Celsys pays for as part of the monthly management fee. A copy of the Management Agreement has been provided to Parent’s counsel.

Section 3.9	Real Property Leases

Celsys has not entered into any real property leases, other than indirectly through the Management Agreement.

Section 3.10	Personal Property

Celsys does not own any computer equipment or other personal property; instead, as part of the Management Agreement, Celsys pays a monthly management fee, which, in part, pays for Celsys’ use of certain of BEC’s computer equipment, personal property and office space located at BEC's corporate headquarters.

Section 3.	11 Certain Transactions

Robert L. Bowen (“RLB”), Doug Bowen (RLB’s son), Kris Bowen (RLB’s daughter) and Brian Stater (RLB’s step-son) are shareholders of BEC. In addition, Robert L. Bowen and Doug Bowen are officers and directors of BEC, Chris Bowen is an officer of BEC and Brian Stater is an employee of BEC. Pursuant to the terms of the Management Agreement, Celsys pays BEC a monthly management fee, which over the past twelve (12) months has exceeded $60,000. BEC owns the real and personal property used by Celsys in conducting Celsys’ business, which Celsys pays for pursuant to the Management Agreement.

Dr. Michael Ladisch and Brian Stater are inventors of certain inventions that are or may be used in or pertaining to Celsys’ business.

Section 3.14	Maior Contracts

Celsys is a party to the Management Agreement, which requires payments in excess of $25,000 on an annual basis, a copy of which has been provided to Parent’ s counsel.

Celsys is a party to a License Agreement by and between Celsys and Purdue Research Foundation, a copy of which has been provided to Parent's counsel.

Section 3.16	Banks and Insurance

Celsys maintains a bank account at 5th/3rd Bank. Account 47653510888. Authorized access is Robert L. Bowen, Brian J. Stater and Chad Bachmann.

Celsys has not entered into any contracts of insurance or indemnity

Section 3.17	Employees

Celsys does not have any employees; instead, in accordance with the terms of the Management Agreement, certain of BEC’s employees, specifically Brian Stater and Brad Spindler, have been provided by BEC to Celsys to serve as officers and provide certain management, consulting and administrative services to Celsys and to otherwise run Celsys’ day-to-day operations.

Section 3.18	Employee Benefit Plans

Celsys has in place a duly approved Equity Incentive Plan, which authorizes Celsys to award to its officers, directors, employees, advisors and consultants stock options, stock bonuses and restricted stock. A copy of the Equity Incentive Plan has been delivered to Parent’s counsel.